UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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THE HAIN CELESTIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hain Celestial

Inspiring Healthier Living

2025 Proxy Statement

2

September 18, 2025

Dear Fellow Stockholder,

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of The Hain Celestial Group, Inc. (the “Company” or “Hain”), which will be held virtually on Thursday, October 30, 2025, at 12:30 p.m., Eastern Time. We believe that holding a virtual meeting again this year is in the best interest of the Company and all of its stakeholders and will allow for stockholder participation using our online tools.

At our 2025 Annual Meeting, our stockholders will vote on (1) the election of the seven director nominees named in the accompanying proxy statement, (2) an advisory vote regarding the compensation of our named executive officers for the fiscal year ended June 30, 2025, as set forth in the accompanying proxy statement, (3) the ratification of the appointment of our registered independent accountants, and (4) the approval of an amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan.

In addition to these formal items of business, you will have an opportunity to ask questions of the Company’s senior management and Board of Directors to the extent relevant to the 2025 Annual Meeting. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials.

On behalf of the Company and the members of the Board of Directors, we thank you for your investment and confidence in Hain as a leading better-for-you company. We would like to thank our Hain team members for their continued dedication and commitment to Hain. We hope that you will join us on October 30th, and we look forward to the submission of your vote and your continued support throughout the year.

Sincerely,

Dawn Zier	Alison E. Lewis
Independent Chair of the Board	Interim President and Chief Executive Officer and Director

September 18, 2025

Notice of Annual Meeting of Stockholders

Date: Thursday, October 30, 2025	Time: 12:30 p.m. Eastern Time	Location: www.virtualshareholder meeting.com/HAIN2025

We are holding the 2025 Annual Meeting for the following purposes:

1.
To elect the seven director nominees specified in the accompanying proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified
2.
To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended June 30, 2025, as set forth in the accompanying proxy statement (“Say on Pay”)
3.
To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2026

4.
To approve an amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan
5.
To transact such other business as may properly come before the 2025 Annual Meeting (including any adjournments or postponements thereof)

Only stockholders of record as of the close of business on September 2, 2025 are entitled to notice of, and to vote at, the 2025 Annual Meeting, or any adjournment or postponement thereof.

By order of the Board of Directors,

Kristy M. Meringolo Chief Legal and Corporate Affairs Officer, Corporate Secretary

Your vote is important. Whether or not you expect to attend the 2025 Annual Meeting virtually, please submit your vote as soon as possible. See page 77 in the accompanying proxy statement for a description of the ways by which you may cast your vote on the matters being considered at the 2025 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 30, 2025: A complete set of proxy materials relating to our 2025 Annual Meeting is available on the internet. These materials, consisting of this notice of annual meeting of stockholders, the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, may be viewed at ir.hain.com/shareholder-information/proxy.

Table of Contents

Proxy Statement Summary	1	Background	57
Voting Matters and Vote Recommendations	1	Conclusion	57
Company Snapshot	1
Business Update	1	PROPOSAL 3
Corporate Governance	2	Ratification of Appointment of Registered
Impact Strategy	3	Independent Accountants	58
Impact Highlights	4	Ernst & Young LLP’s Fees	58
Impact Disclosure and Reporting	4
		Report of the Audit Committee	60
PROPOSAL 1
Election of Directors	5	PROPOSAL 4
General	5	Approval of an Amendment to The Hain Celestial Group,
The Director Nominees for Election at the 2025		Inc. 2022 Long Term Incentive and Stock Award Plan	61
Annual Meeting	6	General	61
		Factors Considered by the Board in Determining the Proposed
Board of Directors and Corporate Governance	13	Additional Share Pool	61
The Board of Directors	13	Summary of the 2022 Plan as Proposed to be Amended	63
Director Independence	13	Federal Income Tax Consequences	67
Board Leadership Structure	13	Plan Benefits	68
Executive Sessions	14	Recommendation of the Board	69
Director Elections	14
Director Nomination Process and Stockholder		Securities Authorized for Issuance Under Equity
Nominations	14	Compensation Plans	70
Director Skills, Experience and Qualifications	16
Committees of the Board	17	Ownership of Common Stock by Management
Board Role in Risk Oversight	19	and Certain Beneficial Owners	71
Information Security	20
Board Oversight of Impact	21	Certain Relationships and Related Party Transactions	73
Board and Committee Self-Evaluations	21
Management Succession Planning	21	Other Matters	74
Director Orientation and Continuing Education	21
Website Access to Corporate Governance Documents	22	Stockholder Proposals and Other Communications	75
Compensation of Directors	22
Director Stock Ownership Guidelines	23	Questions and Answers About Our 2025 Annual
		Meeting	76
Executive Officers	24
		Appendix A – Non-GAAP Financial Measures	A-1
Executive Compensation	27	Non-GAAP Measures Under the 2025 AIP	A-1
Compensation Discussion and Analysis	27	Organic Net Sales	A-1
Compensation Committee		Adjusted EBITDA	A-1
Report	40
Executive Compensation Tables	41	Appendix B-1 – Second Amendment to The Hain Celestial
Potential Payments upon Termination or Change in		Group, Inc. 2022 Long Term Incentive and Stock Award Plan	B-1
Control	46
CEO Pay Ratio	50	Appendix B-2 – The Hain Celestial Group, Inc. 2022
Pay Versus Performance	52	Long Term Incentive and Stock Award Plan, As Amended	B-2

PROPOSAL 2
Advisory Vote Regarding the Compensation of
the Company’s Named Executive Officers	57

This proxy statement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “vision,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition and our strategic plans. Forward-looking statements are based on current assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from forward-looking statements are described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission (the “SEC”). We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Proxy Statement Summary

Proxy materials, including this proxy statement, are first being distributed and made available on or about September 18, 2025. This summary highlights information contained within this proxy statement. You should read the entire proxy statement carefully and consider all information before voting. Throughout this proxy statement, we will refer to ourselves as “we,” “us,” “our,” the “Company” or “Hain.”

Voting Matters and Vote Recommendations

Election of Directors	Advisory Vote to Approve Named Executive Officer Compensation	Ratification of Appointment of Registered Independent Accountants	Approval of Amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan
Board Recommendation: FOR each nominee Page 5	Board Recommendation: FOR Page 57	Board Recommendation: FOR Page 58	Board Recommendation: FOR Page 61

Company Snapshot

We are a global leader in better-for-you food and beverage. Our purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, our beloved brands across Snacks, Baby & Kids Foods, Beverages and Meal Preparation have intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Key fiscal year 2025 financial highlights include:

Organic Net Sales* of $1,443.6 million	Adjusted EBITDA* of $113.8 million

*

Organic net sales and adjusted EBITDA are performance measures used in our annual incentive program. See “Executive Compensation—Compensation Discussion and Analysis” on page 27. Organic net sales and adjusted EBITDA are not defined by accounting principles generally accepted in the United States (“GAAP”) and are therefore non-GAAP financial measures. See Appendix A to this proxy statement for additional information on such measures and reconciliations to net sales and net loss, respectively, which are the most directly comparable GAAP measures.

Business Update

Following a challenging fiscal year, we are creating greater financial flexibility by rapidly resetting our cost structure to better align with our current business. We are implementing a stronger regional operating model that prioritizes speed, simplicity, and impact over global infrastructure. Our focused turnaround strategy is anchored on five actions to win in the marketplace and drive growth:

Streamlining the portfolio	Driving productivity and working capital efficiency

Accelerating brand renovation and innovation	Strengthening digital capabilities

Implementing strategic revenue growth management & pricing

Though the path to sustainable growth will take time, we are swiftly taking action to improve our trajectory while delivering cash and paying down debt, strengthening our financial health.

HAIN CELESTIAL 2025 Proxy Statement 1

PROXY STATEMENT SUMMARY

Corporate Governance

Corporate Governance Overview

We are committed to effective corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability. Many of our enhanced corporate governance practices reflect feedback from our stockholders and other stakeholders. Highlights of our corporate governance practices include the following:

Corporate Governance Strengths

•   Annual Board and Committee Self-Evaluations

The Board and each of its committees conducts a self-evaluation of its performance on an annual basis

•   Annual Review of Key Governance Documents

Annual review of Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics

•   Regular Executive Sessions

All regularly scheduled Board and committee meetings provide an opportunity for the directors to meet without management present

•   Robust Compensation Best Practices

Including annual Say on Pay vote, “double trigger” change-in-control vesting provisions for officer and employee equity awards, no excise tax reimbursements for change-in-control payments, strict policy of no pledging or hedging common stock by directors and executive officers, clawback policies for cash and equity incentive compensation and robust stock ownership guidelines for directors and executive officers

•   Robust Code of Conduct

Provides the foundation for how directors and employees represent the Company

•   Risk Oversight

At least annually and throughout the year as appropriate, the Board and its committees review their oversight of risk and the allocation of risk oversight among the committees

•  Director Compensation

Independent directors currently receive a majority of their annual board and committee compensation in the form of restricted share units

• Annual CEO Evaluation

Annual evaluation of Chief Executive Officer (“CEO”) (including compensation) by independent directors

•   CEO Succession Planning

Our Board of Directors actively engages in CEO succession planning

•   Focused Board

As a general rule, our independent directors may not hold more than three directorships of other public companies without approval of the Nominating and Governance Committee

Board Structure and Composition

•   Independent Board Leadership

Our Board of Directors believes that, at this point in time, the separation of the roles of Chair and Chief Executive Officer is in the best interest of the Company and its stockholders; these roles have been separated since 2018

•   Director Independence

All of our director nominees other than our Interim Chief Executive Officer are independent

•   Board Refreshment

Of the director nominees, 100% refreshment over the past eight years, 57% refreshment over the past six years and 29% refreshment over the past two years, with a focus on evolving our strategic and commercial capabilities

•   Annual Committee Review

Annual evaluation of committee structure, responsibilities, composition and leadership

•   Financial Literacy for Audit Committee

Two Audit Committee members are “audit committee financial experts” under SEC rules

•   Board Diversity

Diverse Board with a wide range of relevant experience, skills and qualifications

Stockholder Rights

•   Stockholder Action

Stockholders can act by written consent and call a special meeting

•   Annual Election of Directors

All directors stand for election on an annual basis

•   Majority Voting in Uncontested Director Elections

All director nominees must receive an affirmative vote of a majority of votes cast in an uncontested election

•   Proxy Access

Right for stockholders to nominate directors through proxy access

•   Single Voting Class

Our common stock is the only class of shares outstanding

•   No Supermajority Voting

No supermajority vote provisions in our certificate of incorporation or Amended and Restated By-Laws

2 HAIN CELESTIAL 2025 Proxy Statement

PROXY STATEMENT SUMMARY

Stockholder Engagement

We value and prioritize engagement with our stockholders to understand the issues that matter to them. Members of our management team and Board engage with institutional stockholders in meetings and calls throughout the year, offering to discuss a broad range of topics, including governance, executive compensation and Impact. Our Board Chair and independent Board members participate in meetings with our significant stockholders as appropriate. This stockholder engagement provides us with the opportunity to learn about our stockholders’ priorities and perspectives and to participate in a dialog that enables us to respond to stockholder feedback. Racial

Impact Strategy

We are a global health and wellness company whose purpose is to inspire healthier living for people, communities, and the planet through better-for-you brands. Our Impact strategy focuses on our commitment to environmentally sound business practices that support business resiliency, creating and selling better-for-you products, stakeholder and community impact initiatives and sustainable manufacturing processes.

Our Impact strategy comes to life through three core pillars: healthier products, healthier planet, and healthier people.

Three Core Pillars of Our Impact Strategy

Healthier Products

Our commitment to healthier products pushes us to develop purpose-driven brands, ensuring the creation of products that go beyond functional benefits. Our better-for-you framework pushes us to deliver collective benefits by supporting healthier lifestyles, minimizing our impact on the planet, and addressing critical social and environmental challenges.

Healthier Planet

Our commitment to a healthier planet is founded in reducing our environmental footprint. As a global organization we have set goals for waste reduction, renewable electricity procurement, and greenhouse gas emissions reductions.

Healthier People

Our commitment to healthier people creates a positive impact on the lives of our team members, customers, consumers, and local communities through fostering inclusion and belonging, creating a culture of volunteering, and donating all unused products to local communities.

HAIN CELESTIAL 2025 Proxy Statement 3

PROXY STATEMENT SUMMARY

Impact Highlights

Healthier Products BETTER FOR You Created our “Better-For-You” framework. 84 metric tons of plastic avoided annually 1 through redesign of UK’s Hartley’s® jelly pots (UK). 2 Certified B Corps in Hain’s global family of brands. 165,000 Ibs of plastic avoided annually 2 through removal of Celestial Seasonings® carton overwrap. Certified B Corporation Healthier Planet B CDP Climate Score our highest score since we began reporting in 2016 81% of food waste diverted from landfill via donations and liquidation in North America. 66% of renewable electricity procured for Hain operated facilities globally. Healthier People First world-class incident rating with Total Recordable Incident Rate below 1.00 for workplace safety globally. 1.8m Ibs of donations globally of food and personal care products to support people and local communities. Metrics correct as of June 30, 2024 1Based on Hartley’s FY24 sales volume. 2Based on Celestial Seasonings worldwide shipment volume in calendar year 2023.

Impact Disclosure and Reporting

We continue to hold ourselves accountable and prioritize transparency through our annual Impact reporting. Hain continues to focus on global collaboration on Impact, further developing a culture of doing the right thing for all functions and bringing our regional businesses and brands together to support our Impact strategy.

We have published our 2024 Impact Report and are developing a 2025 Impact Report to update key stakeholders on material progress made against our Impact goals in fiscal year 2025. Our reporting continues to be informed by the Sustainability Accounting Standards Board’s (“SASB”) standards for the Processed Foods sector. SASB standards are under the oversight of the International Sustainability Standards Board and are intended to guide the disclosure of the subset of sustainability issues most relevant to financial performance in our specific industry.

Please see our Impact webpage for detailed information on our Impact strategy, goals and reporting: hain.com/impact.

Our Impact Reports and SASB disclosures are not, and shall not be deemed to be, part of this proxy statement or incorporated into any of our other filings made with the SEC.

4 HAIN CELESTIAL 2025 Proxy Statement

Election of Directors

General

Our Board of Directors, upon the recommendation of the Nominating and Governance Committee, has nominated the seven nominees identified below for election at the 2025 Annual Meeting. All nominees currently serve as directors on our Board. Each director elected at the 2025 Annual Meeting will hold office until the next annual meeting of stockholders and until a successor is elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the following nominees.

HAIN CELESTIAL 2025 Proxy Statement 5

PROPOSAL 1

The Director Nominees for Election at the 2025 Annual Meeting

Neil Campbell

Neil Campbell has been a director since September 2023. Mr. Campbell served as the Managing Director of Warburtons Limited, the largest bakery business and one of the largest individual food or drink brands in the United Kingdom, from 2013 to August 2022. As Managing Director, Mr. Campbell oversaw all operations at Warburtons. Mr. Campbell led Warburtons’ transformation from a bread-centric business to a broader portfolio of bakery products. Prior to joining Warburtons, from 1993 to 2013, Mr. Campbell served in roles of increasing responsibility at PepsiCo, Inc. in North America, the United Kingdom and Benelux, including as President of Tropicana North America from 2008 to 2013 and as General Manager of Walkers Snacks in the United Kingdom from 2005 to 2008. Mr. Campbell began his career at Cadbury Schweppes in the United Kingdom and the United States.

Key Attributes, Experience and Skills:

Mr. Campbell brings to the Board deep branded food industry executive leadership experience at some of the largest food and beverage companies in the world and in important international markets for the Company, including the United Kingdom where Mr. Campbell was born, resides and has spent most of his career. Mr. Campbell served on the Executive Committee at PepsiCo and has overseen all aspects of operations at multiple large, successful food and beverage businesses. He also brings a strong background in marketing, having risen through the marketing ranks at PepsiCo earlier in his career and having created award-winning and long-running advertising campaigns at Warburtons and PepsiCo. Mr. Campbell has spearheaded significant sustainability initiatives at multiple companies, including a pioneering initiative over 15 years ago to display carbon footprint information on the front of product packaging. Please see the skills matrix under “Director Skills, Experience and Qualifications” below for more information about the specific skills Mr. Campbell brings to our Board.

Director

Age: 60 Director Since: 2023 Hain Board Committees: • Audit • Nominating and Governance • Strategy

6 HAIN CELESTIAL 2025 Proxy Statement

PROPOSAL 1

Celeste A. Clark, Ph.D.

Celeste A. Clark, Ph.D. has been a director since September 2017. Dr. Clark has been the principal of Abraham Clark Consulting, LLC, a consulting firm, since November 2011 and consults on nutrition and health policy, regulatory affairs and leadership development. Dr. Clark is an adjunct professor at Michigan State University where she earned her doctorate in Food Science and was also recently bestowed an honorary doctorate of Humanities for her community engagement work. She previously served as Senior Vice President, Global Policy and External Affairs of Kellogg Company, a food manufacturing company, and was the Chief Sustainability Officer until she retired in 2011. She was a member of the Global Executive Management Team and had an accomplished career spanning nearly 35 years in the food industry. At Kellogg Company, she was responsible for the development and implementation of health, nutrition and regulatory science initiatives globally to ensure consistency in approach and implementation. In addition, she also led global corporate communications, government relations, philanthropy and several administrative functions. Dr. Clark serves as an independent director on boards of public, private and not-for-profit entities. She was recently recognized as a Directorship 100 honoree by the National Association of Corporate Directors in 2023 and was recognized as one of “100 Black Board Members Making a Difference” by BoardProspects in 2024.

Key Attributes, Experience and Skills:

Dr. Clark brings significant industry experience in various nutrition, consumer products, public policy, risk management and governance matters to our Board. She also brings extensive experience on sustainability and impact matters to the Board and serves as a key resource for our Impact team. Dr. Clark has served on a number of public company boards, which have provided her with a broad understanding of the governance, operational, financial and strategic issues facing public companies. Please see the skills matrix under “Director Skills, Experience and Qualifications” below for more information about the specific skills Dr. Clark brings to our Board.

Director

Age: 72

Director Since: 2017

Hain Board Committees:

• Nominating and Governance (Chair)

• Compensation

Current Public Company Boards:

• Darling Ingredients Inc.
(since October 2021)

• Prestige Consumer Healthcare Inc.
(since February 2021)

• Wells Fargo & Company
(since January 2018)

HAIN CELESTIAL 2025 Proxy Statement 7

PROPOSAL 1

Shervin J. Korangy

Shervin J. Korangy has been a director since September 2017. Since May 2019, he has served as the President and Chief Executive Officer and a member of the board of directors of BVI Medical, Inc., a TPG Capital portfolio company that is a global developer, manufacturer and marketer of specialty products for ophthalmic surgery. Prior to being named President and Chief Executive Officer of BVI Medical, Mr. Korangy served as its Chief Financial Officer and Head of Strategy from April 2017 to May 2019. Prior to joining BVI Medical, Mr. Korangy served as a senior executive of Novartis Group AG, a diversified healthcare products company, from 2010 until March 2017. During his almost seven years at Novartis, he served in various international capacities spanning strategy, M&A, integrations, sales & marketing and general management including serving as the Global Head of Corporate Finance based in Switzerland. In 2011, Mr. Korangy co-founded Sight Sciences, Inc., a medical device company. Previously, he was a Managing Director at The Blackstone Group, an investment firm, which he joined in 1996. During his more than 14 years at Blackstone, he served both as an advisor in the Restructuring & Reorganization business and as an investor in the Private Equity business. Mr. Korangy has served on the Wharton Undergraduate Executive Board since 2024 and the Wharton Leadership Advisory Board, at The Wharton School of the University of Pennsylvania, since January 2019.

Key Attributes, Experience and Skills:

Mr. Korangy’s position as the President and Chief Executive Officer at a global company, together with his significant financial and consumer packaged goods business experience, makes him a valuable member of our Board of Directors. In addition to his strong financial expertise, the Company values his competencies in c-suite, strategy, mergers and acquisitions, integration and general management. Please see the skills matrix under “Director Skills, Experience and Qualifications” below for more information about the specific skills Mr. Korangy brings to our Board.

Director

Age: 50

Director Since: 2017

Hain Board Committees:

• Compensation (Chair)

• Nominating and Governance

• Strategy

Current Public Company Boards:

• Fresenius Medical Care AG & Co. KGaA

(since July 2023)

Public Company Boards in Past
Five Years:

• Motus GI Holdings, Inc.
(April 2017 to July 2023)

8 HAIN CELESTIAL 2025 Proxy Statement

PROPOSAL 1

Alison E. Lewis

Alison E. Lewis has been our Interim President and Chief Executive Officer since May 2025 and a director since September 2024. Ms. Lewis is a 35-year veteran of the consumer packaged goods industry. She served as the Chief Growth Officer of Kimberly-Clark Corporation, a global consumer goods company, from 2019 to August 2024. As Chief Growth Officer, she led the growth strategy for the company’s four categories and was responsible for driving superior in-market execution, unlocking disciplined and profitable revenue growth, and maximizing innovation for value and scale. Prior to Kimberly-Clark, Ms. Lewis served as Chief Marketing Officer at Johnson & Johnson Family of Consumer Companies from 2013 to 2019. Prior to her role at Johnson & Johnson, Ms. Lewis served as Senior Vice President and Chief Marketing Officer, North America at The Coca-Cola Company. Ms. Lewis began her career at Kraft General Foods. She held leadership roles both domestically and internationally at Johnson & Johnson Family of Consumer Companies and The Coca-Cola Company. Her experience in digital-first marketing and sales models placed e-commerce at the forefront of commercial growth and transformation.

Key Attributes, Experience and Skills:
Ms. Lewis brings extensive experience in marketing, brand building, commercial excellence and executive leadership to the Board. Ms. Lewis served as Chief Growth Officer of Kimberly-Clark Corporation where she drove commercial transformation in how the company innovates, markets and sells while ensuring the shift to digital first marketing and sales models. Ms. Lewis had previously been responsible for driving growth and commercial leadership for Johnson & Johnson consumer brands in over 140 countries. With more than 35 years of experience at a number of the world’s largest consumer goods companies, she brings deep industry expertise and a global lens to the Board. Please see the skills matrix under “Director Skills, Experience and Qualifications” below for more information about the specific skills Ms. Lewis brings to our Board.

Interim President and Chief Executive Officer and Director

Age: 58 Director Since: 2024

HAIN CELESTIAL 2025 Proxy Statement 9

PROPOSAL 1

Michael B. Sims

Michael B. Sims has been a director since October 2019. Mr. Sims served as Executive Vice President and Chief Financial Officer of Trugreen, a residential and commercial lawn care company, from February 2019 until his retirement in February 2023. In this role, Mr. Sims was responsible for driving sustainable revenue and EBITDA growth through leadership of finance and supply chain management. Prior to joining Trugreen, Mr. Sims served as Senior Vice President, Chief Financial Officer and Treasurer of AdvancePierre Foods Holdings, Inc., a producer and distributor of proteins and ready-to-eat sandwiches, from 2012 until its acquisition by Tyson Foods, Inc., in 2017. In this role, Mr. Sims was responsible for the company’s growth-driven, margin-expansion strategy. Prior to joining AdvancePierre Foods, Mr. Sims served in roles of increasing responsibility at Chiquita Brands International Inc., a leading international marketer and distributor of bananas, pineapples and packaged salads, from 1988 to 2012, most recently serving as the company’s Senior Vice President and Chief Financial Officer from 2009 to 2012, and developed expertise in global financial operations, planning and analysis, investor relations and capital markets. Prior to that, Mr. Sims held various positions with Arthur Young & Company (n/k/a Ernst & Young LLP). Mr. Sims has also served as a director for Winland Foods, Inc., a privately held global manufacturer of private label and branded foods for retail and co-pack customers in the meal preparation category, since April 2023 and as a director for Mission Produce, Inc., a world leader in sourcing, producing, and distributing fresh Hass avocados with additional offerings in mangos and blueberries, since May 2025.

Key Attributes, Experience and Skills:

Mr. Sims brings a broad understanding of the food industry and significant financial expertise to the Board, including through his experience as CFO of multiple consumer-facing businesses. The Board also values Mr. Sims’ significant transactional experience, including with respect to acquisitions and divestitures. Please see the skills matrix under “Director Skills, Experience and Qualifications” below for more information about the specific skills Mr. Sims brings to our Board.

Director

Age: 66 Director Since: 2019 Hain Board Committees: • Audit (Chair) • Compensation • Strategy Current Public Company Boards: • Mission Produce, Inc. (since May 2025)

10 HAIN CELESTIAL 2025 Proxy Statement

PROPOSAL 1

Carlyn R. Taylor

Carlyn R. Taylor has been a director since June 2022. Ms. Taylor has been the Chief Executive Officer and a member of the board of directors of Sirva Worldwide, Inc., since February 2025. Sirva is a global leader in relocation and moving services, offering employee relocation solutions to corporate clients and global moving services to consumers in 190 countries through its portfolio of brands (including Sirva, Allied Moving Services, northAmerican Van Lines, Alliance, and Sirva Mortgage). Ms. Taylor was previously the Chief Growth Officer at FTI Consulting, Inc. (“FTI”), a global business advisory firm, from August 2023 to January 2025. In that role she was responsible for the firm’s AI and cross segment technology strategies as well as other growth initiatives such as its Private Equity practice. Ms. Taylor was also the Global Co-Leader of Corporate Finance, the largest division of FTI, from 2016 to January 2025, and served on FTI’s Executive Committee from 2011 to January 2025. Within Corporate Finance, Ms. Taylor led the global Business Transformation, Strategy and Transactions practices and was responsible for the firm’s Industry specializations, of which Food & Beverage and Consumer Products were two of the dozen industry groups reporting to her. From 2017 to January 2025, Ms. Taylor also served as a Chairperson of FTI Capital Advisors, an investment banking subsidiary of FTI Consulting. From 2002 to 2016, she held various leadership roles at FTI Consulting and its affiliates. Prior to joining FTI Consulting, Ms. Taylor spent 12 years at PricewaterhouseCoopers, first as a consultant in Price Waterhouse from 1990 to 1998 and then as a partner from 1998 to 2002, where she founded and led the Telecommunication industry practice within the Financial Advisory Services group. Ms. Taylor is a licensed CPA and an ABV (valuation credential) and used to hold investment banking licenses from FINRA.

Key Attributes, Experience and Skills:

Ms. Taylor brings to the Board her extensive background in corporate strategy, business transformation, M&A, finance and accounting, including capital allocation strategies. She also has experience serving on the boards of various public and privately-owned companies. Please see the skills matrix under “Director Skills, Experience and Qualifications” below for more information about the specific skills Ms. Taylor brings to our Board.

Director

Age: 57 Director Since: 2022 Hain Board Committees: • Strategy (Chair) • Audit • Nominating and Governance Public Company Boards in Past Five Years: • Flowserve Corporation (August 2020 to February 2025)

HAIN CELESTIAL 2025 Proxy Statement 11

PROPOSAL 1

Dawn Zier

Dawn Zier has been a director since September 2017 and has been Chair of the Board since November 2022. Since February 2020, Ms. Zier has been the principal of Aurora Business Consulting, LLC, and advises public and private companies and executives on business transformation, digital/ marketing acceleration, leadership, and high-performance teams. Ms. Zier was the President and CEO and a member of the board of directors of Nutrisystem, Inc., a leading direct-to-consumer/ecommerce provider of weight loss solutions and services, from November 2012 until its March 2019 acquisition by Tivity Health, Inc. Ms. Zier then continued with Tivity Health, a leading provider of fitness and social engagement solutions, serving as President/COO and a member of its board of directors, to help with the integration efforts through December 2019. Prior to Nutrisystem, she served in a variety of executive positions at Reader’s Digest Association, a global media and data marketing company, including President of International from 2011-2012, President of Europe from 2009-2011, President of Global Consumer Marketing from 2008-2009, and President of North America Consumer Marketing from 2005-2008. Ms. Zier also serves on the board of Prestige Consumer Healthcare Inc., where she chairs the Compensation
Committee. Ms. Zier has previously served on several other public and private company boards where she has chaired Nominating and Governance, Compensation, and Special Committees. She has also served on the boards of multiple marketing and media entities, including the Data and Marketing
Association’s (DMA) board from 2008 to 2015, where she was a voting director and on the executive committee. Ms. Zier is an executive mentor to Fortune 500 senior executives through her work with The ExCo Group, a firm of experienced CEOs, board directors, and global business leaders who bring real world experience to coaching and leadership development. Ms. Zier earned her MBA and Master of Engineering from the Massachusetts Institute of Technology. Additionally, she has received her Corporate Director Certification from Harvard
Business School in 2020 and a certificate in Artificial Intelligence: Implications for Business Strategy from MIT Sloan School of Management in 2025. She was recognized as a Director100 by the National Association of Corporate Directors in 2022 and a Director to Watch by Directors & Boards in 2025.

Key Attributes, Experience and Skills:

Ms. Zier is qualified to serve on our Board and as our Chair based on her extensive management leadership experience both domestic and international, her significant consumer product and marketing expertise, including ecommerce, her financial acumen, her M&A experience and her food industry expertise. She also has significant knowledge of sound corporate governance practices. These qualifications and experiences make her a valuable contributor to the Board. Please see the skills matrix under “Director Skills, Experience and Qualifications” below for more information about the specific skills Ms. Zier brings to our Board.

Chair of the Board, Director

Age: 60

Director Since: 2017

Current Public Company Boards:

• Prestige Consumer Healthcare Inc. (since
May 2020)

Public Company Boards in Past Five Years:

• Spirit Airlines, Inc.
(June 2015 to June 2024)

• Purple Innovation, Inc.
(November 2020 to June 2023)

12 HAIN CELESTIAL 2025 Proxy Statement

Board of Directors and

Corporate Governance

The Board of Directors

On an annual basis, the stockholders of the Company elect the Board of Directors, whose primary responsibility is to foster the long-term health, overall success and financial condition of the Company, consistent with its fiduciary duty to our stockholders. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board oversees the members of senior management, who are charged by the Board with conducting the business of the Company. In addition, the Board has responsibility for establishing broad corporate policies and overseeing our strategy.

Director Independence

Six of our seven director nominees, consisting of Neil Campbell, Celeste A. Clark, Shervin J. Korangy, Michael B. Sims, Carlyn R. Taylor and Dawn Zier, are “independent directors” as defined in the listing requirements of Nasdaq. Alison E. Lewis was determined not to be independent because she is our Interim President and CEO.

Board Meetings and Attendance

The Board typically holds five regular meetings per year, including at least one every quarter, and holds special meetings when necessary. During fiscal year 2025, the Board held twelve meetings. We expect directors to attend Board meetings, each annual meeting of stockholders and meetings of the committees on which they serve. All of our director nominees who served during fiscal year 2025 attended at least 90% of the aggregate meetings of the Board and the committees on which they served, with an average attendance rate of 98%. All eight directors who were nominated for election at our last annual meeting of stockholders held on October 31, 2024 attended such annual meeting.

In addition to formal Board meetings, management holds monthly update conference calls for the benefit of the Board. While these regularly scheduled monthly update calls are not conducted as formal Board meetings, they allow the Board and management to remain in frequent contact regarding our financial performance, operations and other important matters and initiatives.

Board Leadership Structure

The Board believes that decisions regarding its leadership structure and the allocation of oversight responsibility are of paramount importance to the Board’s effectiveness. As outlined in the Company’s Corporate Governance Guidelines, our Board of Directors believes that the separation of the roles of Chair and Chief Executive Officer is best practice; however, the Board believes that stockholders are best served if the Board retains flexibility to decide what leadership structure works best for the Company, taking into consideration the Board’s business judgment and the contemporaneous facts and circumstances. Since December 2018, we have separated the roles of Chair and Chief Executive Officer, and the Company has had and continues to have an independent Chair of the Board who is appointed annually by the independent members of the Board. Dawn Zier, an independent member of the Board, has served as Chair of the Board since November 2022.

The key responsibilities of the Chair include:

•
Calling meetings of the Board and independent directors;
•
Setting the agenda for Board meetings in consultation with other directors, the CEO and the Corporate Secretary;
•
Chairing meetings of the Board and executive sessions of the independent directors;

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•
Engaging with stockholders;
•
Performing the other responsibilities as requested by the Board; and
•
Establishing and maintaining Board culture and fostering collegial discussion among all of the directors.

Our CEO has primary responsibility for the operational leadership and strategic direction of the Company, while the Chair of the Board facilitates the Board’s independent oversight of management, promotes communication between management and the Board, engages with stockholders and leads the Board’s consideration of key governance matters. The Board believes its current leadership structure is appropriate at this time because it effectively allocates authority, responsibility and oversight between management and the independent members of the Board.

Executive Sessions

Independent directors meet in executive session at regularly scheduled meetings of the Board without any members of management present. Ms. Zier, as Chair of the Board, presides over executive sessions and meetings of independent directors.

Director Elections

All directors stand for election annually and are elected by a majority of the votes cast in the case of an uncontested election. Voting is not cumulative.

Director Nomination Process and Stockholder Nominations

Taking into account the recommendations of the Nominating and Governance Committee, the Board reviews Board composition and considers new director candidates as necessary throughout the fiscal year.

When considering potential director nominees, the Nominating and Governance Committee reviews desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. In addition to these minimum requirements, the Nominating and Governance Committee evaluates director candidates based on a number of qualifications, including displayed ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. The Nominating and Governance Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Consistent with past practices, the Board is committed to a thorough process to identify those individuals who can best contribute to the Company’s continued success.

The Board of Directors and the Nominating and Governance Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors, and industry, academic and community leaders. The Board or the Nominating and Governance Committee may retain a third-party search firm to identify and screen candidates, conduct background checks, prepare biographies for review by the Nominating and Governance Committee and the Board and assist in scheduling interviews. The Nominating and Governance Committee and one or more of our other directors interview candidates.

The Nominating and Governance Committee’s charter provides that the committee shall consider written proposals for director nominees from stockholders in accordance with our Corporate Governance Guidelines and our Amended and Restated By-Laws. The Nominating and Governance Committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to our Corporate Secretary at The Hain Celestial Group, Inc., 221 River Street, 12th Floor, Hoboken, New Jersey 07030. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation” and, in order to be considered for the 2026 annual meeting of stockholders, must be received by us no later than May 21, 2026. The letter must identify the author as a stockholder, demonstrate evidence of ownership, provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history, current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter.

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In addition, our Amended and Restated By-Laws include a proxy access provision that permits stockholders who satisfy certain ownership, notice and informational requirements to submit director nominations for inclusion in the Company’s proxy statement. For more information regarding this process, as well as the process for submitting director nominations and any other business outside of proxy access, stockholders should consult our Amended and Restated By-Laws as well as “Stockholder Proposals and Other Communications” below.

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Director Skills, Experience and Qualifications

We seek directors with collective skills, experience and qualifications to successfully guide the Company and oversee our long-term strategy. Our Nominating and Governance Committee is committed to identifying directors for nomination with the highest ethical values and integrity, mature judgment, unbiased perspective and the deep expertise necessary to achieve the long-term objectives of stockholders and provide the proper oversight and counsel to the Company. As part of this process and in consultation with the Board, the Nominating and Governance Committee has identified the following skills, experience and qualifications among the director nominees that the committee believes are necessary for the Board to fulfill its current and future obligations and support the Company’s unique long-term strategy.

The following skills matrix should be read in conjunction with the biographies of our nominees above. The matrix does not encompass all of the skills, experience and qualifications of our directors, and the fact that a particular skill, experience or qualification is not listed does not mean that a director does not possess it. Please see the following page for definitions of the skills, experience and qualifications referenced in the skills matrix.

	Neil Campbell	Celeste A. Clark	Shervin J. Korangy	Alison E. Lewis	Michael B. Sims	Carlyn R. Taylor	Dawn Zier

Executive Leadership
Public Company Board
Industry
International
Operational
Financial and Accounting
Risk and Crisis Management
Marketing/Brand Building
Digital/Ecommerce
M&A/Strategy
Human Capital/Culture Management
Impact

= director possesses the skill / experience / qualification
= area for which the Board particularly draws upon the director’s deep expertise

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Skills, Experience and Qualifications	Definition

Executive Leadership

Director has significant leadership experience over an extended period, including as Chief Executive Officer, President, Chief Operating Officer, head of a large commercial division or function or other high-level executive at a complex public or private corporation.

Public Company Board	Director has past or current experience in the corporate governance of public companies to understand and fulfill the legal and other responsibilities of a director of a U.S.-based public company.

Industry	Director has experience in the food or consumer products industry or other complementary field, such as retail or public health.

International	Director has significant international operating experience, whether through directly managing international business operations or living and working outside the United States.

Operational

Director has experience developing and implementing operating plans and business strategies at one or more companies with similarly sophisticated business operations. Operational experience may also include marketing, commercial sales, supply chain, distribution, demand planning, procurement and logistics and commodity management experience.

Financial and Accounting

Director is an audit committee financial expert under SEC rules or otherwise has a deep background in finance and accounting, including an understanding of accounting and financial reporting processes, capital structure, complex financial transactions and/or strategic mergers and acquisitions.

Risk and Crisis Management

Director has direct experience managing risk in a large organization, including but not limited to strategic, financial, operational, commercial, environmental, regulatory, reputational, economic and technological risk.

Marketing/ Brand Building	Director has direct experience in marketing strategy, brand management, sales and customer relationships.

Digital/Ecommerce	Director has direct experience with ecommerce, digital marketing, data analytics, cloud engineered systems, digital transformation, or other relevant experience with new technologies.

M&A/Strategy

Director has experience with complex strategic transactions, including mergers, acquisitions and divestitures, including the integration of acquired businesses, and/or has experience defining the strategic direction of a business or organization.

Human Capital/ Culture Management

Director has experience managing a large, diverse workforce, specifically with respect to recruiting, talent development and talent management, compensation programs, retention and succession planning.

Impact

Director has experience with sustainability and/or environmental matters (including societal and stakeholder impacts) and/or experience overseeing and managing climate and/or governance risks and opportunities.

Committees of the Board

During fiscal year 2025, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee (formerly named the Compensation and Talent Management Committee) and the Nominating and Governance Committee. The Strategy Committee was reconstituted in August 2025. All members of each of the standing committees are independent directors, as defined in the applicable listing rules for companies listed on Nasdaq. The Board of Directors has adopted a written charter for each committee, current copies of which are available on our website at hain.com under Investors — Corporate Governance — Committees & Charters.

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The Audit Committee

The Audit Committee’s primary purpose is to assist the Board’s oversight of (1) the integrity of the Company’s financial statements and financial statement audits, (2) the independent auditor’s qualifications, independence, and performance, (3) the performance of the Company’s internal controls and procedures and its internal audit function, (4) the Company’s compliance with legal and regulatory requirements and (5) the Company’s information technology security program. In fulfilling its purpose, the Audit Committee’s principal duties include appointing, retaining and terminating our independent auditor, overseeing the work of and evaluating the independence of the independent auditor, reviewing with the independent auditor their reports as well as oversight responsibilities with respect to our financial statements, disclosure practices, accounting policies and procedures.

Our Audit Committee is composed of Neil Campbell, Michael B. Sims and Carlyn R. Taylor, with Mr. Sims acting as Chair. Ms. Lewis served on the Audit Committee from September 2024 until her appointment as Interim President and CEO in May 2025. The Board has determined that each member of the Audit Committee (1) is “independent” as defined by applicable SEC rules and the listing rules of Nasdaq applicable to Board and committee service, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, the Board has determined that each of Mr. Sims and Ms. Taylor is an “audit committee financial expert” as defined by applicable SEC rules. Audit Committee members are not permitted to serve on the audit committees of more than two other public companies. During fiscal year 2025, the Audit Committee held nine meetings. See “Report of the Audit Committee” on page 60 below.

The Compensation Committee

The Compensation Committee (formerly named the Compensation and Talent Management Committee) reviews and approves all compensation arrangements for our CEO and our other executive officers, including employment agreements, base salaries, annual and long-term incentive arrangements, the form and amount of equity awards, and severance and change-in-control arrangements. The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy. The Compensation Committee also administers our policies regarding the recoupment of incentive compensation (“clawback policies”). The Compensation Committee may also delegate to one or more officers of the Company the authority to make grants of equity awards to any officer or employee of the Company other than the Company’s executive officers and non-administrative direct reports to the CEO under the Company’s equity compensation plans as the Compensation Committee deems appropriate and in accordance with the terms of such plan, subject to the provisions set forth in the Compensation Committee’s charter.

Our Compensation Committee is composed of Celeste A. Clark, Shervin J. Korangy and Michael B. Sims, with Mr. Korangy acting as Chair. Ms. Lewis served on the Compensation Committee from September 2024 until her appointment as Interim President and CEO in May 2025. The Board has determined that each member of the Compensation Committee is “independent” as defined by the listing rules of Nasdaq applicable to Board and committee service. During fiscal year 2025, the Compensation Committee held five meetings.

Our Compensation Committee is authorized to engage an independent compensation consultant with respect to executive and director compensation matters. For fiscal year 2025, the Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”) as its independent compensation consultant. The Compensation Committee has assessed the independence of ClearBridge pursuant to the applicable Nasdaq rules and determined that its engagement does not raise any conflict of interest.

The Nominating and Governance Committee

The duties of the Nominating and Governance Committee require the committee to, among other things, (1) identify individuals qualified to serve on the Board and to recommend that the Board select director nominees to be considered for election at the Company’s next annual meeting of stockholders or to be appointed to fill vacancies, (2) identify and recommend a director to serve as Chair of the Board, (3) identify and recommend directors to serve on each Board committee and to serve as chairs thereof, (4) develop and revise Corporate Governance Guidelines applicable to the Company and recommend such guidelines to the Board, (5)

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oversee the annual Board and committee self-evaluation process, (6) oversee the Company’s policies and strategies related to talent management and culture, including environmental and social matters, and (7) otherwise take a leadership role in shaping the corporate governance of the Company. The Nominating and Governance Committee also oversees the Company’s workplace health and safety, employee engagement, and communication programs. The Nominating and Governance Committee reviews the management succession plan for all executive officers and members of the executive management team, including the CEO, and annually reviews the assessment with the Board.

Our Nominating and Governance Committee is composed of Neil Campbell, Celeste A. Clark, Shervin J. Korangy and Carlyn R. Taylor, with Dr. Clark acting as Chair. The Board has determined that each member of the Nominating and Governance Committee is “independent” as defined in the listing rules of Nasdaq applicable to Board and committee service. During fiscal year 2025, the Nominating and Governance Committee held five meetings.

The Strategy Committee

The Strategy Committee was reconstituted in August 2025 and has been tasked with undertaking a comprehensive review of the Company’s portfolio, considering a broad range of strategic options to enhance value and providing input to the Company’s management in its development of the Company’s long-term corporate strategy. Our Strategy Committee is composed of Neil Campbell, Shervin J. Korangy, Michael B. Sims and Carlyn R. Taylor, with Ms. Taylor acting as Chair.

Committee Composition

The members and Chairs of the committees as of the date of this proxy statement are summarized in the table below. Ms. Zier, as Chair of the Board, contributes to all committees but does not formally serve as a member of any committee.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Strategy Committee

Neil Campbell

Celeste A. Clark			CHAIR

Shervin J. Korangy		CHAIR

Michael B. Sims	CHAIR

Carlyn R. Taylor				CHAIR

Board Role in Risk Oversight

The Board, its respective committees and management share in the responsibility of providing oversight over the Company’s operations and day to day business. A summary of the allocation of the risk oversight functions among the Board is as follows:

The Board of Directors

The Board’s role is to engage in informed oversight of, and provide direction with respect to, risk management. The Board plays a key role in overseeing the Company’s enterprise risks, including overall financial risks and risks to global operations; information security and cybersecurity; Company strategy (both short- and long-term); corporate governance and executive compensation; Impact and matters of corporate reputation and public policy; people, talent and culture; and employee and product safety. The Board continually exercises its oversight obligations with regular updates regarding the Company’s progress against its annual plan,

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review of quarterly updates regarding related risks and opportunities, and regular updates, either as a full Board or through committee, on various salient risk areas. The Board maintains control over significant transactions and decisions that require Board approval for certain corporate actions (including acquisitions, divestitures, restructurings and uses of the Company’s capital, in each case to the extent material to the Company). Our risk management process is focused on the following areas:

Risk Oversight Structure	Risk Definition and Escalation	Risk Reporting and Remediation	Change and Interdependencies

As part of its risk oversight, the Board engages with members of our Executive Leadership Team and others with specific areas of functional expertise, including legal and compliance, finance (internal audit and corporate controls), information technology and cybersecurity, global operations, supply chain, quality & safety, and human resources, as appropriate.

Committees of the Board of Directors

Set forth below are the key areas of risk oversight delegated to the Audit, Compensation and Nominating and Governance Committees.

The Audit Committee

• Oversees major financial risk exposures and the steps management has taken to monitor and control those exposures

• Oversees financial reporting processes and internal controls

• Oversees risks relating to the Company’s cyber and information security processes and procedures

• Oversees the Company’s response to major litigation and other legal contingencies

• Regularly reviews compliance matters and monitors compliance with the Code of Conduct

The Compensation Committee

• Oversees risks relating to the Company’s compensation programs and policies

• Reviews related risks to ensure that the Company’s compensation programs are not likely to lead to excessive risk taking

• Reviews Company policies with respect to certain employee benefits

The Nominating and

Governance Committee

• Oversees risks relating to corporate governance and reviews the Company’s Corporate Governance Guidelines and their implementation

• Oversees Board composition and assesses the need for succession planning

• Oversees succession planning for the executive management team, including the CEO

• Oversees the Company’s response to significant issues of public policy

• Oversees the Company’s Impact Program and risks related to sustainability and the Company's corporate responsibility initiatives

• Oversees risk relating to talent management and culture

Information Security

The Audit Committee oversees risks relating to the Company’s information security processes and procedures, including with regard to artificial intelligence. The Audit Committee is actively engaged in the oversight of management’s review of its information security program and risk mitigation actions. On a periodic basis, the Company’s Chief Information Officer, with oversight responsibility for the Company’s Information Security team, meets with the Audit Committee to provide updates on the Company’s policies,

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procedures, training initiatives, and audits conducted to monitor the Company’s information security program. In addition, the Audit Committee receives updates regarding third-party audits that are conducted to assess penetration testing and assess overall program maturity. For further information related to our cybersecurity risk management process and identified cybersecurity risks, please refer to Part I, Item 1C of our most recent Annual Report on Form 10-K.

Board Oversight of Impact

The Nominating and Governance Committee oversees the Company’s global Impact strategy on behalf of the Board, including evaluating the effects of Company practices on its employees, consumers, customers and other key stakeholders. The Nominating and Governance Committee presents Impact-related recommendations to the overall Board for its consideration. The Nominating and Governance Committee is actively involved in monitoring the execution of our Impact strategy and conducts quarterly working sessions to review and provide input into Impact plans, goals, and strategies for our business. Impact is regularly a part of the agenda at meetings of the Nominating and Governance Committee, with a focus on the progress the Company has made toward its goals.

Board and Committee Self-Evaluations

Pursuant to our Corporate Governance Guidelines and committee charters, the Board and its committees annually conduct self-assessments. The Nominating and Governance Committee oversees the process and reviews the content and format of the evaluations to help ensure that the feedback solicited is relevant and appropriate. Self-evaluation topics generally include, among other matters, Board and committee composition and structure, effectiveness of the Board and committees, meeting agendas and governance and Board interaction with management. The results of these assessments are discussed with the full Board and each committee respectively, and based on the results, the Board and the committees implement enhancements and other modifications as appropriate. Individual feedback is provided to Board members by the Chair of the Board.

Management Succession Planning

Our Nominating and Governance Committee oversees succession planning for the Company’s executive officer positions and senior leadership roles, including the CEO. Annually the Nominating and Governance Committee reviews the Company’s succession plan, which includes a discussion regarding transition and succession in the case of an emergency or unplanned vacancy. The Nominating and Governance Committee also oversees the Company’s policies and strategies related to talent management and culture. In 2025, the Nominating and Governance Committee played a key role in determining the interim successor to our former CEO and developing a transition plan for this role.

Director Orientation and Continuing Education

Our Corporate Governance Guidelines require the Company to maintain an orientation process to onboard new directors. As part of this process, the Company’s management conducts an orientation program for new directors, and each new director receives materials and briefings to permit such director to become familiar with the Company’s business, finances, corporate governance and compensation practices and policies. The Company also provides, on an ongoing basis, additional opportunities for directors to further familiarize themselves with the Company’s business, finances and operations, which may include, among other things, presentations from members of management of the Company and visits to the Company’s operational sites.

In addition, the Company arranges for outside speakers to speak at Board and committee meetings on topics relevant to the Company’s business, and directors are encouraged to attend a variety of external continuing education programs at the Company’s expense, including programs offered by the National Association of Corporate Directors. Directors participate in such educational opportunities to stay abreast of best practices in corporate governance and the latest trends on subject matters relevant to the Company and its business.

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Website Access to Corporate Governance Documents

We have adopted a “Code of Ethics,” as defined in the regulations of the SEC, which applies to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. Copies of the charters for committees of our Board, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available free of charge on our website at hain.com under Investors — Corporate Governance or by writing to Investor Relations, The Hain Celestial Group, Inc., 221 River Street, 12th Floor, Hoboken, New Jersey 07030. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any of our other filings made with the SEC.

Compensation of Directors

Our compensation program for non-employee directors is designed to:

•
Attract and retain highly qualified non-employee directors;
•
Fairly compensate non-employee directors for work required in a company of our size and scope; and
•
Align the interests of non-employee directors with those of our stockholders by paying a significant portion of non-employee director compensation in the form of equity awards.

Each year, the Compensation Committee and our Board review and determine compensation for our non-employee directors with the assistance of the Compensation Committee’s independent compensation consultant. On a periodic basis, the independent compensation consultant provides the Compensation Committee with an assessment of trends and developments in director compensation practices and benchmarks our director compensation program against our compensation peer group.

Annual non-employee director compensation covers the period of service between annual meetings of stockholders. With respect to the period from our 2024 annual meeting of stockholders (the “2024 Annual Meeting”) to the 2025 Annual Meeting, the Compensation Committee recommended, and the Board approved, maintaining the prior year’s compensation levels. Accordingly, the compensation program for the period from the 2024 Annual Meeting to the 2025 Annual Meeting remained unchanged and is set forth below.

Compensation Component*	Amount ($)

Annual base retainer for all non-employee directors	53,000
Additional annual fee for Chair of the Board	100,000
Additional annual fee for Chair of Audit Committee	20,000
Additional annual fee for Chairs of Compensation Committee and Nominating and Governance Committee	15,000
Additional annual fee for non-Chair committee members	5,000
Annual base restricted share unit award for all non-employee directors	170,000

* The Strategy Committee was reconstituted in August 2025. At that time the Compensation Committee recommended, and the Board approved, an additional annual fee for the Chair of the Strategy Committee of $20,000 and an additional annual fee for non-Chair members of the Strategy Committee of $5,000, in each case prorated for periods less than a full annual compensation cycle.

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Fiscal Year 2025 Director Compensation

The following table sets forth the compensation paid by us to our non-employee directors during the fiscal year ended June 30, 2025.

Name[1]	Fees Earned or Paid in Cash[2] ($)	Stock Awards[3,4] ($)	Total ($)

Richard A. Beck[5]	36,500	—	36,500
Neil Campbell	60,500	170,000	230,500
Celeste A. Clark	73,000	170,000	243,000
Shervin J. Korangy	75,500	170,000	245,500
Alison E. Lewis[6]	42,000	198,333	240,333
Michael B. Sims	78,000	170,000	248,000
Carlyn R. Taylor	63,000	170,000	233,000
Dawn Zier	158,000	170,000	328,000

1.
Directors who are also employees of the Company receive no additional compensation for their service on our Board. Accordingly, Wendy P. Davidson, our former President and CEO, did not receive any compensation under the Company’s compensation program for non-employee directors. Ms. Lewis was a non-employee director prior to her appointment as Interim President and CEO in May 2025 and ceased receiving compensation under the Company’s compensation program for non-employee directors upon such appointment. Compensation paid to Mses. Davidson and Lewis in connection with their respective employment is set forth in the Summary Compensation Table on page 41.
2.
Cash fees are paid quarterly in February, May, August and November. The amounts shown in the Fees Earned or Paid in Cash column may not precisely match a director’s annual cash fee rate that was in effect for the fiscal year due to the timing of the payment cycle for director compensation.
3.
The amounts shown in the Stock Awards column represent the grant date fair value of stock awards granted during the fiscal year, calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 2 (under the heading “Stock-Based Compensation”) and Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
4.
The total number of shares underlying outstanding stock awards for each non-employee director as of June 30, 2025 was as follows: Neil Campbell (19,474 shares), Celeste A. Clark (19,474 shares), Shervin J. Korangy (19,474 shares), Michael B. Sims (19,474 shares), Carlyn R. Taylor (19,474 shares), and Dawn Zier (19,474 shares). All such awards are restricted share units that are scheduled to vest on October 30, 2025. The total number of shares underlying outstanding stock awards for Ms. Lewis as of June 30, 2025 was 640,163, which includes the Lewis RSU Award (defined below). See “Executive Compensation—Outstanding Equity Awards at Fiscal Year 2025 Year End” on page 45.
5.
Mr. Beck’s service as a non-employee director ceased as of the 2024 Annual Meeting.
6.
Ms. Lewis was appointed to the Board in September 2024. The amount reported for Ms. Lewis in the Stock Awards column includes a prorated base restricted share unit award received in September 2024 upon her appointment to the Board, in addition to the later full base restricted share unit award received by all non-employee directors elected at the 2024 Annual Meeting. Ms. Lewis ceased receiving compensation under the Company’s compensation program for non-employee directors upon her appointment as Interim President and CEO in May 2025.

Director Stock Ownership Guidelines

The Board strongly believes that directors should have a meaningful ownership interest in the Company and, to that end, has implemented stock ownership guidelines for our directors. The ownership guidelines require directors to own, at a minimum, the value of five times the annual cash retainer for non-employee directors (excluding additional cash compensation to the Chair of the Board, committee Chairs and committee members) in shares of the Company’s common stock.

Directors are expected to achieve the ownership guideline within five years of joining the Board (the “Guideline Compliance Period”) and to show progress toward achieving the ownership guideline during the Guideline Compliance Period. Directors are generally prohibited from disposing of shares of common stock if, following the disposition, the director would be below the ownership guideline or, if during the Guideline Compliance Period, would not be on track to achieve the ownership guideline within the Guideline Compliance Period.

Directors may satisfy their ownership guidelines only through (1) shares of common stock owned directly by the director, (2) shares of common stock underlying time-vesting restricted stock units (“RSUs”) (whether or not vested or settled) held by the director and (3) shares of common stock owned by the director’s immediate family members residing in the same household (or through trusts for their benefit).

All directors are currently in compliance with the guidelines.

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Executive Officers

The following information describes the background and business experience of our executive officers as of the date of this proxy statement:

Alison E. Lewis Interim President and Chief Executive Officer Age: 58

Ms. Lewis was appointed our Interim President and Chief Executive Officer effective as of May 7, 2025. A description of Ms. Lewis’ background and business experience is provided under “Proposal 1: Election of Directors,” which begins on page 5.

Lee A. Boyce Chief Financial Officer Age: 60

Lee A. Boyce has served as our Chief Financial Officer since September 2023. Prior to joining the Company, Mr. Boyce served as Chief Financial Officer of Hearthside Food Solutions LLC, an international contract manufacturer and bakery, from September 2021 to September 2023 with responsibility for the company’s finance, global systems, procurement and legal organizations. Prior to Hearthside, Mr. Boyce served as CFO, Executive Vice-President of WernerCo, an international manufacturer and distributor of climbing products and systems, fall protection equipment, jobsite storage and commercial vehicle storage, from January 2019 to August 2021 with responsibility for the company’s financial and IT organizations. Prior to WernerCo, Mr. Boyce served as CFO, Senior Vice-President of American Hotel Register Company, the largest global supplier to the hospitality industry, from 2015 to January 2019, heading its finance, strategy, analytics, sales operations and IT departments. Prior to that, Mr. Boyce served in various finance roles of increasing responsibility in commercial, strategy, supply chain, and transformation at Mondelēz International / Kraft Heinz from 1995 to 2015, most recently as CFO, Vice-President of Finance, Beverages from 2013 to 2015. Mr. Boyce began his career at Ernst & Young as a Senior Auditor and Management Consultant. Mr. Boyce is a Certified Public Accountant, a Certified Management Accountant and a Chartered Global Management Accountant.

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EXECUTIVE OFFICERS

Wolfgang Goldenitsch, PhD President, International Age: 49

Wolfgang Goldenitsch, PhD, has been head of the Company’s International business since January 2019, currently with the title of President, International. He previously served as Chief Executive Officer, Hain Europe from October 2017 to January 2019 and as Head of Grocery and Non-Dairy Operations, Europe from July 2015 to October 2017. Mr. Goldenitsch joined the Company in 2015 upon the Company’s acquisition of Mona Group, a manufacturer of plant-based foods and beverages with facilities in Germany and Austria, where he served as CEO from 2011 to 2015 and as Managing Director from 1999 to 2007. Mr. Goldenitsch served as Managing Director of SENNA Nahrungsmittel GmbH & Co KG, an Austrian producer of food products, from 2007 to 2011.

Steven R. Golliher Global Chief Supply Chain Officer Age: 62

Steven R. Golliher has served as our Global Chief Supply Chain Officer since February 2023. Mr. Golliher oversees the Company’s end-to-end Supply Chain function, including manufacturing, distribution, logistics, procurement, and safety across a global network. He has responsibility for productivity and cost management, procurement, and addressing supply chain challenges and embedding efficiency and planning principles to the supply chain infrastructure across Hain globally. Prior to becoming Global Chief Supply Chain Officer, Mr. Golliher served as Chief Supply Chain Officer for North America from May 2022 to February 2023 and Senior Vice President, Supply Chain from August 2021 to May 2022. Prior to joining the Company, Mr. Golliher worked at PepsiCo, Inc. for 35 years, most recently serving as Vice President of Supply Chain at Frito-Lay from 2006 to January 2021. There he led and championed transformational programs and business plans, leading multiple manufacturing facilities, plant warehouses, and distribution centers across multiple states and regions.

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EXECUTIVE OFFICERS

Kristy M. Meringolo Chief Legal and Corporate Affairs Officer, Corporate Secretary Age: 44

Kristy M. Meringolo has served as head of our Legal Department since April 2018 and as Corporate Secretary since May 2019. She has had the title of Chief Legal and Corporate Affairs Officer and Corporate Secretary since February 2023. She previously held the titles of Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer from August 2021 to February 2023; Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer from May 2019 to August 2021; Senior Vice President, General Counsel and Chief Compliance Officer from April 2018 to May 2019; and Senior Vice President, Senior Litigation Counsel and Chief Compliance Officer from April 2017 to April 2018. Ms. Meringolo oversees all legal and corporate affairs of the Company, including corporate compliance initiatives, and she serves as the executive sponsor for the Company’s corporate Impact program. Prior to joining the Company, from 2011 to April 2017, Ms. Meringolo worked at Avon Products, Inc. in a series of roles of increasing responsibility, with her most recent role as Vice President, Associate General Counsel, Litigation, Marketing and Intellectual Property where she oversaw legal responsibilities for a variety of matters including litigation, government investigations and providing counsel to the Ethics and Compliance team. Previously, Ms. Meringolo was an attorney at the law firm DLA Piper LLP (US), where she practiced litigation law and advised clients on corporate compliance initiatives.

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Executive Compensation

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) explains our overall compensation philosophy and approach, describes the material components of our executive compensation programs and details the determinations made by the Compensation Committee for the compensation awarded with respect to the Company’s fiscal year ended June 30, 2025 to the following current and former executive officers (our “named executive officers” or “NEOs”):

Executive	Position
Alison E. Lewis	Interim President and Chief Executive Officer
Lee A. Boyce	Chief Financial Officer
Wolfgang Goldenitsch	President, International
Kristy M. Meringolo	Chief Legal and Corporate Affairs Officer, Corporate Secretary
Wendy P. Davidson*	Former President and Chief Executive Officer
Chad D. Marquardt**	Former President, North America

* Ms. Davidson served as President and Chief Executive Officer through May 6, 2025.

** Mr. Marquardt served as President, North America until August 1, 2025.

Overview

While fiscal year 2025 was a challenging year for our Company, we remain committed to evolving our strategy with an eye on continuous improvement in margins, innovation and topline growth. We did not meet the financial objectives we set out to achieve during fiscal year 2025. For our total Company goals applicable to NEOs under our Annual Incentive Plan, our adjusted EBITDA and organic net sales performance did not meet the respective threshold goals. Due to that financial performance, the total Company payout percentage under our Annual Incentive Plan was 0%, and there were no payouts thereunder to NEOs for fiscal year 2025. Additionally, we failed to achieve the threshold targets under all performance-based awards under our 2023-2025 long-term incentive program, which were performance share units with a three-year performance period that ended on September 6, 2025, and therefore no performance share units vested under the 2023-2025 long-term incentive program.

Because a substantial percentage of the compensation for our NEOs is based on the success of our Company, the compensation realized by our NEOs as a whole during fiscal year 2025 was commensurate with our Company performance. The Compensation Committee believes that this result demonstrates our commitment to link pay and performance and align the interests of our NEOs with the long-term interests of our stockholders.

Stockholder Feedback on Compensation

Our Board, the Compensation Committee and our management team value stockholder perspectives on our executive compensation program and consider the outcome of the annual stockholder advisory vote on executive compensation — the “Say on Pay” vote. At our 2024 Annual Meeting in October 2024, the compensation of our named executive officers was approved by 89% of votes cast.

Members of our management team and Board engage with our institutional stockholders in meetings and calls throughout the year. Our Compensation Committee considers stockholder feedback in its ongoing review and design of our executive compensation program to maintain awareness of evolving executive compensation practices in our industry and among public companies generally, ensure continued alignment of pay and performance, and sustain strong stockholder support.

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EXECUTIVE COMPENSATION

Overall, the Compensation Committee determined that the Company’s executive compensation philosophy, compensation objectives and compensation elements continued to be appropriate for fiscal year 2025.

CEO Transition

Effective as of May 6, 2025, Ms. Davidson’s employment with the Company was terminated by the Board without cause, and Ms. Lewis, at that time a non-executive director, was appointed as Interim President and Chief Executive Officer. The offer letter between Ms. Lewis and the Company provides that Ms. Lewis’s employment as Interim President and Chief Executive Officer will continue until the earliest to occur of (i) the date a permanent President and Chief Executive Officer is appointed, (ii) May 7, 2026, (iii) the Company’s termination of Ms. Lewis’s employment for any reason, or (iv) Ms. Lewis’s resignation of employment for any reason.

In connection with Ms. Lewis’ appointment, the Company entered into an offer letter with Ms. Lewis, which the Compensation Committee believes fairly compensates Ms. Lewis relative to peers taking into account the interim nature of her role and also aligns with stockholder interests and expectations. Ms. Lewis’ compensation includes the following components:

•	A monthly base salary of $100,000, and
•

A one-time grant of RSUs (the “Lewis RSU Award”) with a grant date fair value of $900,000, to vest on May 7, 2026 subject to Ms. Lewis’ continued employment as Interim President and Chief Executive Officer, provided that if, prior to May 7, 2026, Ms. Lewis’s employment is terminated (i) by the Company without cause, (ii) due to the appointment of a permanent President and Chief Executive Officer or (iii) by Ms. Lewis for good reason following a change in control, then subject to Ms. Lewis’ execution and non-revocation of a release of claims, a pro-rata portion of the RSUs granted pursuant to the RSU Award will vest based on the number of days Ms. Lewis is employed from May 7, 2025 to the date of termination.

Ms. Lewis was not eligible for any other annual bonus opportunity or long-term incentive awards for fiscal year 2025. For a description of the payments and benefits that Ms. Davidson received in connection with her departure from the Company, see “Potential Payments upon Termination or Change in Control,” which begins on page 46.

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EXECUTIVE COMPENSATION

Executive Compensation Practices at a Glance

What We Do ✓		What We Do NOT Do x
✓	DO align annual incentive pay and performance by linking annual incentive compensation to the achievement of performance goals tied to Company strategic objectives	x	NO guaranteed cash incentives, equity compensation or salary increases for NEOs
✓	DO have a majority of executive compensation at risk based on corporate performance	x	NO single trigger acceleration upon a change in control for equity awards granted to NEOs
✓

DO align long-term incentive pay and performance by linking a portion of long-term compensation to the achievement of relative total shareholder return (“TSR”) and other multi-dimensional financial goals relating to profitability and cash flow

x

NO acceleration of performance-based equity awards without regard to performance goals, with any acceleration upon a qualifying termination of employment subject to the attainment of performance goals measured through the date of the acceleration event

✓	DO cap payouts for annual incentive and LTIP awards	x	NO executive pension or executive retirement plans for any of our U.S.-based NEOs
✓	DO maintain rigorous stock ownership guidelines (6x base salary for the CEO, 3x base salary for executive officers and 5x annual cash retainer for non-employee directors)	x	NO compensation or incentives that encourage unnecessary or excessive risk taking
✓	DO maintain clawback policies with respect to cash and equity incentive compensation, including mandatory clawback of incentive compensation in the event of an accounting restatement	x	NO tax gross ups
✓	DO conduct annual compensation review and approval of our compensation philosophy and strategy	x	NO pledging of any of our securities by directors, executive officers or other employees
✓	DO appoint a Compensation Committee comprised solely of independent directors	x	NO hedging or derivative transactions by directors, executive officers or other employees involving our securities
✓	DO use an independent compensation consultant engaged by our Compensation Committee	x	NO material perquisites; customary home country benefits for one NEO based in Europe

Compensation Philosophy and Objectives

Compensation Philosophy

We believe a majority of the compensation for our NEOs should be dependent on the success of our Company so that the interests of our NEOs are aligned with the long-term interests of our stockholders. Accordingly, a majority of executive compensation is designed to be “at risk” and dependent on achieving quantitative performance goals. The Compensation Committee reviews our compensation design and philosophy on at least an annual basis to ensure that our executive compensation program continues to support the Company’s strategy, objectives and stockholder interests.

Executive Compensation Program Objectives

We provide a competitive total compensation package to our executive management team through a combination of base salary, annual incentives, long-term incentives and other compensation, as well as severance and change-in-control arrangements.

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EXECUTIVE COMPENSATION

The primary objectives of our executive compensation program are to:

•
Attract, motivate and retain key employees with outstanding talent and ability;
•
Align the interests of our executives with the interests of our stockholders;
•
Reward performance, with a meaningful portion of compensation tied to Company goals;
•
Promote the creation of long-term stockholder value; and
•
Structure executive compensation in a manner that promotes our strategic, financial and operating performance objectives, without encouraging unnecessary or excessive risk taking.

Our compensation elements are designed to achieve the objectives set forth above as follows:

•
Base salary and benefits are designed to attract and retain executives by providing regular and continued payments that are appropriate for their position, experience and responsibilities;
•
Annual performance-based awards are designed to focus our executives on objectives each year that are generally operational and drive specific performance needed to achieve short-term targets that are part of our long-term growth and profitability goals;
•
Long-term incentives are designed to align our executives’ interests with those of our stockholders and to motivate executives to generate value for our stockholders over the long term; and
•
Severance and change-in-control arrangements are designed to mitigate the distraction of our key executives when faced with a potential change in control or other possible termination situations and to facilitate our ability to attract and retain executives as we compete for talented individuals in a marketplace where such protections are commonly offered.

Target Annual Compensation Mix

The following chart shows the mix of fixed and at risk target annual compensation for our NEOs, other than our interim CEO, who were employed at June 30, 2025 as a group (Messrs. Boyce, Goldenitsch and Marquardt and Ms. Meringolo). Fixed compensation represents annual base salaries in effect for fiscal year 2025. At risk compensation is comprised of target annual cash bonuses under our Annual Incentive Plan (“AIP“) and the annual target value of the NEOs’ awards under the 2025-2027 Long-Term Incentive Program. The compensation packages for each of our current interim CEO and our former CEO are described elsewhere in this Compensation Discussion and Analysis.

Fixed vs. At Risk Compensation

69% At-Risk 31% Fixed Current NEOs Other Than Interim CEO

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EXECUTIVE COMPENSATION

How Executive Pay is Established

Role of the Compensation Committee

The Compensation Committee reviews and approves all compensation arrangements for our CEO and our other executive officers, including employment agreements, base salaries, annual and long-term incentive arrangements, the form and amount of equity awards, and severance and change-in-control arrangements. The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy.

Our Compensation Committee is authorized to engage an independent compensation consultant to assist the Compensation Committee with its roles and responsibilities. For fiscal year 2025, the Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”) as its independent compensation consultant.

Role of Management

From time to time, members of our Human Resources, Finance and Legal departments work with our CEO to recommend certain terms of our compensation plans and programs to the Compensation Committee, to develop financial and other goals that are utilized under those programs and to prepare analyses to assist the Compensation Committee in making its decisions. Our CEO makes recommendations to the Compensation Committee regarding compensation determinations for other executive officers, but does not participate in compensation determinations regarding her own compensation.

Benchmarking / Peer Group

A key objective of our executive compensation program is to ensure that total direct compensation is competitive with the companies against which we compete for talent. The Compensation Committee uses compensation data from a peer group as general guidance and as one of many factors that inform its judgment of appropriate compensation parameters for target compensation levels. When using peer group data, the Compensation Committee references the 50th percentile, recognizing that the specific positioning for each NEO is determined on a case-by-case basis considering multiple factors.

Each year, the Compensation Committee evaluates its previously-selected peer group and determines which companies best reflect the Company’s competitors for talent. In advance of fiscal year 2025, the Compensation Committee, with the assistance of ClearBridge, evaluated the Company’s peer group to be used in connection with fiscal year 2025 compensation determinations. The Compensation Committee and ClearBridge evaluated existing peer group companies and potential new peer group companies with respect to enterprise value, revenue and industry. Specifically, they considered a revenue range of approximately 1/2x to 2x the Company’s revenue and an enterprise value range of approximately 1/5x to 5x the Company’s enterprise value, with flexibility applied on the end points to accommodate peers that are a good match from a business perspective and/or to ensure a sufficient number of peers. The Compensation Committee determined to remove Hostess Brands, Inc. and Sovos Brands, Inc. from the peer group for fiscal year 2025 based on this review and given their respective acquisitions in fiscal year 2024. Accordingly, our peer group for fiscal year 2025 was established as follows:

HAIN CELESTIAL 2025 Proxy Statement 31

EXECUTIVE COMPENSATION

Fiscal Year 2025 Peer Group

• B&G Foods, Inc.	• The Marzetti Company (formerly known as Lancaster Colony Corporation)

• BellRing Brands, Inc.	• Post Holdings, Inc.

• Edgewell Personal Care Company	• The Simply Good Foods Company

• Flowers Foods, Inc.	• TreeHouse Foods, Inc.

• J&J Snack Foods Corp.	• Utz Brands, Inc.

Base Salary

The base salaries of our NEOs are reviewed on an annual basis by our Compensation Committee and our CEO (other than with respect to the CEO’s own salary, which is reviewed and determined by our Compensation Committee). This review is informed by market data, as well as assessments of the performance of our executive officers by our Compensation Committee. No formulaic base salary increases are provided to our executive officers. Base salaries may be adjusted when the Compensation Committee determines that adjustments are warranted in light of market salary levels, salary levels within companies in our peer group, individual performance, changes in scope of responsibilities and/or overall company performance. We pay base salaries to our NEOs to compensate them for their day-to-day services and to attract, recruit and retain qualified executives who we believe will help us to implement our strategy. The salaries are intended to recognize the experience, skills, knowledge, past performance and responsibilities of each NEO.

During fiscal year 2025, our Compensation Committee approved merit-based salary increases in amounts ranging from 3.0 to 3.5% for certain of our NEOs. These increases were intended to recognize these NEOs’ valued contributions to the Company and to align salary levels with the broader market. The following table shows the changes to the annual base salaries of the NEOs that were implemented during fiscal year 2025.

Name	Annual Base Salary at End of Fiscal Year 2024	Annual Base Salary Increase During Fiscal Year 2025	Percentage Increase	Fiscal Year 2025 Annual Base Salary

Alison E. Lewis[1]	—	—	—	$1,200,000
Lee A. Boyce	$558,000	$19,530	3.5%	$577,530
Wolfgang Goldenitsch[2]	€447,941	€13,438	3.0%	€461,379
Kristy M. Meringolo	$497,036	$17,396	3.5%	$514,432
Wendy P. Davidson	$925,000	—	—	$925,000
Chad D. Marquardt	$500,000	$15,000	3.0%	$515,000

1.
Ms. Lewis was appointed Interim President and Chief Executive Officer effective as of May 7, 2025. Under Ms. Lewis’ offer letter with the Company, she is entitled to receive a monthly base salary of $100,000.
2.
Mr. Goldenitsch is employed by an Austrian subsidiary of the Company, and his base salary is paid in euros. While the information in this table for Mr. Goldenitsch is presented in euros, certain compensation amounts for Mr. Goldenitsch appearing in the compensation tables on pages 41-47 have been converted from euros to U.S. dollars.

Annual Incentive Plan

A key executive compensation objective is to have a majority of each NEO’s compensation be tied to the Company’s performance. To this end, the Company’s AIP, administered by the Compensation Committee pursuant to the Company’s Amended and Restated Executive Incentive Plan, is based on performance against key financial objectives designed to drive the specific performance needed to foster the Company’s growth and profitability.

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EXECUTIVE COMPENSATION

The Compensation Committee established the AIP for fiscal year 2025 (the “2025 AIP”) to provide the NEOs and other executives with the opportunity to earn a cash bonus based on the following calculation:

Target AIP Opportunity 120% of annual base salary for CEO* 60% to 80% of annual base salary for other NEOs	×	Company Payout Percentage 0% to 150% Based on Company performance against financial objectives in specified performance measures	×	Individual Modifier (for NEOs other than CEO) 0% to 150% Based on Compensation Committee review of individual performance Cannot increase payout above 200% of target

* Ms. Lewis was appointed Interim President and Chief Executive Officer effective as of May 7, 2025 and was not eligible to receive a bonus for fiscal year 2025 under the 2025 AIP.

For fiscal year 2025, the Company’s performance did not meet the threshold goals under the 2025 AIP, and as a result there were no payouts to NEOs under the 2025 AIP.

2025 AIP Award Opportunities

Based on their target annual bonus percentages and the terms of the 2025 AIP, the NEOs had the opportunity to receive the cash awards shown below for fiscal year 2025 under the 2025 AIP.

	2025 AIP Target Award		2025 AIP Maximum Award
	% of Base Salary	($ or €)	% of Base Salary	($ or €)

Alison E. Lewis[1]	—	—	—	—
Lee A. Boyce	80	$462,024	160	$924,048
Wolfgang Goldenitsch	70	€322,965	140	€645,931
Kristy M. Meringolo	60	$308,659	120	$617,318
Wendy P. Davidson[2]	120	$1,110,000	240	$2,220,000
Chad D. Marquardt	70	$360,500	140	$721,000

1.
Ms. Lewis was appointed Interim President and Chief Executive Officer effective as of May 7, 2025 and was not eligible to receive a bonus for fiscal year 2025 under the 2025 AIP.
2.
Ms. Davidson served as President and Chief Executive Officer through May 6, 2025. Under her separation agreement with the Company, she was not eligible to receive a bonus for fiscal year 2025 under the 2025 AIP. See “Potential Payments upon Termination or Change in Control,” which begins on page 46.

Company Payout Percentages and Performance Measures

For fiscal year 2025, the Compensation Committee determined to maintain the 2025 AIP with two objective financial metrics (adjusted EBITDA and organic net sales, defined as net sales adjusted to exclude the impact of foreign exchange, acquisitions, divestitures, discontinued brands and exited product categories).

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EXECUTIVE COMPENSATION

Performance Measure	Weighting

Adjusted EBITDA	50%
Organic net sales	50%

Based on the Company’s budget for fiscal year 2025, the Compensation Committee established a range of goals for adjusted EBITDA and organic net sales and the associated payout percentages with respect to the 2025 AIP. In developing the goals, the Compensation Committee carefully evaluated then-current and expected business conditions, including factors such as (1) increasing market competition for our products, (2) supply chain pressures, and (3) our evolving business strategy. The target goal for adjusted EBITDA was set at $164.6 million, 6.5% above fiscal year 2024 performance. After adjustments for items excluded from organic net sales during the year, the target goal for organic net sales was $1,637.7 million, 6.0% above fiscal year 2024 organic net sales performance. The Compensation Committee determined that the fiscal year 2025 target goals were rigorous and challenging in light of then-current business conditions.

For adjusted EBITDA, threshold goals were established at 90% of target and maximum goals were established at 110% of target. For organic net sales, threshold goals were established at 95% of target and maximum goals were established at 105% of target. For each measure, potential payouts range from 0% for performance below the threshold goal, to 50% of target for achievement of the threshold goal, to 150% of target for achievement of the maximum goal. For Company performance between specifically enumerated goals, the payout percentage is interpolated on a straight-line basis.

Adjusted EBITDA goals and performance reflect performance after taking into account 2025 AIP payouts, such that the AIP is self-funding. As such, if threshold payouts under the 2025 AIP would cause actual performance to fall below the threshold goal, then the threshold payout is not earned.

For each measure, the goals and associated payout percentages for our NEOs are set forth below, along with the baseline fiscal year 2024 performance.

Adjusted EBITDA (50% Weight)				Organic Net Sales (50% Weight)
Baseline Fiscal Year	Fiscal Year 2025 Goals			Baseline Fiscal Year	Fiscal Year 2025 Goals
2024 Performance ($)	Threshold Goal (50% Payout) ($)	Target Goal (100% Payout) ($)	Maximum Goal (150% Payout) ($)	2024 Performance ($)	Threshold Goal (50% Payout) ($)	Target Goal (100% Payout) ($)	Maximum Goal (150% Payout) ($)

154.5 million	148.1 million	164.6 million	181.1 million	1,544.6 million	1,555.8 million	1,637.7 million	1,719.6 million

Individual Modifier

With respect to NEOs other than the CEO, assuming at least one performance measure achieves its threshold goal and after Company performance is measured against the performance goals, the Compensation Committee can increase or decrease payouts based on an individual modifier of 0% to 150%, with the overall payout capped at the maximum payout of 200% of the NEO’s target award amount. Individual modifiers are determined considering each NEO’s leadership of their functional area, contribution to the Company’s overall performance during the year, performance against individual goals and other factors.

Fiscal Year 2025 AIP Payout Determination

On September 15, 2025, the Company reported fiscal year 2025 adjusted EBITDA of $113.8 million and organic net sales of $1,443.6 million. This performance did not meet the threshold goal for either measure, and as a result, there were no payouts to NEOs under the 2025 AIP.

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EXECUTIVE COMPENSATION

Long-Term Incentive Program

We believe that equity grants serve our compensation objectives by linking the compensation of our key employees to our long-term strategic plan and further align such employees with our stockholders since the value of equity awards will increase or decrease with the changes in the value of our common stock. Grants are generally made under a performance-based long-term incentive program (“LTIP”). Participants in the LTIP include our executive officers and other key employees.

Since fiscal year 2022, our LTIP has generally consisted of annual grants of one year’s worth of long-term incentive value, which aligns with typical market practices and provides an ongoing incentive and retention focus for our management team. The Compensation Committee seeks to use a mix of equity award types under the LTIP that provides an appropriate balance among the Company’s objectives of stockholder alignment, pay-for-performance and retention of executives.

No Vesting of Performance Share Units Under 2022-2024 LTIP or 2023-2025 LTIP

The performance period for the 2022-2024 LTIP ended on November 17, 2024, and the performance period for the 2023-2025 LTIP ended on September 6, 2025. Both programs consisted of a mix of (1) time-vested RSUs, (2) performance share units (“PSUs”) based on relative TSR versus the S&P Food & Beverage Select Industry Index over a three-year performance period, and (3) PSUs based on the Company’s absolute compound TSR over a three-year performance period. For both types of PSUs, payouts could range from 0% to 200% of the target number of PSUs, with attainment of the threshold goal resulting in a payout of 50% of the target number of PSUs. Threshold and target goals for the PSUs based on relative TSR were 30thpercentile and 51st percentile, respectively. Threshold and target goals for the PSUs based on absolute TSR were 7.00% and 11.00%, respectively.

Based on actual performance during the respective three-year performance periods, no PSUs vested under the 2022-2024 LTIP or the 2023-2025 LTIP.

2025-2027 LTIP

Overview

As with our 2024-2026 LTIP awards granted in fiscal year 2024, the Compensation Committee determined to again use a mix of time-vested RSUs and PSUs for the 2025-2027 LTIP. The use of RSUs ensures that the 2025-2027 LTIP provides some retention value to the NEOs and other key employees, as well as supports the Company’s stockholder alignment objectives. To ensure appropriate performance incentives, the Compensation Committee decided to grant three types of PSUs with a three-year performance period, using each of relative TSR, adjusted EBITDA margin and unlevered free cash flow as metrics. The addition of the latter two metrics was intended to provide a link between compensation and financial measures that were determined to be critical to the Company’s business strategy.

It was determined that Ms. Davidson would receive 40% of her 2024-2026 LTIP value in RSUs and 60% of the value in PSUs. The other NEOs who received 2024-2026 LTIP awards would receive 50% of their 2025-2027 LTIP value in RSUs and 50% of the value in PSUs. Of the value received by each NEO in PSUs, 40% would be in PSUs based on relative TSR, 40% would be in PSUs based on the Company’s adjusted EBITDA margin and 20% would be in PSUs based on the Company’s unlevered free cash flow.

Awards under the 2025-2027 LTIP were granted in October 2024. The four types of awards granted under the 2025-2027 LTIP consisted of:

1)
Time-vested RSUs (the “2025 LTIP RSUs”);
2)
PSUs based on the Company’s relative TSR versus the S&P Food & Beverage Select Industry Index over the 2025-2027 Relative TSR PSU Performance Period, as defined below (the “2025 Relative TSR PSUs”);
3)
PSUs based on the Company’s adjusted EBITDA margin over the 2025-2027 Adjusted EBITDA Margin PSU Performance Period, as defined below (the “2025 Adjusted EBITDA Margin PSUs”); and
4)
PSUs based on the Company’s unlevered free cash flow over the 2025-2027 Unlevered FCF PSU Performance Period, as defined below (the “2025 Unlevered FCF PSUs”).

HAIN CELESTIAL 2025 Proxy Statement 35

EXECUTIVE COMPENSATION

The performance period for the 2025 Relative TSR PSUs is from October 29, 2024 through October 28, 2027 (the “2025-2027 Relative TSR PSU Performance Period”). The performance period for the 2025 Adjusted EBITDA Margin PSUs is the Company’s fiscal year ending June 30, 2027 (the “2025-2027 Adjusted EBITDA Margin PSU Performance Period”). The performance period for the 2025 Unlevered FCF PSUs is the Company’s fiscal years 2025, 2026 and 2027 (the “2025-2027 Unlevered FCF PSU Performance Period”).

Terms of 2025-2027 LTIP Awards

The terms of the RSU awards under the 2025-2027 LTIP are substantially similar to the terms of the same awards under the 2024-2026 LTIP. The maximum payout of PSU awards under the 2025-2027 LTIP was reduced to 150% from 200% in prior years.

The 2025 LTIP RSUs vest one-third (1/3) per year over three years, with vesting dates of October 28, 2025, 2026 and 2027. The 2025 LTIP RSUs provide for accelerated vesting upon death, disability or a termination without cause that occurs within 12 months following a change in control (i.e., double trigger vesting).

Payouts under the 2025 Relative TSR PSUs, the 2025 Adjusted EBITDA Margin PSUs and the 2025 Unlevered FCF PSUs can range from 0% to 150% of the target number of PSUs based on Company performance over the relevant performance periods, with attainment of the threshold goal resulting in a payout of 50% of the target number of PSUs. In establishing the performance goals, the Compensation Committee analyzed and considered historical market return levels and the Company’s three-year financial objectives in order to support pay-for-performance objectives.

The performance goals and potential payouts for the 2025 Relative TSR PSUs, 2025 Adjusted EBITDA Margin PSUs and the 2025 Unlevered FCF PSUs are shown in the following table. Straight-line interpolation applies between performance levels and payouts.

Performance Level	2025 Relative TSR PSUs: Percentile Rank of the Company’s TSR Versus the S&P Food & Beverage Select Industry Index Over the 2025-2027 Relative TSR PSU Performance Period	2025 Adjusted EBITDA Margin PSUs: Adjusted EBITDA Margin During the 2025-2027 Adjusted EBTIDA Margin PSU Performance Period	2025 Unlevered FCF PSUs: Unlevered Free Cash Flow During the 2025-2027 Unlevered FCF PSU Performance Period	PSUs Earned Based on Company Performance (% of Target Number of PSUs)

Below Threshold	Below 30th Percentile	Less than 10.0%	Less than $385 million	0% of Target
Threshold	30th Percentile	10.0%	$385 million	50% of Target
Target	51st Percentile	11.0%	$426 million	100% of Target
Maximum	75th Percentile or Greater	12.1%	$468 million	150% of Target

For the 2025 Relative TSR PSUs, “total shareholder return” means a company’s TSR during the 2025-2027 Relative TSR PSU Performance Period, which is calculated as (i) the Company’s average closing share price over the final 20 trading days of the 2025-2027 Relative TSR PSU Performance Period minus the Company’s closing share price on the day prior to the start of the 2025-2027 Relative TSR PSU Performance Period, plus reinvested dividends, divided by (ii) the Company’s closing share price on the day prior to the start of the 2025-2027 Relative TSR PSU Performance Period.

For the 2025 Adjusted EBITDA Margin PSUs, “adjusted EBITDA margin” means the net income (loss) before net interest expense, income taxes, depreciation and amortization, adjusted to exclude the impact of non-GAAP adjustments and calculated as a percentage of net sales, each as reported by the Company for the 2025-2027 Adjusted EBITDA Margin PSU Performance Period.

For the 2025 Unlevered FCF PSUs, “unlevered free cash flow” means the aggregate net cash provided by operating activities minus purchases of property, plant and equipment, plus interest expense, net, plus cash paid for income taxes, net of refunds, in each case as reported by the Company during the 2025-2027 Unlevered FCF PSU Performance Period.

Vesting of the 2025 Relative TSR PSUs, the 2025 Adjusted EBITDA Margin PSUs and the 2025 Unlevered FCF PSUs may be accelerated upon certain qualifying terminations of employment, including certain terminations following a change in control, subject to the

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attainment of the performance goals measured through the date of the applicable acceleration event or earlier change in control. See “Potential Payments upon Termination or Change in Control,” which begins on page 46.

Award Amounts

The following table shows the details of the number of 2025 LTIP RSUs, 2025 Relative TSR PSUs, 2025 Adjusted EBITDA Margin PSUs and 2025 Unlevered FCF PSUs received by the NEOs during fiscal year 2025 as part of the 2025-2027 LTIP, as well as the annual long-term incentive value and allocation among award types used to determine the number of awards received by each NEO.

Name	Annual Long-Term Incentive Value ($)	% Breakdown RSUs / PSUs (%)	2025 LTIP RSUs (#)	2025 Relative TSR PSUs at Target Payout (#)	2025 Adjusted EBITDA Margin PSUs at Target Payout (#)	2025 Unlevered FCF PSUs at Target Payout (#)

Alison E. Lewis[1]	—	—	—	—	—	—
Lee A. Boyce	1,100,000	50 / 50	63,702	25,481	25,481	12,741
Wolfgang Goldenitsch	700,000	50 / 50	40,538	16,215	16,215	8,108
Kristy M. Meringolo	700,000	50 / 50	40,538	16,215	16,215	8,108
Wendy P. Davidson[2]	3,350,000	40 / 60	155,201	93,121	93,121	46,561
Chad D. Marquardt[3]	700,000	50 / 50	40,538	16,215	16,215	8,108
1.
Ms. Lewis was appointed Interim President and Chief Executive Officer effective as of May 7, 2025. She did not receive an award under the 2025-2027 LTIP.
2.
Ms. Davidson served as President and Chief Executive Officer through May 6, 2025. As such, her awards under the 2025-2027 LTIP were forfeited in connection with her departure from the Company. See “Potential Payments upon Termination or Change in Control,” which begins on page 46.
3.
Mr. Marquardt served as President, North America until August 1, 2025. As such, his awards under the 2025-2027 LTIP were forfeited in connection with his departure from the Company. See “Potential Payments upon Termination or Change in Control,” which begins on page 46.

Other Compensation Elements

Benefits

Our U.S.-based NEOs are eligible for the same level and offering of benefits that we make available to other employees, including our 401(k) plan, health care, dental and vision plans, life insurance plans and other employee benefit programs. We do not have any defined benefit pension plans or executive supplemental retirement programs in the United States.

Mr. Goldenitsch is employed by an Austrian subsidiary of the Company and receives benefits that are customary for a senior executive in Austria. These include Company-paid pension insurance and accident insurance, a Company-provided car and Company-paid internet service at home. Mr. Goldenitsch’s pension insurance arrangement, which amounted to €45,583 (or $49,604) in Company payments in fiscal year 2025 for his benefit, is a defined contribution retirement benefit that has been in place since before Mr. Goldenitsch became an executive officer of the Company in December 2021 and before the Company’s 2015 acquisition of the Mona Group through which Mr. Goldenitsch joined the Company.

Severance and Change-in-Control Arrangements

The Compensation Committee believes that severance and change-in-control benefits are important for attracting and retaining executive talent, helping to ensure that NEOs can remain focused during periods of uncertainty and neutralizing the potential conflict of our key executives when faced with a potential change in control. Our form of change-in-control agreement for all NEOs includes market-typical provisions. For a complete description of the severance and change-in-control benefits we have agreed to provide to the NEOs, see “Potential Payments upon Termination or Change in Control,” which begins on page 46.

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Other Compensation Policies and Considerations

Executive Stock Ownership Guidelines

The Compensation Committee believes that requiring NEOs and other key employees to hold significant amounts of our common stock strengthens their alignment with the interests of our stockholders and promotes achievement of long-term business objectives. To this end, the Compensation Committee has adopted stock ownership guidelines that require key members of the Company’s management team to own minimum amounts of the Company’s common stock. The dollar value of shares that must be acquired and held equals a multiple of the individual executive’s base salary, and ownership requirements automatically update whenever a change in base salary occurs. The guidelines for executives are set forth below:

Officer Level	Ownership Guideline

Chief Executive Officer	6 times annual base salary
Executive Officers	3 times annual base salary

Executives subject to the guidelines are expected to achieve the applicable ownership guideline within five years of becoming subject to the guidelines (the “Guideline Compliance Period”) and to show progress toward achieving the applicable ownership guideline during the Guideline Compliance Period. Executives are generally prohibited from disposing of shares of common stock if, following the disposition, the executive would be below the applicable ownership guideline or, if during the Guideline Compliance Period, would not be on track to achieve the applicable ownership guideline within the Guideline Compliance Period. After two years of being subject to the guidelines, an executive is permitted to dispose of shares of common stock provided that the executive retains at least 75% of the shares received by the executive (after any withholding to cover taxes) under all equity awards pursuant to which the executive has received shares of common stock, measured on an aggregate basis across all equity awards.

Executives may satisfy their ownership guidelines only through (1) shares of common stock owned directly by the executive, (2) shares of common stock underlying time-vesting RSUs or restricted stock (whether or not vested or settled) held by the executive and (3) shares of common stock owned by the executive’s immediate family members residing in the same household (or through trusts for their benefit).

The Compensation Committee has determined that all executives subject to the guidelines are currently in compliance with the guidelines because they have shown satisfactory progress of accumulating ownership and have not disposed of any shares of common stock in excess of the amounts permitted by the guidelines.

Compensation Recoupment Policies

We have adopted compensation recoupment policies, also known as “clawback” policies, in connection with cash and equity incentive compensation for executive officers. Our pre-existing policy, which was adopted in 2019 and remains in force with respect to awards received prior to October 2, 2023, provides that, if the Company is required to restate its financial statements filed with the SEC, the Compensation Committee may require reimbursement or forfeiture of cash and equity incentive compensation paid or granted to executive officers to the extent their compensation would have been lower under the restated results, regardless of whether the executive officer was involved in or had knowledge of any misconduct or other facts leading to the restatement. We have adopted an additional “clawback” policy, effective as of October 2023, that is compliant with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act and Rule 5608 of the Nasdaq listing standards. This policy provides that, upon the occurrence of an accounting restatement of the Company’s financial statements to correct an error, the Compensation Committee must recoup incentive-based compensation that was erroneously granted, earned or vested to our current and former “officers” (as defined under Rule 16a-1 of the Exchange Act) based wholly or in part upon the attainment of any financial reporting measure, subject to limited exceptions.

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Policy Against Hedging, Pledging and Other Transactions

Our Insider Trading Policy prohibits our directors, executive officers and other employees from entering into derivative contracts or hedging transactions with respect to Company shares, including buying or selling put or call options. The Insider Trading Policy also prohibits our directors, executive officers and other employees from purchasing Company shares on margin, borrowing against the value of Company shares or pledging Company shares as collateral for a loan, or engaging in short sales of Company shares.

Insider Trading Arrangements and Policies

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by our directors, officers and employees, and the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our 2025 Annual Report on Form 10-K.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant stock options, SARs, or similar option-like instruments to our named executive officers or other employees or service providers. If in the future we anticipate granting stock options, SARs, or similar option-like instruments, we will establish a policy regarding how the Board determines when to grant such awards and how the Board or Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Tax and Accounting Considerations

The Compensation Committee considers the tax impact of various aspects of the compensation program for our NEOs. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible for tax purposes.

The Compensation Committee also considers the effect of certain accounting rules that apply to the various aspects of the compensation program for our NEOs. The Compensation Committee reviews potential accounting effects in determining whether its compensation actions are in the best interests of the Company and its stockholders.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information in the Compensation Discussion and Analysis included in the Company’s proxy statement with the management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Company’s proxy statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2025.

The Compensation Committee

Shervin J. Korangy, Chair

Celeste A. Clark

Michael B. Sims

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation paid by us to our NEOs for services rendered during the last three fiscal years.

Name and Principal Position	Fiscal Year[1]	Salary[2] ($)	Bonus ($)	Stock Awards[3,4] ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation[5] ($)	Total ($)

Alison E. Lewis*	2025	175,385	—	900,000	—	240,445	1,315,830
Interim President and Chief Executive Officer
Lee A. Boyce	2025	574,150	—	1,154,035	—	13,544	1,741,729
Chief Financial Officer	2024	459,277	196,000[7]	1,238,209	—	4,538	1,898,024
Wolfgang Goldenitsch**	2025	498,938	—	734,386	—	61,983	1,295,307
President, International	2024	483,833	—	742,933	—	61,620	1,288,386
	2023	451,233	—	709,133	189,151	59,672	1,409,189
Kristy M. Meringolo	2025	511,421	—	734,386	—	10,544	1,256,351
Chief Legal and Corporate Affairs Officer, Corporate Secretary	2024	493,954	—	742,933	—	10,044	1,246,931
	2023	490,156	—	709,133	202,361	9,269	1,410,919
Wendy P. Davidson†	2025	789,808	—	3,530,682	—	225,927	4,546,417
Former President and Chief Executive Officer	2024	925,000	—	4,125,305	—	13,044	5,063,349
	2023	462,500	960,000[6]	3,066,503	250,906	25,547	4,765,456
Chad D. Marquardt††	2025	512,404	—	734,386	—	7,827	1,254,617
Former President, North America	2024	134,615	—	460,780	—	261	595,656

* Ms. Lewis was appointed Interim President and Chief Executive Officer effective as of May 7, 2025.

** Mr. Goldenitsch is employed by an Austrian subsidiary of the Company. The amounts shown in the Salary and All Other Compensation columns for Mr. Goldenitsch have been converted from euros to U.S. dollars using the average daily closing euro to U.S. dollar exchange rate during the applicable fiscal year, as reported by The Wall Street Journal. The average daily closing rate during fiscal year 2025 was 1 euro equals 1.0882 U.S. dollars, the average daily closing rate during fiscal year 2024 was 1 euro equals 1.0818 U.S. dollars and the average daily closing rate during fiscal year 2023 was 1 euro equals 1.0476 U.S. dollars. The amount shown in the Non-Equity Incentive Plan Compensation column for Mr. Goldenitsch for fiscal year 2023 was determined in U.S. dollars using a U.S. dollar exchange rate of 1 euro equals 1.09 U.S. dollars.

† Ms. Davidson left the office of President and Chief Executive Officer in May 2025.

†† Mr. Marquardt left the office of President, North America in August 2025.

1.
The Company’s fiscal year is July 1 to June 30, and we refer to fiscal years by the year in which they end. Fiscal year 2025 began July 1, 2024 and ended June 30, 2025.
2.
The amounts shown in the Salary column may not precisely match an NEO’s base salary rate that was in effect for a fiscal year due to payroll timing and/or increases to the base salary rate that became effective during the fiscal year.
3.
The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the stock awards granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 2 (under the heading “Stock-Based Compensation”) and Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
4.
Assuming the highest level of performance will be achieved under the performance-based PSUs granted in fiscal year 2025 (i.e., the 2025 Relative TSR PSUs, the 2025 Adjusted EBITDA Margin PSUs and the 2025 Unlevered FCF PSUs), the aggregate value of such PSUs would be as follows, based on PSUs paying out at maximum (150% of target) and using the closing market price of the Company’s common stock on the date of grant: Lee A. Boyce ($825,018), Wolfgang Goldenitsch ($525,008), Kristy M. Meringolo ($525,008), Wendy P. Davidson ($3,015,032) and Chad D. Marquardt ($525,008). The PSUs granted to Ms. Davidson and Mr. Marquardt in fiscal year 2025 as reflected in this column were forfeited upon their respective terminations.

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EXECUTIVE COMPENSATION

5.
The amounts shown in the All Other Compensation column for fiscal year 2025 consist of the following items for each NEO:

Name	Non-Employee Director Compensation[a] ($)	401(k) Plan Match[b] ($)	Life and Other Insurance Premiums[c] ($)	Pension and Accident Insurance ($)	Company- Provided Car[d] ($)	Other[e] ($)	Separation- Related Payments and Benefits ($)

Alison E. Lewis	240,333	—	112	—	—	—	—
Lee A. Boyce	—	12,200	1,344	—	—	—	—
Wolfgang Goldenitsch[f]	—	—	—	50,616	10,969	398	—
Kristy M. Meringolo	—	9,200	1,344	—	—	—	—
Wendy P. Davidson[g]	—	12,200	1,232	—	—	—	212,495
Chad D. Marquardt	—	6,483	1,344	—	—	—	—

a.
Represents compensation Ms. Lewis received under the Company’s compensation program for non-employee directors, disclosed here in accordance with SEC rules. Ms. Lewis ceased receiving any such compensation upon her appointment as Interim President and CEO in May 2025.
b.
The Company’s 401(k) match is calculated based upon a calendar year, and the amounts provided for each of the NEOs for fiscal year 2025 represent a matching contribution by the Company for calendar year 2024.
c.
Represents amounts paid by the Company on behalf of the NEOs for life, accidental death and dismemberment and long-term disability insurance.
d.
We calculated the cost to us for the Company-provided car based on the depreciation expense and the operating costs, such as fuel and maintenance.
e.
Represents Company-paid home internet service.
f.
Mr. Goldenitsch is employed by an Austrian subsidiary of the Company and receives benefits that are customary for an executive in Austria. The amounts shown in this table for Mr. Goldenitsch have been converted from euros to U.S. dollars using the average daily closing euro to U.S. dollar exchange rate during our fiscal year 2025, as reported by The Wall Street Journal. The average daily closing rate during fiscal year 2025 was 1 euro equals 1.0882 U.S. dollars.
g.
Ms. Davidson received the following payments and benefits during fiscal year 2025 in connection with her departure from the Company: (a) cash severance payments of $156,539, (b) a payment of $53,365 for unused vacation in accordance with Company policy upon an employee’s departure from the Company and (c) payment of COBRA premiums at a cost to the Company for fiscal year 2025 of $2,591. See “Potential Payments upon Termination or Change in Control,” which begins on page 46 for a description of all payments made and benefits provided to Ms. Davidson in connection with her departure from the Company.

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Fiscal Year 2025 Grants of Plan-Based Awards

The following table provides information about the following awards granted in fiscal year 2025: (1) cash bonus opportunities granted under the 2025 AIP, (2) equity awards granted under the 2025-2027 LTIP and (3) the Lewis RSU Award. These awards are also discussed in the CD&A.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards[1] ($)
Name	Type of Award		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Alison E. Lewis*	RSU	[2]	5/7/2025	—	—	—	—	—	—	620,689	900,000
Lee A. Boyce	AIP	[3]	—	115,506	462,024	924,048
	RSU	[4]	10/28/2024							63,702	563,763
	PSU	[5]	10/28/2024				12,741	25,481	38,222		252,007
	PSU	[6]	10/28/2024				12,741	25,481	38,222		225,507
	PSU	[7]	10/28/2024				6,371	12,741	19,112		112,758
Wolfgang Goldenitsch	AIP	[3]	—	87,863	351,451	702,902
	RSU	[4]	10/28/2024							40,538	358,761
	PSU	[5]	10/28/2024				8,108	16,215	24,323		160,366
	PSU	[6]	10/28/2024				8,108	16,215	24,323		143,503
	PSU	[7]	10/28/2024				4,054	8,108	12,162		71,756
Kristy M. Meringolo	AIP	[3]	—	77,165	308,659	617,318
	RSU	[4]	10/28/2024							40,538	358,761
	PSU	[5]	10/28/2024				8,108	16,215	24,323		160,366
	PSU	[6]	10/28/2024				8,108	16,215	24,323		143,503
	PSU	[7]	10/28/2024				4,054	8,108	12,162		71,756
Wendy P. Davidson**	AIP	[3]	—	277,500	1,110,000	2,220,000
	RSU	[4]	10/28/2024							155,201	1,373,529
	PSU	[5]	10/28/2024				46,561	93,121	139,682		920,967
	PSU	[6]	10/28/2024				46,561	93,121	139,682		824,121
	PSU	[7]	10/28/2024				23,281	46,561	69,842		412,065
Chad D. Marquardt†	AIP	[3]	—	90,125	360,500	721,000
	RSU	[4]	10/28/2024							40,538	358,761
	PSU	[5]	10/28/2024				8,108	16,215	24,323		160,366
	PSU	[6]	10/28/2024				8,108	16,215	24,323		143,503
	PSU	[7]	10/28/2024				4,054	8,108	12,162		71,756

* Ms. Lewis was appointed Interim President and Chief Executive Officer effective as of May 7, 2025. She was not eligible for an AIP award for fiscal year 2025 and did not receive a grant of equity awards under the 2025-2027 LTIP. For information regarding equity awards received by Ms. Lewis in her capacity as a non-employee director, see “Fiscal Year 2025 Director Compensation” on page 23.

** Ms. Davidson served as President and Chief Executive Officer through May 6, 2025. The treatment of Ms. Davidson’s awards listed in this table upon her departure as President and Chief Executive Officer is described in “Potential Payments upon Termination or Change in Control,” which begins on page 46.

† Mr. Marquardt served as President, North America until August 1, 2025. The treatment of Mr. Marquardt’s awards listed in this table upon his departure as President, North America is described in “Potential Payments upon Termination or Change in Control,” which begins on page 46.

1.
The grant date fair value of stock awards was calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 2 (under the heading “Stock-Based Compensation”) and Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
2.
A one-time grant of RSUs to vest on May 7, 2026 generally subject to Ms. Lewis’ continued employment as Interim President and Chief Executive Officer.
3.
The amounts shown for AIP awards reflect the threshold, target and maximum cash bonuses that could be earned by each individual under the 2025 AIP. Threshold amounts shown in the table assume achievement of the threshold performance goal for only one of the two metrics under the 2025 AIP. As discussed

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EXECUTIVE COMPENSATION

in the CD&A, the Company did not meet the threshold goal for either performance measure under the 2025 AIP, and as a result there were no payouts to the NEOs under the 2025 AIP.
4.
2025 LTIP RSUs awarded as part of the 2025-2027 LTIP, which are scheduled to vest in three (3) equal annual installments on October 28, 2025, 2026 and 2027.
5.
2025 Relative TSR PSUs awarded as part of the 2025-2027 LTIP, the terms of which are described in the CD&A.
6.
2025 Adjusted EBITDA Margin PSUs awarded as part of the 2025-2027 LTIP, the terms of which are described in the CD&A.
7.
2025 Unlevered FCF Margin PSUs awarded as part of the 2025-2027 LTIP, the terms of which are described in the CD&A.

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Outstanding Equity Awards at Fiscal Year 2025 Year End

The following table lists all outstanding equity awards held by the NEOs at June 30, 2025.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)

Alison E. Lewis	10/31/2024	19,474	[2]	29,600
	5/7/2025	620,689	[3]	943,447
Lee A. Boyce	10/25/2023	32,363	[4]	49,192
	10/25/2023				32,363	[5]	24,597
	10/25/2023				16,182	[6]	12,298
	10/28/2024	63,702	[7]	96,827
	10/28/2024				25,481	[8]	19,366
	10/28/2024				25,481	[9]	19,366
	10/28/2024				12,741	[10]	9,684
Wolfgang Goldenitsch	9/8/2022	5,345	[11]	8,124
	9/8/2022				10,743	[12]	8,165
	9/8/2022				5,292	[13]	4,022
	10/25/2023	19,418	[4]	29,515
	10/25/2023				19,418	[5]	14,758
	10/25/2023				9,709	[6]	7,380
	10/28/2024	40,538	[7]	61,618
	10/28/2024				16,215	[8]	12,324
	10/28/2024				16,215	[9]	12,324
	10/28/2024				8,108	[10]	6,162
Kristy M. Meringolo	9/8/2022	5,345	[11]	8,124
	9/8/2022				10,743	[12]	8,165
	9/8/2022				5,292	[13]	4,022
	10/25/2023	19,418	[4]	29,515
	10/25/2023				19,418	[5]	14,758
	10/25/2023				9,709	[6]	7,380
	10/28/2024	40,538	[7]	61,618
	10/28/2024				16,215	[8]	12,324
	10/28/2024				16,215	[9]	12,324
	10/28/2024				8,108	[10]	6,162
Wendy P. Davidson*	—	—		—	—		—
Chad D. Marquardt**	3/25/2024	5,901	[4]	8,970
	3/25/2024	21,978	[14]	33,407
	3/25/2024				5,901	[5]	4,486
	3/25/2024				2,950	[6]	2,242
	10/28/2024	40,538	[7]	61,618
	10/28/2024				16,215	[8]	12,324
	10/28/2024				16,215	[9]	12,324
	10/28/2024				8,108	[10]	6,162

* Ms. Davidson served as President and Chief Executive Officer through May 6, 2025. The treatment of Ms. Davidson’s outstanding equity awards upon her departure as President and Chief Executive Officer is described in “Potential Payments upon Termination or Change in Control,” which begins on page 46.

** Mr. Marquardt served as President, North America until August 1, 2025. The treatment of Mr. Marquardt’s outstanding equity awards upon his departure as President, North America is described in “Potential Payments upon Termination or Change in Control,” which begins on page 46.

1.
The market value is based on the closing price of the Company’s common stock on June 30, 2025, which was $1.52 per share.
2.
RSUs awarded as compensation for Ms. Lewis’ service as a director prior to her appointment as Interim President and Chief Executive Officer that vest on the date of the 2025 Annual Meeting.
3.
RSUs that vest on May 7, 2026, subject to Ms. Lewis’ continued employment as Interim President and Chief Executive Officer, except as provided in the award agreement.

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EXECUTIVE COMPENSATION

4.
RSUs awarded as part of the 2024-2026 LTIP that vest in three (3) equal annual installments, with the first installment having vested on October 25, 2024, and the remaining two installments scheduled to vest on October 25, 2025 and 2026.
5.
PSUs awarded as part of the 2024-2026 LTIP based on relative TSR. In accordance with SEC rules, the amount listed represents the threshold number of shares that may be earned under the award, which is 50% of the target number of shares. Total shares earned under the PSUs will range from 0% to 200% of the target number of shares.
6.
PSUs awarded as part of the 2024-2026 LTIP based on absolute TSR. In accordance with SEC rules, the amount listed represents the threshold number of shares that may be earned under the award, which is 50% of the target number of shares. Total shares earned under the PSUs will range from 0% to 200% of the target number of shares.
7.
RSUs awarded as part of the 2025-2027 LTIP that vest in three (3) equal annual installments on each of October 28, 2025, 2026 and 2027.
8.
PSUs awarded as part of the 2025-2027 LTIP based on relative TSR. In accordance with SEC rules, the amount listed represents the threshold number of shares that may be earned under the award, which is 50% of the target number of shares. Total shares earned under the PSUs will range from 0% to 150% of the target number of shares.
9.
PSUs awarded as part of the 2025-2027 LTIP based on adjusted EBITDA margin. In accordance with SEC rules, the amount listed represents the threshold number of shares that may be earned under the award, which is 50% of the target number of shares. Total shares earned under the PSUs will range from 0% to 150% of the target number of shares.
10.
PSUs awarded as part of the 2025-2027 LTIP based on unlevered free cash flow. In accordance with SEC rules, the amount listed represents the threshold number of shares that may be earned under the award, which is 50% of the target number of shares. Total shares earned under the PSUs will range from 0% to 150% of the target number of shares.
11.
RSUs awarded as part of the 2023-2025 LTIP that vested in three (3) equal annual installments, with the first, second and third installments having vested on September 6, 2023, 2024 and 2025, respectively.
12.
PSUs awarded as part of the 2023-2025 LTIP based on relative TSR. In accordance with SEC rules, the amount listed represents the threshold number of shares that may be earned under the award, which is 50% of the target number of shares. Total shares earned under the PSUs will range from 0% to 200% of the target number of shares.
13.
PSUs awarded as part of the 2023-2025 LTIP based on absolute TSR. In accordance with SEC rules, the amount listed represents the threshold number of shares that may be earned under the award, which is 50% of the target number of shares. Total shares earned under the PSUs will range from 0% to 200% of the target number of shares.
14.
Make-whole RSUs that vest in three (3) equal annual installments, with the first installment having vested on March 25, 2025, and the remaining two installments scheduled to vest on March 25, 2026 and 2027. The treatment of Mr. Marquardt’s outstanding equity awards upon his departure is described in “Potential Payments upon Termination or Change in Control,” which begins on page 46.

Fiscal Year 2025 Option Exercises and Stock Vested

The following table shows the number of shares acquired by the NEOs upon the vesting of stock awards during fiscal year 2025, and the value realized. None of the NEOs hold stock options or exercised stock options during fiscal year 2025.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting[1] ($)

Alison E. Lewis	3,542	[2]	29,717
Lee A. Boyce	16,181		135,759
Wolfgang Goldenitsch	17,505		144,451
Kristy M. Meringolo	17,097		141,502
Wendy P. Davidson	117,534		737,320
Chad D. Marquardt	13,939		65,959

1 Represents the aggregate value realized with respect to all stock awards that vested during the fiscal year ended June 30, 2025. The value realized is based on the closing price of the Company’s common stock on the vesting date and reflects the gross value realized prior to taxes and withholding.

2 Vesting of RSUs awarded as compensation for Ms. Lewis’ service as a director prior to her appointment as Interim President and Chief Executive Officer.

Potential Payments upon Termination or Change in Control

We believe that severance and change-in-control benefits are important for attracting and retaining executive talent, helping to ensure that NEOs can remain focused during periods of uncertainty and neutralizing the potential conflict of our key executives

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when faced with a potential change in control. In this section, we describe (1) our severance and change-in-control arrangements with the NEOs who remain currently employed with the Company as executive officers and (2) the severance payments and benefits received or to be received by the NEOs who departed the Company in fiscal year 2025.

For the NEOs who remain currently employed with the Company, the table below contains estimates of potential payments to the NEOs upon a hypothetical termination of employment or a change in control under current employment arrangements and equity award agreements, assuming the termination or change-in-control event occurred on June 30, 2025. Values of equity awards are included at $1.52 per share, the closing price of our common stock on June 30, 2025, and the consideration paid or exchanged in a change-in-control transaction is assumed to be $1.52 per share. We have provided a brief description of the applicable employment arrangements and equity award provisions following the table, including in the footnotes. Definitions for the terms “Disability,” “Cause,” “Good Reason” and “Change in Control” are also summarized below under “Definitions of Applicable Termination Events and Change in Control.”

The Company does not have any agreements or arrangements that provide the NEOs with payments or benefits upon a voluntary separation (including retirement) or a termination by the Company for Cause, except for payments and benefits that have accrued through the date of separation or termination.

Name	Benefit Type	Death or Disability ($)	Termination Without Cause ($)	Termination for Good Reason ($)	Change in Control Without Termination ($)	Change in Control and Termination Without Cause ($)	Change in Control and Termination for Good Reason ($)

Alison E. Lewis	Cash Severance	—	—	—	—	—	—
	RSU Vesting	943,447	139,579	—	—	—	139,579
	Total	943,447	139,579	—	—	—	139,579
Lee A. Boyce	Cash Severance[1]	—	1,039,554	—	—	2,079,108	2,079,108
	PSU Vesting[2]	—	—	—	—	—	—
	RSU Vesting	146,019	—	—	—	146,019	—
	Total	146,019	1,039,554	—	—	2,225,127	2,079,108
Wolfgang Goldenitsch	Cash Severance[1]	—	895,371	—	—	1,790,742	1,790,742
	PSU Vesting[2]	—	—	—	—	—	—
	RSU Vesting	99,258	—	—	—	99,258	—
	Total	99,258	895,371	—	—	1,889,999	1,790,742
Kristy M. Meringolo	Cash Severance[1]	—	823,091	—	—	1,646,182	1,646,182
	PSU Vesting[2]	—	—	—	—	—	—
	RSU Vesting	99,258	—	—	—	99,258	—
	Total	99,258	823,091	—	—	1,745,440	1,646,182

1.
Cash severance is paid out over a period of time that depends on the amount of the severance obligation in relation to the individual’s annual compensation. Severance of one times the sum of annual base salary and an annual bonus amount is payable over one year and severance of two times the sum of annual base salary and an annual bonus amount is payable over two years. The cash severance amounts for Mr. Goldenitsch have been converted from euros to U.S. dollars using the closing euro to U.S. dollar exchange rate on June 30, 2025, as reported by The Wall Street Journal, which was 1 euro equals 1.1789 U.S. dollars.
2.
No PSUs held by the NEOs would have vested upon any termination or change-in-control event that occurred on June 30, 2025. To the extent the applicable event could have triggered acceleration of vesting, the threshold goals had not been attained as of that date.

HAIN CELESTIAL 2025 Proxy Statement 47

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Termination Arrangements

Ms. Lewis’ employment agreement provides that if, prior to May 7, 2026, Ms. Lewis’s employment is terminated (i) by the Company without cause, (ii) due to the appointment of a permanent President and Chief Executive Officer or (iii) by Ms. Lewis for Good Reason following a Change in Control (each as defined in her employment agreement), then subject to Ms. Lewis’s execution of a separation agreement and release of claims in a form satisfactory to the Company, including an acknowledgement of the continued effectiveness of post-employment restrictive covenants and other obligations to the Company, a pro-rata portion of the RSUs granted pursuant to the Lewis RSU Award will vest based on the number of days Ms. Lewis is employed from May 7, 2025 to the date of termination.

Each of Messrs. Boyce and Goldenitsch and Ms. Meringolo has an agreement or understanding providing them with the right to receive severance if the Company terminates his or her employment without Cause, in an amount equal to one times his or her base salary in effect at the time of termination and one times his or her target annual bonus for the year in which the termination occurs, payable over 12 months following termination. Entitlement to the severance is subject to the execution of a separation agreement and release of claims in a form satisfactory to the Company, including an acknowledgement of the continued effectiveness of post-employment restrictive covenants and other obligations to the Company.

Change-in-Control Agreements

The Company has also entered into Change in Control Agreements with each of Messrs. Boyce and Goldenitsch and Ms. Meringolo. Under the agreements, each individual will be entitled to severance if his or her employment is terminated without Cause or for Good Reason within 12 months following a Change in Control. The amount of severance will be two times the sum of his or her base salary and target annual bonus, payable over two years following termination. Entitlement to the severance is subject to (1) the execution of a release in a form provided by the Company releasing the Company from claims with respect to the individual’s employment or termination, (2) the individual’s compliance with the release, including any return of property, non-disparagement and confidentiality provisions, and (3) the individual’s continued compliance with his or her obligations under any continuing provisions in any agreement with the Company relating to confidentiality, assignment of inventions, non-competition, non-solicitation, non-interference or non-disparagement.

PSUs

Each of Messrs. Boyce and Goldenitsch and Ms. Meringolo holds PSUs under the LTIP that may be subject to accelerated vesting if, during the applicable three-year performance period, any such NEO’s employment (1) terminates by reason of death or Disability or (2) is terminated by the Company without Cause or by the individual for Good Reason upon or after a Change in Control. In that event, a determination is made as to whether any performance goals under the PSUs were attained, measured through the date of the termination or any earlier Change in Control. If the threshold performance goal was not attained, then no PSUs will vest. If any performance goals were attained, (A) in the event of a termination by reason of death or Disability, the number of units that would have vested based on performance is determined, and that figure is prorated such that the number of units that will vest will be based on the number of days the NEO spent on the active payroll during the applicable three-year performance period, divided by the number of days in the full three-year performance period, and (B) in the event of a termination by the Company without Cause or by the individual for Good Reason upon or after a Change in Control, 100% of the units earned based on performance will vest.

RSUs

Each of Messrs. Boyce and Goldenitsch and Ms. Meringolo holds RSUs under the LTIP that provide for accelerated vesting upon death or Disability as well as “double trigger” accelerated vesting upon a termination without Cause that occurs within 12 months following a Change in Control.

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Definitions of Applicable Termination Events and Change in Control

The terms “Disability,” “Cause,” “Good Reason” and “Change in Control” have the following meanings for purposes of the agreements and arrangements described above.

•
Disability – Disability generally means an individual’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
•
Cause – For purposes of Ms. Lewis’ employment agreement, the Change in Control Agreements referenced above and the PSU and RSU award agreements referenced above, Cause generally means (a) conviction of a felony, (b) failure to substantially perform reasonably assigned duties for 30 days after written notice, (c) theft or embezzlement of Company assets, (d) conduct materially harmful to the public reputation of the Company, (e) any act of dishonesty, fraud, or immoral or disreputable conduct, (f) willful misconduct in the performance of duties or (g) the material breach of any covenant or condition of the individual’s employment agreement, offer letter or other agreement with the Company, or a breach of the individual’s fiduciary duty to the Company or any subsidiary. For purposes of the severance arrangements with Messrs. Boyce and Goldenitsch and Ms. Meringolo (other than following a Change in Control), Cause is determined by the Compensation Committee of the Board in good faith.
•
Good Reason – For purposes of Ms. Lewis’ employment agreement and the Lewis RSU Award, Good Reason means, following a Change in Control, the occurrence of (a) a material diminution in Ms. Lewis’ position, duties, authority or responsibilities; or (b) notification that Ms. Lewis is required to relocate her residence. For the Change in Control Agreements and PSU award agreements referenced above, Good Reason generally means (a) the assignment of duties or responsibilities materially inconsistent with the individual’s position, or a material diminution in the individual’s position, duties, authority or responsibilities, (b) a material reduction in base salary, (c) relocation of the Company’s principal executive offices to a location more than 50 miles from its then-current location and/or (d) any failure by the Company to comply with any of the material provisions of the individual’s employment agreement or offer letter with the Company.
•
Change in Control – For purposes of the Change in Control Agreements, PSU award agreements and RSU award agreements referenced above, Change in Control generally means (a) the acquisition by any person of beneficial ownership of 50% or more of the voting power of the outstanding securities of the Company, subject to certain exceptions, (b) during any period of one year, individuals who, as of the date of the applicable agreement, constitute the Company’s Board cease to constitute at least a majority of the Board (provided that new directors approved by a vote of at least two-thirds of the original members are generally permitted and deemed to have been serving as of the date of the applicable agreement), (c) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions for transactions that are deemed not to result in a true change in control or (d) depending on the agreement, either (i) the stockholders of the Company approve the sale or disposition by the Company (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company or (ii) consummation of a complete liquidation or dissolution of the Company previously approved by the stockholders of the Company.

Departed NEOs

Wendy P. Davidson

Ms. Davidson, our former President and Chief Executive Officer, was terminated without Cause by the Company from that role effective as of May 6, 2025 (the “Davidson Termination Date”). Ms. Davidson is entitled to receive cash severance in accordance with the terms of her employment agreement with the Company, dated as of November 22, 2022, which consists of twice the sum of her then-current base salary and target bonus, amounting to a total of $4,070,000, paid in installments over a two-year period.

Pursuant to a Restricted Share Unit Agreement, dated January 1, 2023, between Ms. Davidson and the Company (the “Davidson Make-Whole RSU Agreement”), Ms. Davidson was granted 95,321 RSUs, of which 63,547 had vested prior to the Davidson Termination Date. In accordance with the Davidson Make-Whole RSU Agreement, the remaining 31,774 unvested RSUs accelerated and vested as of the Davidson Termination Date. All other unvested equity awards held by Ms. Davidson were forfeited in their

HAIN CELESTIAL 2025 Proxy Statement 49

EXECUTIVE COMPENSATION

entirety as of the Davidson Termination Date. Finally, the Company agreed to pay the cost of Ms. Davidson’s COBRA premiums for a period of 12 months following her departure, at an estimated total cost to the Company of $31,091.

Ms. Davidson’s entitlement to the foregoing severance arrangements was subject to the execution of a separation agreement and release of claims in a form satisfactory to the Company, including an acknowledgement of the continued effectiveness of post-employment restrictive covenants and other obligations to the Company.

Chad D. Marquardt

Mr. Marquardt, our former President, North America, was terminated without cause by the Company from that role effective August 1, 2025 (the “Marquardt Termination Date”). Mr. Marquardt is entitled to receive cash severance in accordance with the terms of his offer letter with the Company, dated as of March 15, 2024, which consists of the sum of his then-current base salary and target bonus, amounting to a total of $875,500, paid in installments over a 12-month period.

Pursuant to a Restricted Share Unit Agreement, dated March 25, 2024, between Mr. Marquardt and the Company (the “Marquardt Make-Whole RSU Agreement”), Mr. Marquardt was granted 32,967 RSUs, of which 10,989 had vested prior to the Marquardt Termination Date. In accordance with the Marquardt Make-Whole RSU Agreement, the remaining 21,978 unvested RSUs accelerated and vested as of the Marquardt Termination Date. All other unvested equity awards held by Mr. Marquardt were forfeited in their entirety as of the Marquardt Termination Date. Finally, the Company agreed to pay the cost of Mr. Marquardt’s COBRA premiums for a period of 12 months following his departure, at an estimated total cost to the Company of $31,091.

Mr. Marquardt’s entitlement to the foregoing severance arrangements was subject to the execution of a separation agreement and release of claims in a form satisfactory to the Company, including an acknowledgement of the continued effectiveness of post-employment restrictive covenants and other obligations to the Company.

CEO Pay Ratio

As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our CEO and the annual total compensation of our median employee (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with SEC rules.

Selection of Median Employee

With respect to fiscal year 2023, we selected June 30, 2023 as the determination date for identifying our median employee. As of that date, our employee population consisted of approximately 2,837 individuals working at our parent company and consolidated subsidiaries, which included all employees whether employed on a full-time, part-time, temporary or seasonal basis. We determined the median employee by using a consistently applied compensation measure of total annual taxable compensation paid to our global employee population other than our CEO. For this purpose, we defined “total taxable compensation” as gross compensation for the period from July 1, 2022 to June 30, 2023, which given the geographical distribution of our employee population included a variety of pay elements based on local tax regulations. Consistent with our compensation philosophy, all global employees are compensated based upon their local market as reviewed on an annual basis, and we believe that “total annual taxable compensation” provides a reasonable estimate of annual compensation for our employees. The total annual taxable compensation was converted to U.S. dollars using exchange rates as of June 30, 2023. Although permitted under SEC rules, we did not annualize compensation of employees who were not employed with us for the full fiscal year, and therefore the total annual taxable compensation of many employees was lower than it would have been had the compensation been annualized. In determining our median compensated employee, we did not use any of the exemptions permitted under SEC rules nor did we rely upon any material assumptions, adjustments or estimates.

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Fiscal Year 2025 CEO Pay Ratio Determination

In determining our CEO pay ratio for the fiscal year ended June 30, 2025, we concluded there were no changes to our employee population or employee compensation arrangements that would significantly impact our CEO pay ratio disclosure. Accordingly, as permitted under the SEC’s disclosure rules, we are using the same median employee with respect to our fiscal year 2025 CEO pay ratio calculation as we used for purposes of our fiscal year 2023 pay ratio calculation.

Our median employee is a full-time employee located in Europe with annual total compensation of $75,651 for fiscal year 2025, using the closing euro to U.S. dollar exchange rate on June 30, 2025, as reported by The Wall Street Journal, which was 1 euro equals 1.1789 U.S. dollars.

For purposes of calculating our CEO pay ratio, our CEO’s annual total compensation for fiscal year 2025 was $2,100,757, which represents an annualized amount in light of the CEO transition in fiscal year 2025. As permitted by SEC rules, we elected to annualize the compensation of Ms. Lewis, who was serving as interim CEO on June 30, 2025, the date we selected to determine to identity the median employee. We did not include compensation paid to Ms. Lewis in connection with her service as a non-employee director prior to her appointment as our interim CEO. To annualize Ms. Lewis’ compensation:

•	we annualized her base salary to $1,200,000 (from the $175,385 reported in the Summary Compensation Table); and
•	we annualized her employee benefit for life and other insurance premiums to $757 (from the $112 reported in the Summary Compensation Table).

Based on this information, the ratio of CEO annual total compensation to the median employee compensation for fiscal year 2025 was estimated to be 28 to 1.

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EXECUTIVE COMPENSATION

Pay Versus Performance

As required by SEC rules, we are providing the following “pay versus performance” disclosure centered around a measure of pay referred to as “compensation actually paid” or “CAP” that is calculated in accordance with SEC rules. For our purposes, the primary difference between CAP and “Total” compensation reported in the Summary Compensation Table relates to compensation from equity awards. Whereas the Summary Compensation Table reports the grant date fair value of equity awards granted during the applicable fiscal year, CAP includes the year-over-year change in the fair value of equity awards that are unvested as of the end of the applicable fiscal year or that vested or were forfeited during the applicable fiscal year.

As further detailed below, the below pay versus performance disclosure includes:

•
A pay versus performance table and footnoted detail that includes the “Total” compensation of our NEOs as presented in the Summary Compensation Table, CAP for our NEOs, Company TSR, TSR of a peer group, net income (loss) and our Company-selected financial performance measure, adjusted EBITDA, in each case for fiscal years 2021 through 2025;
•
Graphs that show the relationships between certain of the information included in the pay versus performance table; and
•
A list of the most important performance measures used to link CAP for the NEOs to Company performance during fiscal year 2025.

This disclosure has been prepared in accordance with SEC rules and does not necessarily reflect value actually realized by our NEOs or how our Compensation Committee evaluates compensation decisions. Please see the CD&A for a discussion of our executive compensation program objectives and the ways in which we align our executives’ compensation with the Company’s performance.

Pay Versus Performance Table

The following table shows, for fiscal years 2021 through 2025, the “Total” compensation of our current and former CEOs and the average “Total” compensation for our other NEOs, as presented in the Summary Compensation Table, CAP for our current and former CEOs and the average CAP for other NEOs, Company TSR, TSR of the S&P Food & Beverage Select Industry Index, net income (loss) and our Company selected financial performance measure, adjusted EBITDA.

									Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for Current CEO[1] ($)	Summary Compensation Table Total for Former CEO 1[2] ($)	Summary Compensation Table Total for Former CEO 2[3] ($)	Compensation Actually Paid to Current CEO[4] ($)	Compensation Actually Paid to Former CEO 1[4] ($)	Compensation Actually Paid to Former CEO 2[4] ($)	Average Summary Compensation Table Total for Non-CEO NEOs[5] ($)	Average Compensation Actually Paid to Non-CEO NEOs[6] ($)	Company Total Shareholder Return[7] ($)	Peer Group Total Shareholder Return[8] ($)	Net Income (Loss)[9] (Thousands) ($)	Adjusted EBITDA[10] (Thousands) ($)

2025	1,315,830	4,546,417	—	1,359,277	(495,243)	—	1,387,001	410,707	4.82	134.69	(530,841)	113,789
2024	—	5,063,349	—	—	1,596,662	—	1,262,105	758,644	21.93	136.85	(75,042)	154,522
2023	—	4,765,456	7,741,908	—	3,752,004	847,657	1,646,461	551,002	39.70	135.55	(116,537)	166,622
2022	—	—	7,326,221	—	—	8,910,969	2,631,605	2,762,642	75.34	131.35	77,873	200,616
2021	—	—	2,886,066	—	—	6,666,132	989,397	2,191,715	127.32	136.26	77,364	258,938

1.
The amount shown in this column reflects the amount reported in the Total column of the Summary Compensation Table for fiscal year 2025 for Alison E. Lewis, who has served as our Interim President and CEO since May 7, 2025.
2.
The amounts shown in this column reflect the amounts reported in the Total column of the Summary Compensation Table for the applicable fiscal years for our former President and CEO Wendy P. Davidson, referred to as Former CEO 1.
3.
The amounts shown in this column reflect the amounts reported in the Total column of the Summary Compensation Table for the applicable fiscal years for our former President and CEO Mark L. Schiller, referred to as Former CEO 2.

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4.
The amounts shown in these columns reflect the “compensation actually paid” as calculated under SEC rules to Ms. Lewis for fiscal year 2025, to Ms. Davidson for fiscal years 2023 through 2025 and to Mr. Schiller for fiscal years 2021 through 2023. The following table shows those calculations with respect to fiscal year 2025 for Mses. Lewis and Davidson.

Calculation of “Compensation Actually Paid” Under SEC Rules[a]	Fiscal Year 2025 ($)
	Current Interim CEO - Alison E. Lewis	Former CEO - Wendy P. Davidson

Amount reported in Total column of Summary Compensation Table	1,315,830	4,546,417
Deduction for amount reported in Stock Awards column of Summary Compensation Table (i.e., grant date fair value of stock awards)	(900,000)	(3,530,682)
Increase for fair value at fiscal year-end of equity awards granted during the fiscal year that remain outstanding at fiscal year-end[b]	943,447	—
Increase/deduction for change in fair value during the fiscal year of equity awards granted in a prior fiscal year that remain outstanding at fiscal year-end[b]	—	—
Increase/deduction for change in fair value during the fiscal year, as of the vesting date, of equity awards granted in a prior fiscal year that vested in the fiscal year[b]	—	(74,840)
Deduction for fair value at prior fiscal year-end of equity awards granted in a prior fiscal year that failed to meet vesting conditions and were forfeited during the fiscal year[b]	—	(1,436,138)
“Compensation Actually Paid” under SEC rules	1,359,277	(495,243)

a.
The following components of the calculation of “compensation actually paid” under SEC rules were not applicable: adjustments for defined benefit and actuarial pension plans; additions for equity awards that were both granted and vested during the same fiscal year; and additions for the value of dividends or other earnings paid on equity awards during the fiscal year and not otherwise included in the total compensation for the fiscal year.
b.
For all equity awards, our methodology for calculating the fair value remained consistent between the grant date fair value measurement and the subsequent fair value measurements, provided that certain changes to assumptions are reflected in subsequent fair value measurements of certain PSU awards. Fair values for PSU awards that are based on relative TSR are measured using a Monte Carlo simulation model in accordance with FASB ASC Topic 718, as described in Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. For both the Company and constituents of the peer group used for PSU awards based on relative TSR, actual performance through the measurement date is taken into account. Additionally, the Monte Carlo simulation model requires the use of certain assumptions, which include assumptions relating to expected share price volatility, risk-free interest rate and correlation coefficients, which factors inherently change over time. For PSU awards based on adjusted EBITDA margin and unlevered free cash flow, fair value is determined based on the target number of PSUs and the closing price of the Company’s common stock on the measurement date without adjustment for the probability of achieving the applicable performance targets.
5.
The amounts shown in this column reflect, for each applicable fiscal year, the average of the amounts reported in the Total column of the Summary Compensation Table for the Company’s named executive officers other than the CEO. The named executive officers included for this purpose for each applicable year are as follows: (i) for fiscal year 2025, Lee A. Boyce, Wolfgang Goldenitsch, Kristy M. Meringolo and Chad D. Marquardt (former); (ii) for fiscal year 2024, Lee A. Boyce, Wolfgang Goldenitsch, Steven R. Golliher, Kristy M. Meringolo and Christopher J. Bellairs (former); (iii) for fiscal year 2023, Wolfgang Goldenitsch, Kristy M. Meringolo, Christopher J. Bellairs (former) and David J. Karch (former); (iv) for fiscal year 2022, Christopher J. Bellairs (former), Wolfgang Goldenitsch, Kristy M. Meringolo, David J. Karch (former), Javier H. Idrovo (former) and Christopher J. Boever (former); and (v) for fiscal year 2021, Kristy M. Meringolo, Javier H. Idrovo (former), Christopher J. Boever (former) and Jeryl Wolfe (former).
6.
The amounts shown in this column reflect, for each applicable fiscal year, the average amount of “compensation actually paid” as calculated under SEC rules to the Company’s named executive officers other than the CEO. The named executive officers included for this purpose for fiscal year 2025 are Lee A. Boyce, Wolfgang Goldenitsch, Kristy M. Meringolo and Chad D. Marquardt (former). The following table shows the calculation for fiscal year 2025.

Calculation of “Compensation Actually Paid” Under SEC Rules – Average for Non-CEO Named Executive Officers[a]	Fiscal Year 2025 ($)

Average amount reported in Total column of Summary Compensation Table	1,387,001
Deduction for average amount reported in Stock Awards column of Summary Compensation Table (i.e., grant date fair value of stock awards)[b]	(839,298)
Increase for average amount of fair value at fiscal year-end of equity awards granted during the fiscal year that remain outstanding at fiscal year-end[b]	118,232
Increase/deduction for average amount of change in fair value during the fiscal year of equity awards granted in a prior fiscal year that remain outstanding at fiscal year-end[b]	(265,339)
Increase/deduction for average amount of change in fair value during the fiscal year, as of the vesting date, of equity awards granted in a prior fiscal year that vested in the fiscal year[b]	10,111
Deduction for average amount of fair value at prior fiscal year-end of equity awards granted in a prior fiscal year that failed to meet vesting conditions and were forfeited during the fiscal year[b]	—
Average “Compensation Actually Paid” under SEC rules	410,707

a.
The following components of the calculation of “compensation actually paid” under SEC rules were not applicable: adjustments for defined benefit and actuarial pension plans; additions for equity awards that were both granted and vested during the same fiscal year; and additions for the value of dividends or other earnings paid on equity awards during the fiscal year and not otherwise included in the total compensation for the fiscal year.
b.
For all equity awards, our methodology for calculating the fair value remained consistent between the grant date fair value measurement and the subsequent fair value measurements, provided that certain changes to assumptions are reflected in subsequent fair value measurements of certain PSU awards. Fair values for PSU awards that are based on relative TSR are measured using a Monte Carlo simulation model in accordance with FASB ASC Topic 718, as

HAIN CELESTIAL 2025 Proxy Statement 53

EXECUTIVE COMPENSATION

described in Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. For both the Company and constituents of the peer group used for PSU awards based on relative TSR, actual performance through the measurement date is taken into account. Additionally, the Monte Carlo simulation model requires the use of certain assumptions, which include assumptions relating to expected share price volatility, risk-free interest rate and correlation coefficients, which factors inherently change over time. For PSU awards based on adjusted EBITDA margin and unlevered free cash flow, fair value is determined based on the target number of PSUs and the closing price of the Company’s common stock on the measurement date without adjustment for the probability of achieving the applicable performance targets.
7.
The amounts shown in the column reflect the cumulative TSR on our common stock during the period from June 30, 2020 through the end of the applicable fiscal year, assuming an investment of $100 in our common stock as of the market close on June 30, 2020.
8.
The amounts shown in the column reflect the cumulative TSR of the S&P Food & Beverage Select Industry Index, the published industry index used in the performance graph included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, during the period from June 30, 2020 through the end of the applicable fiscal year, assuming an investment of $100 as of the market close on June 30, 2020.
9.
Represents the amount of net income (loss) reflected in the Company’s audited financial statements for each applicable fiscal year.
10.
Represents the amount of adjusted EBITDA reported by the Company for each applicable fiscal year. Adjusted EBITDA is the measure selected by the Company under SEC rules as the most important performance measure used to link CAP for the NEOs to Company performance during fiscal year 2025. Adjusted EBITDA is a non-GAAP financial measure. See Appendix A to this proxy statement for additional information on adjusted EBITDA.

54 HAIN CELESTIAL 2025 Proxy Statement

EXECUTIVE COMPENSATION

Graphical Presentation of Pay Versus Performance Table

In accordance with SEC rules, the Company is providing the following graphical presentations of the relationships between information presented in the above Pay Versus Performance table.

The following graph shows the relationship among (1) the CAP to our current CEO and our former CEOs and the average of the CAP to our remaining NEOs in fiscal years 2021 through 2025, (2) the cumulative TSR on our common stock and (3) the cumulative TSR of the S&P Food & Beverage Select Industry Index, in the case of clauses (2) and (3) during the period from June 30, 2020 through June 30, 2025, assuming an investment of $100 as of the market close on June 30, 2020.

Relationship Among Compensation Actually Paid, Hain TSR and S&P Food & Beverage Select Industry Index $10,000,000 $8,000,000 $6,000,000 $4,000,000 $2,000,000 $0 $2,000,000 6/30/2020 Fiscal Year 2021 6/30/2021 Fiscal Year 2022 6/30/2022 Fiscal Year 2023 6/30/2023 Fiscal Year 2024 6/30/2024 Fiscal Year 2025 ($495,243) 6/30/2025 -$40 -$20 $0 $20 $40 $60 $80 $100 $120 $140 $160 $2,191,715 $2,762,642 $847,657 $551,002 $1,596,662 $758,644 $410,707 $100.00 $6,666,132 $127.32 $75.34 $3,752,004 $39.70 $21.93 $1,359,277 $4.82 $136.26 $8,910,969 $131.35 $135.55 $136.85 $134.69 Compensation Actually Paid (CAP) Value of $100 Investment From 6/30/2020 CAP – Current CEO CAP – Former CEO 1 CAP – Former CEO 2 CAP – Average of Other NEOs Hain TSR S&P Food & Beverage Select Industry Index TSR

The following graph shows the relationship between (1) the CAP to our current CEO and our former CEOs and the average of the CAP to our remaining NEOs and (2) net income (loss), in each case in fiscal years 2021 through 2025.

Relationship Between Compensation Actually Paid and Net Income (Loss)
Compensation Actually Paid (CAP)
Net Income (Loss) ($ in millions)
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
$100.0
$0.0
($100.0)
($200.0)
($300.0)
($400.0)
($500.0)
($600.0)
$77.4
$77.9
($116.5)
($75.0)
($530.8)
$6,666,132
$2,191,715
$8,910,969
$2,762,642
$3,752,004
$847,657
$551,002
$1,596,662
$758,644
$1,359,277
($495,243)
$410,707
Fiscal Year 2021
Fiscal Year 2022
Fiscal Year 2023
Fiscal Year 2024
Fiscal Year 2025
CAP - Current CEO
CAP - Former CEO 1
CAP - Former CEO 2
CAP - Average of Other NEOs
Net Income (Loss)

Relationship Between Compensation Actually Paid and Net Income (Loss) $10,000,000 $8,000,000 $6,000,000 $4,000,000 $2,000,000 $0 -$2,000,000 Fiscal Year 2021 Fiscal Year 2022 Fiscal Year 2023 Fiscal Year 2024 Fiscal Year 2025 ($600.0) ($500.0) ($400.0) ($300.0) ($200.0) ($100.0) ($0.0) ($100.0) ($495,243) ($530.8) $2,191,715 $2,762,642 $3,752,004 $847,657 $551,002 $1,596,662 $758,644 $1,359,277 $410,707 $6,666,132 $8,910,969 $77.9 ($116.5) ($75.0) Compensation Actually Paid (CAP) Net Income (Loss) ($ in Millions) CAP – Current CEO CAP – Former CEO 1 CAP – Former CEO 2 CAP – Average of Other NEOs Net Income (Loss)

HAIN CELESTIAL 2025 Proxy Statement 55

EXECUTIVE COMPENSATION

The following graph shows the relationship between (1) the CAP to our current CEO and our former CEOs and the average of the CAP to our remaining NEOs and (2) adjusted EBITDA, in each case in fiscal years 2021 through 2025.

Relationship Between Compensation Actually Paid and Adjusted EBITDA
Compensation Actually Paid (CAP)
Adjusted EBITDA ($ in millions)
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
$258.9
$200.6
$166.6
$154.5
$113.8
$6,666,132
$2,191,715
$8,910,969
$2,762,642
$3,752,004
$847,657
$551,002
$1,596,662
$758,644
$1,359,277
($495,243)
$410,707
Fiscal Year 2021
Fiscal Year 2022
Fiscal Year 2023
Fiscal Year 2024
Fiscal Year 2025
CAP - Current CEO
CAP - Former CEO 1
CAP - Former CEO 2
CAP - Average of Other NEOs
Adjusted EBITDA

Relationship Between Compensation Actually Paid and Adjusted EBITDA Compensation Actually Paid (CAP) $9,000,000, $8,000,000 $7,000,000 $6,000,000 $5,000,000 $4,000,000 $3,000,000 $2,000,000 $1,000,000 $0 -$1,000,000 $258.9 $6,666,132 $2,191,715 $8,910969 $200.6 $2,762,642 $166.6 $3,752,004$847,657 $551,002 $154.5 $1,596,662 $758,644 $1,359,277 ($495,243) $113.8 $410,707 $300.0 $250.0 $200.0 $150.0 $50.0 $0.0 Adjusted EBITDA ($ in millions) Fiscal Year 2021 Fiscal Year 2022 Fiscal Year 2023 Fiscal Year 2024 Fiscal Year 2025 CAP – Current CEO CAP – Former CEO 1 CAP – Former CEO 2 CAP – Average of Other NEOs Adjusted EBITDA

Measures Used to Link Compensation and Performance

Following is a list of the most important performance measures used to link CAP for the NEOs to Company performance during fiscal year 2025:

•
Adjusted EBITDA
•
Organic Net Sales
•
Relative TSR
•
Adjusted EBITDA Margin
•
Unlevered Free Cash Flow

Please see the CD&A for a discussion of how the above performance measures were used in our compensation program for fiscal year 2025.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

56 HAIN CELESTIAL 2025 Proxy Statement

Advisory Vote Regarding the Compensation of the Company’s Named Executive Officers

Background

Section 14A of Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires us to provide our stockholders with a non-binding advisory “Say on Pay” vote to approve the compensation of our NEOs. We currently provide our stockholders with a non-binding advisory Say on Pay vote every year. Stockholders have an opportunity to cast an advisory vote on the frequency of Say on Pay votes at least every six years. The next advisory vote on the frequency of the Say on Pay vote is expected to occur at our annual meeting of stockholders in 2029.

We are asking our stockholders to approve, on an advisory basis, the compensation paid to our NEOs, as described in the “Executive Compensation – Compensation Discussion and Analysis” section (the “CD&A”) of this proxy statement. Although the advisory vote is not binding upon the Company, the Company’s Compensation Committee, which is responsible for designing and administering our executive compensation program, values our stockholders’ opinions and will continue to consider the outcome of the vote in its ongoing evaluation of our executive compensation program.

Our executive compensation philosophy and practice reflects our unwavering commitment to paying for performance – both short- and long-term. We believe that our multi-faceted executive compensation plans, with their integrated focus on both individual and corporate goals and objectives, as well as short- and long-term metrics, provide an effective framework by which progress against our strategic goals may be appropriately measured and rewarded.

Conclusion

We urge stockholders to read the CD&A beginning on page 27 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 41-56, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals.

For the reasons stated above, the Board of Directors recommends that our stockholders vote in favor of the following Say on Pay proposal:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

Because your vote is advisory, it is not binding on the Company or the Board. However, the Compensation Committee values the opinions that our stockholders express in their votes. The Compensation Committee will review the results of the annual stockholder votes on the Say on Pay proposal and consider whether to recommend any changes or modifications to the Company’s executive compensation policies and practices as a result of such votes.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended June 30, 2025.

HAIN CELESTIAL 2024 Proxy Statement 57

Ratification of Appointment of Registered Independent Accountants

It is the practice of the Board of Directors to designate an accounting firm to serve as our registered independent accountants. The Audit Committee has recommended that Ernst & Young LLP be selected to audit our financial statements for the fiscal year ending June 30, 2026, and the Board of Directors has approved the selection of Ernst & Young LLP. Ernst & Young LLP has audited our financial statements since 1994.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our registered independent accountants during the year, considers the effect that performing non-audit services might have on audit independence and approves management’s engagement of our registered independent accountants to perform those services.

If stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered independent accountant at any time during the year if it is determined that such a change would be in the best interest of the Company and its stockholders.

Ernst & Young LLP expects to have a representative at our 2025 Annual Meeting who will have the opportunity to make a statement and will be available to respond to questions, as appropriate.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our registered independent accountants for our fiscal year ending June 30, 2026.

Ernst & Young LLP’s Fees

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm, Ernst & Young LLP, during the fiscal years ended June 30, 2025 and June 30, 2024.

	2025 ($)	2024 ($)

Audit Fees[1]	3,442,000	3,874,000
Audit Related Fees[2]	—	—
Tax Fees[3]	86,000	43,000
All Other Fees[4]	2,000	2,000
Total Fees	3,530,000	3,919,000

1.
Audit Fees reflect fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of our quarterly financial statements, and other services provided by Ernst & Young LLP in connection with the foregoing and statutory and regulatory filings or engagements.

58 HAIN CELESTIAL 2025 Proxy Statement

PROPOSAL 3

2.
Audit Related Fees were zero in both fiscal years. Audit Related Fees, when incurred, are generally comprised of fees for due diligence on transactions, including mergers & acquisitions, as well as other assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported as Audit Fees.
3.
Tax Fees reflect fees for professional services rendered by Ernst & Young LLP for tax advice, tax compliance and tax planning.
4.
All Other Fees for fiscal years 2025 and 2024 reflect fees for annual subscriptions or licensing of online content or tools.

The Audit Committee has considered whether the provision of the services described above in this section is compatible with maintaining Ernst & Young LLP’s independence and has determined that it is.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our registered independent accountants. Pre-approval is provided for up to one year, is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the registered independent accountants, the Audit Committee considers whether such services are consistent with the registered independent accountants’ independence, whether the registered independent accountants are likely to provide the most effective and efficient service based on their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality. The Audit Committee has delegated limited pre-approval authority to its Chair, who must report any decisions to the Audit Committee at its next scheduled meeting.

In fiscal years 2025 and 2024, all of the Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee or its Chair.

HAIN CELESTIAL 2025 Proxy Statement 59

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in overseeing the integrity of the Company’s financial statements and financial statement audits, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the Company’s internal audit function and the performance of the Company’s internal controls and procedures. In addition, the Audit Committee reviews all material related party transactions, if any, for potential conflicts of interest, and all such transactions must be approved by the Audit Committee.

In addition to fulfilling its responsibilities as set forth in its charter and further described above in “Board of Directors and Corporate Governance – Committees of the Board – The Audit Committee,” the Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2025. Discussions about the Company’s audited financial statements included the judgments of its independent registered public accounting firm about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its financial statements, as well as other matters, as required by the applicable auditing standards adopted by the Public Company Accounting Oversight Board and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.
The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended June 30, 2025 with the Company’s management and the independent registered public accounting firm.
2.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
3.
The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the reviews and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for filing with the SEC.

The Audit Committee

Michael B. Sims, Chair

Neil Campbell

Carlyn R. Taylor

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

60 HAIN CELESTIAL 2025 Proxy Statement

Approval of an Amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

General

We are asking our stockholders to approve a proposal to amend The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan, as amended (the “2022 Plan”) to increase the number of shares of common stock (the Company’s shares of common stock are referred to as the “Shares”) available for issuance under the 2022 Plan by 3,000,000 Shares (the “Additional Share Pool”) from 12,950,000 Shares to 15,950,000 Shares (the “Amendment”). The Amendment, if approved, will permit the Company to continue making equity-based and other incentive awards in a manner intended to properly incentivize its employees, directors, consultants and other service providers by aligning their interests with the interests of the Company’s stockholders. As of June 30, 2025, approximately 7,290,167 Shares remained available for future grants of awards under the 2022 Plan (with each Share underlying a “full-value” award counting as 2.00 Shares against such number of Shares available for future grants of awards under the 2022 Plan).

The 2022 Plan is designed to attract, retain and motivate qualified employees, directors, consultants and other service providers in order to achieve our long-term growth and profitability objectives, provide competitive levels of remuneration, recognize individual initiatives and achievements, link compensation to corporate performance and align the interests of our service providers with the interests of our stockholders. The grants under the 2022 Plan are designed to promote the convergence of long-term interests between our key employees and other service providers and our stockholders.

Our Board believes that approval of the Amendment is necessary to allow us to continue to utilize equity-based compensation awards to retain and attract the services of qualified key individuals essential to our success. Our employees are our most valuable asset and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. Additionally, the Amendment enables participants to share in our future success. In furtherance of these objectives, the Board has approved the Amendment, subject to approval by the stockholders at the Annual Meeting.

If this proposal is approved by our stockholders at the Annual Meeting, the Amendment will become immediately effective as of the date of the Annual Meeting and the Board intends to cause the Additional Share Pool to be registered on a Form S-8 Registration Statement, to be filed with the SEC at the Company’s expense as soon as reasonably practicable after stockholder approval and prior to the grant of any awards with respect to the Additional Share Pool. If our stockholders do not approve the Amendment, the 2022 Plan will continue to remain in effect according to its terms, and we may continue to make awards (subject to the remaining Share reserve) under the 2022 Plan.

Factors Considered by the Board in Determining the Proposed Additional Share Pool

We are committed to using equity incentive awards prudently, within reasonable limits, and subject to performance and service-based vesting requirements. In determining the proposed Additional Share Pool, the Board considered several factors, including the potential dilutive effect of equity awards already outstanding under the Company’s equity compensation plans, the Company’s

HAIN CELESTIAL 2025 Proxy Statement 61

PROPOSAL 4

historical equity usage and the expected dilution of the Additional Share Pool, to arrive at a reasonable and appropriate dilutive impact of the overall Plan including the proposed Additional Share Pool.

Burn Rate

We manage our long-term stockholder dilution by closely managing the number of equity awards granted annually and regularly engaging with the Compensation Committee’s compensation consultant. We grant what we believe is an appropriate amount of equity necessary to attract, reward and retain employees.

Our burn rate, calculated as the total number of Shares issuable under stock options, stock appreciation rights (“SARs”) and RSUs we have granted plus the total number of Shares issued under PSUs earned as a percentage of our annual basic weighted average Shares outstanding, has been on average 1.36% over the last three completed fiscal years. The table below shows detailed information regarding our burn rate over the last three completed fiscal years.

	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023

Shares issuable under stock options and SARs granted	—	—	—
Shares issuable under time-based full-value awards (i.e., RSUs) granted[1]	1,662,973	1,149,302	809,051
Shares issued under PSUs earned [2]	—	15,283	5,095
Basic weighted average Shares outstanding	89,024,000	89,750,000	89,396,000
Burn rate	1.87%	1.30%	0.91%

1.
Reflects the number of Shares issuable under awards granted without counting each Share issuable under awards granted under the 2022 Plan as 2.00 Shares. Does not reflect subsequent forfeitures, cancellations or terminations of awards.
2.
Shares issuable under PSUs granted were 615,047, 619,150 and 428,812 for fiscal year 2025, fiscal year 2024 and fiscal year 2023, respectively. These figures reflect the number of Shares issuable under PSUs granted assuming target level performance achievement and without counting each Share issuable under PSUs granted under the 2022 Plan as 2.00 Shares. Does not reflect subsequent forfeitures, cancellations or terminations of PSUs.

Total Potential Dilution

Our equity plan dilution rate (or overhang) as of June 30, 2025 was 11.12% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the 2022 Plan, by (2) the total number of common shares outstanding). As of June 30, 2025, the shares remaining available under the 2022 Plan and shares subject to outstanding awards represented 8.07% and 3.05% of our current overhang, respectively. If stockholders approve the Amendment, the Additional Share Pool would increase our total potential dilution rate by 3.32% to approximately 14.44%.

We have granted awards in the form of RSUs and PSUs over recent years and intend to continue this practice. Based on this practice and assuming figures as of June 30, 2025, the 10,290,167 fungible shares to be available for future grant under the 2022 Plan would only result in the issuance of 5,145,083 Shares due to the 2 to 1 fungible ratio (assuming PSUs are earned at target performance). This results in an expected total potential dilution of 5.70% from Shares available for grant under the 2022 Plan following the Amendment.

The following table summarizes all of our outstanding equity awards as of June 30, 2025 and the proposed Shares that would be available under the 2022 Plan if the Amendment is approved by stockholders. Outstanding performance-based vesting awards included in the table below are reflected based on assumed target level performance achievement.

62 HAIN CELESTIAL 2025 Proxy Statement

PROPOSAL 4

	Shares[1]	Weighted Average Remaining Term (years)	Weighted Average Exercise Price ($)	Percentage of Shares Outstanding as of June 30, 2025 (%)

Outstanding stock options as of June 30, 2025	121,944	6.00	2.26	0.14
Outstanding full-value awards as of June 30, 2025[2]	2,626,798			2.91
Shares available for awards under the 2022 Plan prior to the Amendment[3]	7,290,167			8.07
Additional Share Pool[3]	3,000,000			3.32
Shares available following the Amendment plus outstanding options and full-value awards as of June 30, 2025[3]	13,038,909			14.44
Number of Shares issued and outstanding as of June 30, 2025	90,283,481

1.
There were no SARs outstanding as of June 30, 2025.
2.
Includes 1,834,237 RSUs and 792,561 PSUs at target level performance achievement. The maximum number of Shares issuable under the PSUs outstanding as of June 30, 2025 was 1,409,060 Shares.
3.
Each full-value award granted under the 2022 Plan is counted as 2.00 Shares against the 2022 Plan Share reserve.

Summary of the 2022 Plan as Proposed to be Amended

The following is a brief summary of the material features of the 2022 Plan, giving effect to the proposed Amendment (the “Amended Plan”). A complete copy of the Amendment being considered by stockholders is attached to this proxy statement as Appendix B-1, and a complete copy of the 2022 Plan, as it existed prior to the Amendment, is attached to this proxy statement as Appendix B-2. The summary below may not contain all of the information about the Amended Plan that may be important to you and is qualified in its entirety by the full text of each of the Amendment and the 2022 Plan, as amended, as set forth in Appendix B-1 and Appendix B-2, respectively.

Overview

The Amended Plan provides for the grant to eligible employees, directors, consultants and other service providers of stock options, stock appreciation rights (“SARs”), restricted stock, restricted share units (“RSUs”), performance shares, performance share units and other Share-based awards (the “Awards”). Each Share subject to an Award (other than a stock option or a SAR) granted under the Amended Plan is counted as 2.00 Shares against the Amended Plan Share reserve. Awards may be granted alone or in tandem with any other Award.

Purpose

The Amended Plan is intended to advance the interests of the Company and our stockholders by providing a means to attract, retain, and motivate employees, directors, consultants and other service providers. The continued success, growth and development of the Company is dependent on the judgment, initiative and efforts of these service providers.

Eligibility

Employees of the Company and its subsidiaries and affiliates (including employees who are directors), directors of the Company and its subsidiaries and affiliates who are not employees, and consultants and other service providers to the Company and its subsidiaries and affiliates are eligible to receive Awards under the Amended Plan. Approximately 2,600 total employees and six total

HAIN CELESTIAL 2025 Proxy Statement 63

PROPOSAL 4

non-employee directors are presently eligible to receive awards under the Amended Plan. The Committee (described below) has the authority to select the individuals to whom Awards are made under the Amended Plan.

Grants of Awards

Grants of Awards will be made by the Compensation Committee or such other committee designated by the Board (the “Committee”). The Committee has the authority to waive conditions relating to an Award or accelerate vesting of Awards.

The Committee is permitted to delegate to officers or other directors of the Company the authority to perform administrative functions for the Amended Plan and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine to the extent permitted under Rule 16b-3 of the Exchange Act and applicable law.

Subject to the foregoing, the Committee generally has the authority to administer the Amended Plan.

Shares Subject to the Amended Plan and Amended Plan Limits

The aggregate number of Shares that are reserved for issuance in connection with Awards under the Amended Plan is 15,950,000. Each Share subject to an Award (other than an Option or SAR) counts as 2.00 Shares for the purposes of the limit set forth in the preceding sentence.

Additionally, the Amended Plan limits the total value of the Shares that may be awarded to a non-employee director plus any cash fees paid to such non-employee director during a given fiscal year to $700,000, with the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year.

If an award under the Amended Plan, or any portion thereof, is forfeited, canceled or terminated without a distribution of Shares or payment of other consideration to the participant, the Shares subject to the forfeited, canceled or terminated portion of the award are returned to the available pool of Shares reserved for issuance under the Amended Plan. However, Shares used to pay the exercise price of an Option, withheld to satisfy any tax withholding obligations or repurchased on the open market with the proceeds of the exercise price of an option are not added back to the pool of Shares reserved for future issuance. Additionally, the number of Shares subject to a SAR will, upon exercise of the SAR, be counted as used against the pool of Shares reserved for issuance, even if a fewer number of Shares are actually issued in settlement of the exercise of the SAR.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Amended Plan, the Committee may grant incentive stock options (“ISOs”) (which entitle employees to more favorable tax treatment) and/or nonqualified stock options. All of the Shares reserved for issuance in connection with Awards under the Amended Plan may be granted as ISOs.

The Committee is authorized to set the terms relating to a stock option, including exercise price, which will not be less than the fair market value on the date of grant, the time and method of exercise, the form of payment of the exercise price and the method of delivery of the Shares. The term of an Option will not exceed ten years from the date of grant. ISOs may only be granted to employees of the Company or its subsidiaries. Once granted, the exercise price of a stock option may not be repriced without stockholder approval. Further, once granted, a stock option may not be exchanged (except in the case of a corporate transaction or event that is subject to the anti-dilution provisions of the Amended Plan), as such an exchange would be considered to be a repricing and would therefore require stockholder approval.

Stock Appreciation Rights

A SAR generally entitles the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price of the SAR. The Committee is authorized to set the terms

64 HAIN CELESTIAL 2025 Proxy Statement

PROPOSAL 4

relating to a SAR, including exercise price, which will not be less than the fair market value of the Shares on the date of grant, the time and method of exercise and settlement, the form of payment in settlement of SARs and the method of delivery of the Shares. The term of a SAR will not exceed ten years from the date of grant. Once granted, the exercise price of a SAR may not be repriced without stockholder approval. Further, once granted, a SAR may not be exchanged (except in the case of a corporate transaction or event that is subject to the anti-dilution provisions of the Amended Plan), as such an exchange would be considered to be a repricing and would therefore require stockholder approval.

Restricted Stock and Restricted Share Units

An Award of restricted stock entitles the holder thereof to Shares, subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, holders of restricted stock will have all of the rights of a stockholder, including the right to vote restricted stock and, upon or following vesting of the restricted stock, to receive dividends thereon, and unvested restricted stock will be forfeited upon termination of service during the applicable restriction period.

An RSU entitles the holder thereof to receive Shares or cash at the end of a specified deferral period. RSUs are also subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, RSUs subject to deferral or restriction (and any dividend equivalents thereon) will be forfeited upon termination of employment during any applicable deferral or restriction period.

Performance Shares and Performance Share Units

Performance shares and performance share units provide for future issuance of Shares, payment of cash or a combination thereof, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance share units will be forfeited upon termination of service during any applicable performance period. Prior to payment of performance shares or performance share units, the Committee must certify in writing that the performance objectives were satisfied. Performance objectives may vary from person to person and will be based upon one or more of the following performance criteria as the Committee may deem appropriate: TSR; TSR relative to an industry or other index; Share price; earnings per Share; return to shareholders (including dividends); return on equity; revenues; sales; sales by category, brand, territory or geography; unit growth; customer growth (including new customers and increased sales to existing customers); EBITDA or EBIT; operating income or operating profit; net income; gross margin; operating margin; return on capital or return on invested capital; economic value added; economic profit; cash flows; cash flow from operations; market share; inventory levels; inventory days outstanding; consumption; size of line in total or by category or type; consumer and strategic investments; strategic plan implementation or other strategic measures; advertising, brand and product innovation; research and development; costs; managing commodity costs; capital expenditures; working capital; net fixed assets; accounts receivable; days sales outstanding; period overhead; expenses; productivity; market capitalization; customer satisfaction; pro forma net income; return on designated assets; expenses; free cash flow; cash flow return on investment; net profit margin; cash conversion cycle; service levels; and sustainability measures. The performance objectives may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. Performance periods may overlap. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives. Performance shares or performance share units may be paid in Shares, cash or a combination of Shares and cash either as a lump sum payment or in installments, as determined by the Committee.

Other Share-Based Awards

The Committee is also authorized, subject to limitations under applicable law, to grant such other Share-based Awards that may be denominated in, valued in, or otherwise based on, Shares, as deemed by the Committee to be consistent with the purposes of the Amended Plan. The Committee has discretion to determine the terms and conditions applicable to such other Share-based Awards, including the method of payment and delivery.

HAIN CELESTIAL 2025 Proxy Statement 65

PROPOSAL 4

Dividends and Dividend Equivalents

Dividends or dividend equivalents earned in connection with Awards will not be paid earlier than the date upon which the corresponding portion of the Shares underlying such Award become vested or otherwise not subject to restrictions, as applicable. No dividend equivalent right may be granted in connection with, or related to, a stock option or SAR.

Clawback

If the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of a participant, such participant will return to the Company, or forfeit if not paid, any Award arising out of the misconduct. Furthermore, in connection with the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act and Rule 5608 of the Nasdaq listing standards, the Company has adopted a policy requiring that, upon the occurrence of an accounting restatement of the Company’s financial statements to correct an error, the Compensation Committee must recoup incentive-based compensation that was erroneously granted, earned or vested to our current and former “officers” (as defined under Rule 16a-1 of the Exchange Act) based wholly or in part upon the attainment of any financial reporting measure, subject to limited exceptions. Any Award may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law, listed company rules or pursuant to any Company clawback policy in effect from time to time, or to the extent otherwise provided in an Award agreement at the time of grant.

Nontransferability

Awards (except for vested Shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative. A nonqualified stock option may be transferred by gift for no consideration to a family member of the participant or a trust or other entity for their benefit.

Restrictive Covenants

The Committee may establish a requirement that an Award holder not engage in competition with the Company and comply with certain other restrictive covenants, provided that such requirements are not inconsistent with the Amended Plan or applicable law.

Capital Structure Changes

If the Committee determines that any dividend, recapitalization, Share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Amended Plan, then the Committee will make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of Shares which may thereafter be issued under the Amended Plan, (ii) the number and kind of Shares, other securities or other consideration issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award.

Change in Control

The Committee, in its sole discretion, may determine in the applicable Award agreement or otherwise that, in the event of a change in control, as defined in the Amended Plan, all outstanding Awards will become fully exercisable or vested or that all restrictions will lapse. The Committee may also (x) cancel such Awards for fair value (as determined in the sole discretion of the Committee), (y) provide for substitute awards that will substantially preserve the terms of any affected Awards to be issued or (z) provide that for a period of at least 15 days prior to the change in control, any Options or SARs will be fully exercisable and will terminate upon the occurrence of the change in control.

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PROPOSAL 4

Amendment and Termination

The Amended Plan may be amended, suspended or terminated by our Board at any time, in whole or in part. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as may be required to comply with Section 409A of the Code, no amendment or modification of the Amended Plan or any Award will adversely affect any Award theretofore granted without the consent of the participant or the permitted transferee of the Award.

Effective Date and Term

Unless earlier terminated, the Amended Plan will terminate as to future awards on November 17, 2032. If approved, the Amendment will be effective as of October 30, 2025. The adoption of the Amendment is expressly conditioned upon the approval of our stockholders. If the Amendment as proposed for approval is not approved, the 2022 Plan will remain in effect and the number of Shares available under the 2022 Plan will not be increased.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the grant, vesting and exercise of Awards granted under the Amended Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Stock Options

In general, the grant of a stock option will not be a taxable event to the recipient and it will not result in a deduction to us. The tax consequences associated with the exercise of a stock option and the subsequent disposition of Shares acquired on the exercise of such option depend on whether the stock option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the Shares at the date of exercise over the exercise price. We will generally be entitled to a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the Shares will be capital gain or loss, long-term or short-term, depending on the holding period for the Shares.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to us, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Amended Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. If Shares acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss.

If Shares acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and we will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the Shares at the date of exercise over the exercise price. Any additional gain to the participant will be treated as capital gain, long-term or short-term, depending on how long the Shares have been held. Where Shares are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the Shares have been held.

HAIN CELESTIAL 2025 Proxy Statement 67

PROPOSAL 4

If an option is exercised through the use of Shares previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned Shares and, thus, no gain or loss will be recognized with respect to such previously owned Shares upon such exercise. The amount of any built-in gain on the previously owned Shares generally will not be recognized until the new Shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

As of June 30, 2025, no options have been granted under the 2022 Plan.

Restricted Stock

A participant who receives restricted stock will generally recognize ordinary income at the time that they “vest” (i.e., either when they are not subject to a substantial risk of forfeiture or when they are freely transferable). The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the restricted stock vests, less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by us. Dividends paid with respect to unvested restricted stock will be ordinary compensation income to the participant at the time of payment (and generally deductible by us). Any gain or loss upon a subsequent sale or exchange of the Shares, measured by the difference between the sale price and the fair market value on the date the restricted stock vests, will be capital gain or loss, long-term or short-term, depending on the holding period for the Shares. The holding period for this purpose will begin on the date following the date the restricted stock vests.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and we will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to us. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction. Any gain or loss upon a subsequent sale or exchange of the Shares, measured by the difference between the sale price and the fair market value on the date the shares were granted, will be capital gain or loss, long-term or short-term, depending on the holding period for the Shares. The holding period for this purpose will begin on the date the restricted stock was granted to the participant.

SARs and Other Awards

With respect to SARs, RSUs, performance shares, performance share units and other Awards under the Amended Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Amended Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to us.

Payment of Withholding Taxes

We may withhold, require a participant to remit to us or facilitate a sale of Shares to cover, an amount sufficient to satisfy any federal, state or local withholding tax requirements (up the maximum applicable withholding rates as permitted by the Committee) associated with Awards under the Amended Plan.

Plan Benefits

No awards made under the Amended Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of this proposal. The Company anticipates making its annual non-employee director equity grants in accordance with normal practice on the date of the Annual Meeting under the Amended Plan. In addition, other than such annual director equity grants, the Committee, in its discretion, will determine the number and types of awards that will be granted. Accordingly, it is not possible to determine the benefits that will be received by eligible participants (other than our non-employee directors) if the Amendment were to be approved by stockholders.

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PROPOSAL 4

Recommendation of the Board

The Board believes that approval of the Amendment is in our best interest, as well as the best interest of our stockholders and employees, because the granting of equity awards promotes the convergence of long-term interests between our key employees and our stockholders, as the value of such awards granted will increase or decrease with the value of our common stock. In addition, the ability to grant Awards will assist us in continuing to attract and retain the services of outstanding management and will enable us to use this type of long-term incentive compensation at levels commensurate with our peers while conserving our cash resources. The Board approved the adoption of the Amendment. In the event the stockholders fail to approve the Amendment as proposed, the 2022 Plan will continue in operation pursuant to its terms, with no change to the applicable number of Shares authorized for issuance.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve an Amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan.

HAIN CELESTIAL 2025 Proxy Statement 69

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information as of the end of fiscal year 2025 with respect to shares that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights[2]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights)[3]

Equity compensation plans approved by security holders	3,365,241	$2.26	7,290,167
Equity compensation plans not approved by security holders	—	—	—
Total	3,365,241	$2.26	7,290,167

1.
The 3,365,241 shares of common stock to be issued upon exercise of outstanding options, warrants and rights consist of (a) 1,834,237 shares that may be issued upon the vesting of RSUs, (b) 1,409,060 shares that may be issued upon the vesting of PSUs and (c) 121,944 shares that may be issued upon the exercise of stock options. The number of shares that may be issued upon the vesting of PSUs represents the maximum number of shares that may be issued if maximum performance goals are achieved.
2.
Represents the weighted-average exercise price of outstanding options to purchase 121,944 shares of common stock. This weighted average does not take into account shares that may be issued upon the vesting of PSUs or RSUs.
3.
Represents shares available for future issuance under The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan.

70 HAIN CELESTIAL 2025 Proxy Statement

Ownership of Common Stock by Management and Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of our common stock for (1) each of our current directors, (2) each of our NEOs, (3) all of our current directors and current executive officers as a group (i.e., excluding NEOs who are no longer executive officers) and (4) the persons we know to beneficially own more than five percent of the outstanding shares of our common stock. Ownership is as of September 2, 2025 except as otherwise stated in the footnotes. Percentage ownership is based on 90,292,752 shares of common stock outstanding as of September 2, 2025. Except as otherwise stated in the footnotes, the persons identified have sole voting and investment power with respect to the shares set forth opposite their names.

Name	Number of Shares	Percentage of Common Stock

Directors and NEOs
Neil Campbell[1]	62,929	*
Celeste A. Clark[2]	170,992	*
Shervin J. Korangy[3]	169,626	*
Alison E. Lewis[4]	23,016	*
Michael B. Sims[5]	300,755	*
Carlyn R. Taylor[6]	203,431	*
Dawn Zier[7]	288,229	*
Lee A. Boyce[8]	61,590	*
Wolfgang Goldenitsch[9]	87,049	*
Kristy M. Meringolo[10]	102,998	*
Wendy P. Davidson[11]	142,182	*
Chad D. Marquardt[12]	29,849	*
All current directors and current executive officers as a group (11 persons)	1,539,774	1.71%
5% Holders
BlackRock, Inc.[13] 50 Hudson Yards New York, New York 10001	6,673,210	7.37%
The Vanguard Group[14] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	6,511,956	7.19%
Millenium Management LLC[15] 399 Park Avenue New York, New York 10022	4,667,630	5.16%

* Indicates less than 1%.

1.
Mr. Campbell holds 43,455 shares outright and holds 19,474 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
2.
Dr. Clark holds 68,518 shares outright, 83,000 shares indirectly through the Clesteen A. Clark Trust, and 19,474 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
3.
Mr. Korangy holds 75,152 shares outright, 75,000 shares indirectly through the Korangy Fam. Irr. Trust, and 19,474 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
4.
Ms. Lewis holds 3,542 shares outright and holds 19,474 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days. Under SEC rules, Ms. Lewis’ other outstanding equity awards are not included in this table because they are not scheduled to vest within 60 days.
5.
Mr. Sims holds 281,281 shares outright and holds 19,474 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
6.
Ms. Taylor holds 183,957 shares outright and holds 19,474 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
7.
Ms. Zier holds 268,755 shares outright and holds 19,474 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
8.
Mr. Boyce holds 24,175 shares outright and holds 37,415 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days. Under SEC rules, Mr. Boyce’s other outstanding equity awards are not included in this table because they are not scheduled to vest within 60 days.

HAIN CELESTIAL 2025 Proxy Statement 71

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

9.
Mr. Goldenitsch holds 58,483 shares outright and holds 28,566 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days. Under SEC rules, Mr. Goldenitsch’s other outstanding equity awards are not included in this table because they are not scheduled to vest within 60 days.
10.
Ms. Meringolo holds 74,432 shares outright and holds 28,566 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days. Under SEC rules, Ms. Meringolo’s other outstanding equity awards are not included in this table because they are not scheduled to vest within 60 days.
11.
The information provided in this table for Ms. Davidson is based on the Company’s records at the time she departed the Company in May 2025, at which time Ms. Davidson held 142,082 shares outright and beneficially owned 100 shares held by her son.
12.
The information provided in this table for Mr. Marquardt is based on the Company’s records at the time he departed the Company in August 2025, at which time Mr. Marquardt held 29,649 shares outright and beneficially owned 200 shares held by his sons.
13.
This information is based on a Schedule 13G/A filed with the SEC on April 3, 2025 by BlackRock, Inc., setting forth information as of March 31, 2025. The Schedule 13G/A states that BlackRock, Inc. has sole voting power with respect to 6,554,592 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 6,673,210 shares and shared dispositive power with respect to 0 shares.
14.
This information is based on a Schedule 13G/A filed with the SEC on July 29, 2025 by The Vanguard Group, setting forth information as of June 30, 2025. The Schedule 13G/A states that The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 295,513 shares, sole dispositive power with respect to 6,182,971 shares and shared dispositive power with respect to 328,985 shares.
15.
This information is based on a Schedule 13G filed with the SEC on March 26, 2025 by Millennium Management LLC, setting forth information as of March 21, 2025. The Schedule 13G states that Millennium Management LLC, Millennium Group Management LLC and/or Israel A. Englander have sole voting power with respect to 0 shares, shared voting power with respect to 4,667,630 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to all 4,667,630 shares.

72 HAIN CELESTIAL 2025 Proxy Statement

Certain Relationships and Related Party Transactions

We have adopted a written policy regarding the review, approval and ratification of related party transactions. The Related Party Transaction Policy and Procedures requires the approval or ratification by the Audit Committee of any “related party transaction,” which is defined as any transaction, arrangement or relationship in which (i) we are a participant, (ii) the amount involved exceeds $120,000 and (iii) one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a “related person,” has a direct or indirect material interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related party.

There have been no such disclosable related party transactions since the beginning of fiscal year 2025.

HAIN CELESTIAL 2025 Proxy Statement 73

Other Matters

The Company’s management is not aware of any other matters that will come before the 2025 Annual Meeting. However, if any other matters requiring a vote of stockholders arise, including any question as to an adjournment or postponement of the 2025 Annual Meeting, it is the intention of the persons appointed as proxies to vote in accordance with their judgment on such matters.

74 HAIN CELESTIAL 2025 Proxy Statement

Stockholder Proposals and Other Communications

Stockholder proposals intended to be included in the Proxy Statement relating to our 2026 annual meeting of stockholders (the “2026 Proxy Statement”) pursuant to Rule 14a-8 under the Exchange Act must be in writing addressed to the Corporate Secretary of the Company and delivered to the Corporate Secretary at our principal executive office no later than May 21, 2026, and must otherwise comply with Rule 14a-8. Our principal executive office is located at 221 River Street, 12th Floor, Hoboken, New Jersey 07030.

If a proposal of business to be brought before a meeting of stockholders, including director nominations, is to be included in the 2026 Proxy Statement, our Amended and Restated By-Laws provide that the proposal must be received by our Corporate Secretary at our principal executive office no earlier than July 2, 2026 and no later than August 1, 2026.

If you would like to have a nominee included in our 2026 Proxy Statement pursuant to Article II, Section 13 of our Amended and Restated By-Laws, a so-called “proxy access” provision, notices of stockholder nominations intended to be included in the 2026 Proxy Statement must be received by our Corporate Secretary at our principal executive office no earlier than April 21, 2026 and no later than May 21, 2026.

Stockholders should consult our Amended and Restated By-Laws for the various procedural, informational and other requirements applicable to notices of business to be brought before a meeting and director nominations.

A stockholder or other interested party who wishes to communicate with the Board, the non-management directors as a group, or any individual director may do so by addressing the correspondence to the individual or group, c/o Corporate Secretary, The Hain Celestial Group, Inc., 221 River Street, 12th Floor, Hoboken, New Jersey 07030. The office of the Corporate Secretary reviews correspondence received and will filter advertisements, solicitations, spam and other such items not related to a director’s duties and responsibilities. All other relevant correspondence addressed to a director will be forwarded to that director, or if none is specified, to the Chair of the Board.

HAIN CELESTIAL 2025 Proxy Statement 75

Questions and Answers About Our 2025 Annual Meeting

Why am I receiving these proxy materials?

We have made these proxy materials available to you via the internet or delivered paper copies to you by mail in connection with our 2025 Annual Meeting, which will be held online on October 30, 2025. There will be certain items of business that must be voted on by our stockholders at the 2025 Annual Meeting, and our Board of Directors is seeking your proxy to vote on these items. This proxy statement contains important information about the Company and the matters that will be voted on at the 2025 Annual Meeting.

What is included in the proxy materials?

The proxy materials consist of the notice of annual meeting of stockholders, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

What are the items of business for the 2025 Annual Meeting?

The items of business for the 2025 Annual Meeting are as stated in the notice of annual meeting of stockholders. There are four proposals scheduled for a vote:

• To elect the seven director nominees specified herein to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

• To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended June 30, 2025; and

• To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2026; and

• To approve an amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the 2025 Annual Meeting, the voting process, the Board and Board committees, our corporate governance policies and practices, the compensation of our directors and certain executive officers for fiscal year 2025 and audit-related matters. This proxy statement also includes other information that we are required to provide to you under SEC and Nasdaq rules.

Why did I receive a notice in the mail regarding internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

This year, we are pleased to save costs and help protect the environment by once again using the SEC rule that allows companies to furnish their proxy materials over the internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the internet.

For stockholders who have previously requested to receive paper copies of the proxy materials, we are providing paper copies of the proxy materials instead of a Notice of Internet Availability of the proxy materials.

Who is entitled to vote?

You may vote if you owned shares of common stock of the Company as of the close of business on September 2, 2025, the record date for the 2025 Annual Meeting. On the record date, there were 90,292,752 shares of common stock outstanding and entitled to vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of September 2, 2025.

76 HAIN CELESTIAL 2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR 2025 ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. The person you designate to vote your shares is also called a proxy.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on September 2, 2025, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record can vote any one of four ways:

• By Internet Prior to the 2025 Annual Meeting: Go to www.proxyvote.com until 11:59 p.m. Eastern Time on October 29, 2025 to vote using the control number included on your Notice of Internet Availability of the proxy materials or on your proxy card. There will be voting instructions on www.proxyvote.com.

• By Telephone Prior to the 2025 Annual Meeting: Call 1-800-690-6903 from the United States until 11:59 p.m. Eastern Time on October 29, 2025 to vote using the control number included on your Notice of Internet Availability of the proxy materials or on your proxy card. There will be instructions given by the voice prompts.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Nominee

If, at the close of business on September 2, 2025, your shares were held in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name,” and our proxy materials are being made available or forwarded to you by that organization. You may vote by submitting your voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail prior to the 2025 Annual Meeting, or during the 2025 Annual Meeting, as indicated above. Please refer to the information from your broker, bank or other nominee on how to submit voting instructions.

How do I attend the 2025 Annual Meeting?

We are hosting a virtual meeting for the 2025 Annual Meeting. We believe that holding a virtual meeting again this year is in the best interest of the Company and all of its stakeholders and will allow for full stockholder participation.

The virtual 2025 Annual Meeting will be a live audio webcast, and stockholders will be able to participate in the meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HAIN2025. You will also be able to vote your shares electronically at the 2025 Annual Meeting.

To attend and participate in the 2025 Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 12:30 p.m., Eastern Time, on Thursday, October 30, 2025. Online access will begin at 12:15 p.m., Eastern Time, and we encourage you to access the meeting prior to the start time.

Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a live meeting?

The virtual meeting format for the 2025 Annual Meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We designed the format of the virtual meeting to ensure that our stockholders who attend our 2025 Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access and participation through the virtual meeting portal available at

• By Mail Prior to the 2025 Annual Meeting: If you received a paper copy of the proxy materials and a proxy card in the mail, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board as described in this proxy statement.

If any other matters are properly brought up at the 2025 Annual Meeting (other than the proposals contained in this proxy statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the 2025 Annual Meeting other than the proposals contained in this proxy statement. If you vote via the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

• During the 2025 Annual Meeting: Even if you plan to attend the 2025 Annual Meeting online, we recommend that you vote in advance by proxy as described above. However, you will also be able to vote electronically during the 2025 Annual Meeting. For information about how to attend the 2025 Annual Meeting online, please see “How do I attend the 2025 Annual Meeting?” below.

HAIN CELESTIAL 2025 Proxy Statement 77

QUESTIONS AND ANSWERS ABOUT OUR 2025 ANNUAL MEETING

www.virtualshareholdermeeting.com/HAIN2025. During the 2025 Annual Meeting, we will answer questions submitted in accordance with the meeting rules of conduct, subject to time constraints. The meeting rules of conduct will be available on the virtual meeting portal. Questions are limited to one per stockholder unless time otherwise permits. If we receive substantially similar questions, we will group such questions together. Questions regarding personal matters or matters not relevant to meeting matters or our business or operations will not be answered.

Under our Amended and Restated By-Laws, stockholders who vote at the 2025 Annual Meeting will be deemed to be present in person and their votes will be deemed to have been cast in person.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

Should you require technical assistance, please call the technical support number displayed on the meeting webpage. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

The Company does not expect that any matters other than those described in the notice of annual meeting of stockholders to be brought before the 2025 Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the 2025 Annual Meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the 2025 Annual Meeting.

Who is paying for this proxy solicitation?

The Company will bear the cost of soliciting proxies. We expect that the solicitation of proxies will be primarily by mail. Proxies may also be solicited by our officers and employees, at no additional cost to us, in person, by telephone or by other means of communication. We have retained the proxy solicitation firm of MacKenzie Partners, Inc. to assist us in the distribution and solicitation of proxies, and we intend to pay a fee of approximately $10,500, plus reasonable expenses, for these services. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their proxy.

How do I revoke my proxy?

If, at the close of business on September 2, 2025, you were a stockholder of record, you may revoke your proxy if we receive your revocation at any time before the final vote at the 2025 Annual Meeting. You may revoke your proxy by sending a written notice stating that you are revoking your proxy before it is voted at the 2025 Annual Meeting to the Corporate Secretary at The Hain Celestial Group, Inc., 221 River Street, 12th Floor, Hoboken, New Jersey 07030, or by attending the 2025 Annual Meeting and voting.

	Proposal	Vote

If, at the close of business on September 2, 2025, you were a beneficial owner of shares registered in the name of your broker, bank or other nominee, your ability to revoke your proxy depends on the voting procedures of the broker, bank or other nominee. Please follow the directions provided to you by your broker, bank or other nominee.

How are votes counted?

Votes will be counted by the inspector of election appointed for the 2025 Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes as well as votes related to the frequency of holding future advisory votes on NEO compensation.

1	Election of the seven director nominees named in this proxy statement, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified	FOR all nominees
2	Advisory vote to approve NEO compensation for the fiscal year ended June 30, 2025	FOR
3	Ratification of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2026	FOR
4	Approval of an amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan	FOR

78 HAIN CELESTIAL 2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT OUR 2025 ANNUAL MEETING

How are broker non-votes counted?

A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes on a proposal are not counted or deemed present or represented and entitled to vote for determining whether stockholders have approved that proposal. Therefore, broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Under the rules that govern brokers who are voting with respect to shares held in “street name” and are not instructed by their client how to vote, brokers only have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include ratification of registered independent accountants. Non-routine matters include the election of directors, the advisory vote regarding compensation paid to our named executive officers, the approval of an amendment to the Company’s long term incentive plan and stockholder proposals, if any. If you are a beneficial owner and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on Proposals 1, 2 and 4 and will only have discretion to vote on Proposal 3, the ratification of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2026.

How many votes are needed to approve each proposal?

With respect to Proposal 1, each director must receive a “For” vote from the majority of votes cast either in person or by proxy. Pursuant to our Amended and Restated By-Laws, this means that, in order to be elected, the number of votes “For” a director must exceed the number of votes cast “Against” that director. With respect to Proposal 1, shares voting “abstain” and broker non-votes have no effect.

To be approved, Proposals 2, 3 and 4 must receive a “For” vote from the majority of votes cast either in person or by proxy and entitled to vote on such matter.

With respect to Proposals 2 and 4, shares voting “abstain” and broker non-votes have no effect.

With respect to Proposal 3, shares voting “abstain” have no effect, and there will be no broker non-votes as brokers have discretionary voting power to vote on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid 2025 Annual Meeting. A quorum will exist if at least a majority of the outstanding shares entitled to vote at the 2025 Annual Meeting are present in person or represented by proxy. On the record date, there were 90,292,752 shares outstanding and entitled to vote at the 2025 Annual Meeting. Thus, 45,146,377 shares must be represented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote at the 2025 Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chair of the 2025 Annual Meeting or holders of a majority of the shares present in person or by proxy at the 2025 Annual Meeting may adjourn or postpone the 2025 Annual Meeting to another time or date.

How can I find out the results of the voting at the 2025 Annual Meeting?

Preliminary voting results will be announced at the 2025 Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the 2025 Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling (516) 587-5000 or toll free at (877) 612-4246, by writing to the Investor Relations Department, The Hain Celestial Group, Inc., 221 River Street, 12th Floor, Hoboken, New Jersey 07030 or by sending an email to investor.relations@hain.com.

What is “householding,” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees. If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so by notifying us in writing at: 221 River Street, 12th Floor, Hoboken, New Jersey 07030, Attention: Corporate Secretary. Your notice will be effective 30 days following its receipt.

HAIN CELESTIAL 2025 Proxy Statement 79

QUESTIONS AND ANSWERS ABOUT OUR 2025 ANNUAL MEETING

You also may request additional copies of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 at no charge by notifying us in writing at the same address or calling Investor Relations at (516) 587-5000 or toll free at (877) 612-4246 or submitting such request via email to investor.relations@hain.com.

If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address. If you hold your shares in “street name,” please contact your broker, bank or other nominee to request information about householding.

80 HAIN CELESTIAL 2025 Proxy Statement

Appendix A – Non-GAAP Financial Measures

Non-GAAP Measures Under the 2025 AIP

For purposes of the 2025 AIP, performance measurement neutralizes the impact of foreign currency fluctuations by using the same exchange rates used for the Company’s fiscal year 2025 budget. Accordingly, both adjusted EBITDA and organic net sales as calculated under the 2025 AIP are non-GAAP financial measures and are different than reported figures.

Additional information regarding organic net sales and adjusted EBITDA is provided below, as we have provided additional disclosures in this proxy statement regarding those measures.

Organic Net Sales

The Company defines organic net sales as net sales excluding the impact of acquisitions, divestitures, held for sale businesses, discontinued brands, exited product categories and foreign exchange. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures, held for sale businesses, discontinued brands and exited product categories, the net sales of a divested business, held for sale business, discontinued brand or exited product category are excluded from all periods. To adjust organic net sales for the impact of foreign exchange, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year.

A reconciliation of organic net sales to net sales for fiscal year 2025 is as follows:

Reconciliation of Organic Net Sales to Net Sales

(Amounts in thousands)	Fiscal Year Ended June 30, 2025

Net sales	$1,559,780
Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	104,560
Impact of foreign currency exchange	11,617
Organic net sales	$1,443,603

Adjusted EBITDA

The Company defines adjusted EBITDA as net loss before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized and certain realized currency losses (gains), certain litigation expenses, net, plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, productivity and transformation costs, CEO succession costs, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, goodwill impairment, intangibles and long-lived asset impairment and other adjustments.

HAIN CELESTIAL 2025 Proxy Statement A-1

Appendix A – Non-GAAP Financial Measures

A reconciliation of net loss to adjusted EBITDA for fiscal year 2025 is as follows:

Reconciliation of Net Loss to Adjusted EBITDA

(Amounts in thousands)	Fiscal Year Ended June 30, 2025

Net loss	$(530,841)
Depreciation and amortization	44,259
Equity in net loss of equity-method investees	1,813
Interest expense, net	47,773
Provision for income taxes	15,297
Stock-based compensation, net	8,149
Unrealized and certain realized currency losses	3,823
Certain litigation expenses, net(a)	3,473
Restructuring activities
Productivity and transformation costs	21,530
Plant closure related costs, net	1,215
Warehouse/manufacturing consolidation and other costs, net	384
CEO succession	4,774
Acquisitions, divestitures and other
Gain on sale of assets	(3,194)
Transaction and integration costs, net	(488)
Impairment charges
Goodwill impairment	428,882
Intangibles and long-lived asset impairment	66,940
Other	—
Adjusted EBITDA	$113,789

(a)
Expenses and items relating to securities class action, baby food litigation, and SEC investigation.

We provide organic net sales to demonstrate the growth rate of net sales excluding the impact of acquisitions, divestitures, held for sale businesses, discontinued brands, and exited product categories and foreign exchange, and believe organic net sales is useful to investors because it enables them to better understand the growth of our business from period to period.

We believe that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the company’s operations and are useful for period-over-period comparisons of operations. We provide adjusted results as important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our Company and companies in our industry.

A-2 HAIN CELESTIAL 2025 Proxy Statement

Appendix B-1 – Second Amendment to The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan (the “2022 Plan”) is hereby amended in the manner set forth below, such amendment to be effective as of the effective time of approval of this Second Amendment to the 2022 Plan (the “Amendment”) by the stockholders of The Hain Celestial Group, Inc.

Notwithstanding the foregoing, the Amendment shall only become effective if it is approved by the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders, or any adjournment thereof.

1. The first sentence of Section 4(a) of the 2022 Plan is deleted and replaced in its entirety with the following:

“Subject to the counting mechanics and adjustment as provided in Section 4(b) and 4(e) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 15,950,000, less one Share for each Share subject to an award granted under the Prior Plan or the Company’s 2019 Equity Inducement Award Program with a grant date after September 30, 2022.”

2. Except for the changes set forth above, the 2022 Plan remains in full force and effect.

HAIN CELESTIAL 2025 Proxy Statement B-1

Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

1.
Purposes.

The purposes of the 2022 Long Term Incentive and Stock Award Plan are to advance the interests of The Hain Celestial Group, Inc. and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company and its Affiliates upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.
Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

(b) “Award” means any Option, SAR, Restricted Share, RSU, Performance Share, Performance Share Unit, Other Share-Based Award granted to an Eligible Person under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following:

(i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company; provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (A) any issuance of voting securities of the Company directly from the Company that is approved by the Incumbent Board (as defined below), or (B) any acquisition of voting securities of the Company by any Person pursuant to a Business Combination (as defined below) that complies with clauses (A), (B) and (C) of clause (iii) below; or

(ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any Director becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

B-2 HAIN CELESTIAL 2025 Proxy Statement

Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

(iii) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination, (B) no Person (other than such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) consummation of a complete liquidation or dissolution of the Company previously approved by the stockholders of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(h) “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(i) “Company” means The Hain Celestial Group, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(j) “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(k) “Dividend Equivalent” means a right, granted under Section 6(a) in connection with an Award, to receive cash, Shares, or other property equal in value to dividends paid with respect to Shares underlying an Award, subject to the provisions of Section 6(a).

(l) “Eligible Person” means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, (ii) a consultant or other service provider to the Company, a Subsidiary or an Affiliate or (iii) a Director.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(n) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of Shares shall mean the closing price on the date of the grant (or, if the Shares were not traded on that day, the closest preceding day on which the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(o) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(p) “NQSO” means any Option that is not an ISO.

(q) “Option” means a right, granted under Section 5(b), to purchase Shares.

HAIN CELESTIAL 2025 Proxy Statement B-3

Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

(r) “Other Share-Based Award” means a right, granted under Section 5(g), that relates to or is valued by reference to Shares.

(s) “Participant” means an Eligible Person who has been granted an Award under the Plan.

(t) “Performance Share” means a performance share granted under Section 5(f).

(u) “Performance Share Unit” means a performance share unit granted under Section 5(f).

(v) “Person” shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of voting securities of the Company.

(w) “Plan” means this 2022 Long Term Incentive and Stock Award Plan.

(x) “Prior Plan” means the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

(y) “Prior Plan Award” means an equity award granted under the Prior Plan which remained outstanding as of September 30, 2022.

(z) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Share Unit” or “RSU” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(bb) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(cc) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash or Shares as specified in the Award or determined by the Committee.

(dd) “Shares” means common stock, $.01 par value per share, of the Company.

(ee) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.
Administration.

(a) Granting Authority. The Committee shall have the authority to make grants of Awards under the Plan and shall have full and final authority to take the following actions with respect to the Awards granted by it, in each case subject to and consistent with the provisions of the Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

B-4 HAIN CELESTIAL 2025 Proxy Statement

Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(ix) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(x) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Awards granted by it.

The Committee shall have general authority and responsibility for the administration of the Plan, including the authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan.

(b) Manner of Exercise of Authority and Delegation Thereof. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to grants made by it shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers of the Company or any Subsidiary or Affiliate, individually or as a group, the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

HAIN CELESTIAL 2025 Proxy Statement B-5

Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

4.
Shares Subject to the Plan.

(a) Subject to the counting mechanics and adjustment as provided in Section 4(b) and 4(e) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 9,200,000, less one Share for each Share subject to an award granted under the Prior Plan or the Company’s 2019 Equity Inducement Award Program with a grant date after September 30, 2022. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. Subject to the counting mechanics and adjustment as provided in Section 4(b) and 4(e) hereof, if (i) any Awards granted under this Plan, (ii) any Prior Plan Awards or (iii) any awards granted under the Company’s 2019 Equity Inducement Award Program are forfeited, canceled or terminated, in each case, without a distribution of the entire number of Shares underlying such award or payment of other consideration to the Participant, then any Shares previously underlying such award shall, to the extent of any such forfeiture, cancellation or termination, again be (or become, as applicable) available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b) Each Share subject to an Award (other than an Option or SAR) shall count as 2.00 Shares for the purposes of the total number of Shares reserved for issuance in connection with Awards under the Plan described in Section 4(a) above.

(c) Notwithstanding anything to the contrary: (i) shares tendered or withheld in payment of the exercise price of an Option shall not be added back to the total number of Shares reserved for issuance in connection with Awards under the Plan described in Section 4(a) above; (ii) shares tendered or withheld to satisfy the tax withholding obligation shall not be added back to the total number of Shares reserved for issuance in connection with Awards under the Plan described in Section 4(a) above; (iii) shares repurchased on the open market with the proceeds of the exercise price of an Option shall not be added to the total number of Shares reserved for issuance in connection with Awards under the Plan described in Section 4(a) above; and (iv) all shares covered by a SAR, to the extent that it is exercised and whether or not the Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

(d) The maximum number of Shares subject to Awards granted during a fiscal year to any Director, taken together with any cash fees paid to such Director during the fiscal year, shall not exceed $700,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year).

(e) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

(f) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.
Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)),

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Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Participant.

(b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall not be less than the Fair Market Value of the Shares on the date such Option is granted.

(ii) Option Term. The term of each Option shall be a maximum of ten (10) years from the date of grant of the Option.

(iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, or other property), and the methods by which Shares will be delivered or deemed to be delivered to Participants.

(iv) ISOs. All of the Shares reserved for issuance in connection with Awards under Section 4(a) of the Plan may be granted as ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or stockholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price per Share of the SAR on the date of grant of the SAR, which shall not be less than Fair Market Value (which in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) SAR Term. The term of each SAR shall be a maximum of ten (10) years from the date of grant of the SAR.

(iii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares, but subject to Section 6(a) with respect to

HAIN CELESTIAL 2025 Proxy Statement B-7

Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

dividends. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i).

(ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine, including in book entry form. If certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(e) RSUs. The Committee is authorized to grant RSUs to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for RSUs by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, RSUs shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i).

(ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the RSUs), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such RSUs relate, all RSUs that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of RSUs.

(f) Performance Shares and Performance Share Units. The Committee is authorized to grant Performance Shares or Performance Share Units or both to Eligible Persons on the following terms and conditions:

(i) Performance Period. The Committee shall determine a performance period (the “Performance Period”) in its discretion and shall determine the performance objectives for grants of Performance Shares and Performance Share Units. Performance objectives may vary from Participant to Participant and shall be based upon one or more of the following performance criteria as the Committee may deem appropriate: total shareholder return; total shareholder return relative to an industry or other index; share price; earnings per share; return to shareholders (including dividends); return on equity; revenues; sales; sales by category, brand, territory or geography; unit growth; customer growth (including new customers and increased sales to existing customers); EBITDA or EBIT; operating income or operating profit; net income; gross margin; operating margin; return on capital or return on invested capital; economic value added; economic profit; cash flows; cash flow from operations; market share; inventory levels; inventory days outstanding; consumption; size of line in total or by category or type; consumer and strategic investments; strategic plan implementation or other strategic measures; advertising, brand and product innovation; research and development; costs; managing commodity costs; capital expenditures; working capital; net fixed assets; accounts receivable; days sales outstanding; period overhead; expenses; productivity; market capitalization; customer satisfaction; pro forma net income; return on designated

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Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

assets; expenses; free cash flow; cash flow return on investment; net profit margin; cash conversion cycle; service levels; and environmental, social and governance (ESG) measures. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares and Performance Share Units for which different Performance Periods are prescribed.

(ii) Award Value. With respect to any Performance Period, the Committee shall determine for each Participant or group of Participants with respect to that Performance Period the range of number of Shares or dollar values, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee and which shall be paid to a Participant if the relevant measure of Company performance for the Performance Period is met.

(iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

(iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Share Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Share Units.

(v) Payment. Each Performance Share or Performance Share Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Share Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

(g) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(g).

6.
Certain Provisions Applicable to Awards.

(a) Dividends / Dividend Equivalents. The Committee is authorized to pay or grant dividends or Dividend Equivalents to Participants in connection with Awards, payable in cash, Shares, or other property; provided, however, that any such dividends or Dividend Equivalents shall be paid only to the extent the underlying Award is vested or otherwise not subject to restrictions, regardless of whether or not such vesting or restrictions are contingent upon continued employment, the achievement of performance goals, or both. For the avoidance of doubt, the accrual of dividends or Dividend Equivalent amounts that become payable upon vesting is permitted. Notwithstanding the foregoing, Dividend Equivalents may not be granted in connection with, or related to, an Option or a SAR. The Committee may provide that dividends or Dividend Equivalents shall be paid or distributed upon vesting of or the lapse of all restrictions under the applicable Award or shall be deemed to have been reinvested in additional Shares or entitle the Participant to additional Awards, as the Committee may specify; provided, however, that dividends and Dividend Equivalents shall be subject to all vesting conditions and restrictions applicable to the underlying Awards.

HAIN CELESTIAL 2025 Proxy Statement B-9

Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

(b) Stand-Alone, Additional, and Tandem. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate.

(c) Substitute Awards in Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation or other entity who becomes an Eligible Person by reason of any such transaction in substitution for awards previously granted by such corporation or entity to such employee or director. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

(d) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or a SAR exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(e) Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4(d) hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cause the amendment of an Option or SAR that would have the effect of reducing the exercise price of an Option or SAR previously granted under the Plan, the cancellation or exchange of an Option or SAR for cash, other awards, or an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR or otherwise approve any modification to an Option or SAR that would be treated as a “repricing” of such Option or SAR under any then applicable rules, regulations or listing requirements.

(f) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, subject to applicable law.

(g) Nontransferability. Awards shall not be transferable by a Participant except (i) by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) or (ii) with respect to NQSOs, by gift (for no consideration) to a family member of the Participant to the extent permitted in the applicable Award Agreement and shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative unless it has been transferred by gift to a family member of the Participant, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended. A Participant’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Participant’s creditors.

(h) Repayment. If the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of a Participant, the Participant shall return to the Company, or forfeit if not paid, any Award arising out of the misconduct for or during such restated period. Additionally, any Awards granted under the Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law or listed company rules or to the extent otherwise provided in an Award agreement at the time of grant or pursuant to the Company’s clawback or recoupment policy as in effect from time to time.

(i) Noncompetition and Other Restrictive Covenants. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company and the requirement that the Participant comply with certain other restrictive covenants.

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Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

7.
Change in Control.

In the event of a Change in Control after the Effective Date, (A) if determined by the Committee in the applicable Award agreement or otherwise determined by the Committee in its sole discretion, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (B) the Committee may, but shall not be obligated to, (x) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or SARs (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or SARs) over the aggregate Option Price of such Options or the aggregate exercise price of such SARs, as the case may be, or (y) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (z) provide that for a period of at least 15 days prior to the Change in Control, any Options or SARs shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

8.
General Provisions.

(a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant, or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations or to facilitate for such payment through a “sell to cover” instruction with respect to Shares otherwise deliverable to a Participant; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes (or such higher rates of up to maximum applicable withholding rates as may be permitted by the Committee), including employment taxes, required to be withheld under applicable Federal, state and local law.

(d) Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan and any Award granted under the Plan. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as may be required to comply with Section 409A of the Code, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

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Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

(e) No Rights to Awards; No Stockholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

(f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

(k) Effective Date; Plan Termination. The Plan will become effective on November 17, 2022 (the “Effective Date”), conditioned upon the approval of the stockholders of the Company on such date. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(m) Section 409A. It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

B-12 HAIN CELESTIAL 2025 Proxy Statement

Appendix B-2 – The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan

First Amendment to

The Hain Celestial Group, Inc.

2022 Long Term Incentive and Stock Award Plan

The Hain Celestial Group, Inc. 2022 Long Term Incentive and Stock Award Plan (the “2022 Plan”) is hereby amended in the manner set forth below, such amendment to be effective as of the effective time of approval of this First Amendment to the 2022 Plan (the “Amendment”) by the shareholders of The Hain Celestial Group, Inc.

Notwithstanding the foregoing, the Amendment shall only become effective if it is approved by the Company’s shareholders at the Company’s 2024 Annual Meeting of Shareholders, or any adjournment thereof.

1. The first sentence of Section 4(a) of the 2022 Plan is deleted and replaced in its entirety with the following:

“Subject to the counting mechanics and adjustment as provided in Section 4(b) and 4(e) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 12,950,000, less one Share for each Share subject to an award granted under the Prior Plan or the Company’s 2019 Equity Inducement Award Program with a grant date after September 30, 2022.”

2. Except for the changes set forth above, the 2022 Plan remains in full force and effect.

HAIN CELESTIAL 2025 Proxy Statement B-13

Hain Celestial

221 River Street, 12th Floor
Hoboken, NJ 07030
hain.com

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Logo THE HAIN CELESTIAL GROUP, INC. 221 RIVER STREET, 12TH FLOOR HOBOKEN, NJ 07030 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 29, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/HAIN2025 You may attend the Annual Meeting of Shareholders via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 29, 2025. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V77690-P37494 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE HAIN CELESTIAL GROUP, INC. The Board of Directors recommends you vote "FOR" the election of each director nominee listed in Proposal 1. 1. Election of Directors Nominees: For Against Abstain 1a. Neil Campbell 1b. Celeste A. Clark, Ph.D. 1c. Shervin J. Korangy 1d. Alison E. Lewis 1e. Michael B. Sims 1f. Carlyn R. Taylor 1g. Dawn Zier The Board of Directors recommends you vote “FOR” Proposals 2, 3 and 4. For Against Abstain 2. Proposal to approve, on an advisory basis, named executive officer compensation. 3. Proposal to ratify the appointment of Ernst & Young LLP to act as registered independent accountants of the Company for the fiscal year ending June 30, 2026. 4. Proposal to approve an amendment to the 2022 Long Term Incentive and Stock Award Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.proxyvote.com. V77691-P37494 THE HAIN CELESTIAL GROUP, INC. Annual Meeting of Shareholders October 30, 2025, 12:30 p.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned shareholder(s), revoking all prior proxies, hereby appoint(s) Alison E. Lewis and Kristy M. Meringolo, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of THE HAIN CELESTIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:30 p.m. Eastern Time on October 30, 2025, at www.virtualshareholdermeeting.com/HAIN2025, and any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, and in the discretion of the proxies on such matters as may properly come before the meeting. Continued and to be signed on reverse side